                                                 Filed Pursuant to Rule424(b)(5)
                                                 File No. 333-36943
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 20, 1998)

                           $500,000,000 (APPROXIMATE)

                                      LOGO

                        GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

           GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1998-A

$320,870,000 (APPROXIMATE) 6.18% CERTIFICATES, CLASS A-1C         $87,750,000 (APPROXIMATE) 6.71% CERTIFICATES, CLASS A-1H
$ 16,695,000 (APPROXIMATE) 6.39% CERTIFICATES, CLASS A-2C         $18,070,000 (APPROXIMATE) 7.07% CERTIFICATES, CLASS A-2H
$ 12,980,000 (APPROXIMATE) 6.59% CERTIFICATES, CLASS A-3C         $ 9,680,000 (APPROXIMATE) 7.29% CERTIFICATES, CLASS A-3H
$  7,420,000 (APPROXIMATE) 7.02% CERTIFICATES, CLASS A-4C         $ 7,740,000 (APPROXIMATE) 8.26% CERTIFICATES, CLASS A-4H
$ 12,986,947 (APPROXIMATE) 7.65% CERTIFICATES, CLASS B-C          $ 5,808,053 (APPROXIMATE) 8.41% CERTIFICATES, CLASS B-H

                               ----------------

  The Certificates offered hereby will represent interests in Green Tree Recreational, Equipment & Consumer Trust 1998-A (the "Trust"), to be formed by Green Tree Financial Corporation ("Green Tree"). The Trust Property will consist primarily of two sub-pools (each a "Sub-Pool"), one of which ("Sub-Pool C") is comprised of retail installment sales contracts and promissory notes
(the "Consumer Product Contracts") for the purchase of a variety of consumer products and equipment (the "Products"), and the other of which ("Sub-Pool H") is comprised of closed-end home equity loans (the "Home Equity Contracts") and retail installment sales contracts and promissory notes financing home
                                                   (Continued on following page)

 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
  PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" ON PAGE S-24 HEREIN AND ON
   PAGE 13 IN THE ACCOMPANYING PROSPECTUS.

                               ----------------

   THE CERTIFICATES  REPRESENT INTERESTS  IN THE  TRUST ONLY  AND DO  NOT
     REPRESENT OBLIGATIONS  OF  OR  INTERESTS  IN  GREEN  TREE  OR  ANY
       AFFILIATE, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN.
                               ----------------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
    PASSED UPON  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS  SUPPLEMENT OR
      THE PROSPECTUS. ANY  REPRESENTATION TO  THE CONTRARY  IS A  CRIMINAL
       OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    Price to     Underwriting    Proceeds to
                                    Public(1)      Discount    Green Tree(1)(2)
-------------------------------------------------------------------------------
Per Class A-1C Certificate.....       100%           .34%           99.66%
-------------------------------------------------------------------------------
Per Class A-2C Certificate.....    99.984375%        .48%         99.504375%
-------------------------------------------------------------------------------
Per Class A-3C Certificate.....       100%           .65%           99.35%
-------------------------------------------------------------------------------
Per Class A-4C Certificate.....    99.984375%        .84%         99.144375%
-------------------------------------------------------------------------------
Per Class B-C Certificate......    99.984375%        .88%         99.104375%
-------------------------------------------------------------------------------
Per Class A-1H Certificate.....    99.984375%        .36%         99.624375%
-------------------------------------------------------------------------------
Per Class A-2H Certificate.....     99.96875%        .49%         99.47875%
-------------------------------------------------------------------------------
Per Class A-3H Certificate.....     99.96875%        .65%         99.31875%
-------------------------------------------------------------------------------
Per Class A-4H Certificate.....    99.984375%        .84%         99.144375%
-------------------------------------------------------------------------------
Per Class B-H Certificate......       100%           .88%           99.12%
-------------------------------------------------------------------------------
Total..........................  $499,970,610.65 $2,015,567.00 $497,955,043.65

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from and including March 31, 1998.
(2) Before deducting estimated expenses of $425,000 payable by Green Tree.
                               ----------------
  The Certificates are offered hereby by the Underwriters named below, subject to receipt and acceptance by the Underwriters and their right to reject any order in whole or in part. It is expected that delivery of the Certificates will be made on or about March 31, 1998 (the "Closing Date").
                               ----------------
LEHMAN BROTHERS                                              MERRILL LYNCH & CO.

The date of this Prospectus Supplement is March 20, 1998

(CONTINUED FROM PRECEDING PAGE)

improvements ("the Home Improvement Contracts" and, together with the Home Equity Contracts, the "Home Equity and Home Improvement Contracts"), including the right to receive payments due on the Home Equity and Home Improvement Contracts on or after the "Cutoff Date" (as defined herein). Most of the Home Equity and Home Improvement Contracts are secured by a subordinate lien on the related real estate, and certain of the Home Improvement Contracts are unsecured. Consumer Product Contracts originated through March 4, 1998 which will be included in Sub-Pool C are referred to herein as the "Initial Consumer Product Contracts." The Pooling and Servicing Agreement will provide that additional Consumer Product Contracts will be purchased from Green Tree by the Trust and included in Sub-Pool C on the Closing Date (the "Subsequent Consumer Product Contracts"). The Consumer Product Contracts and the Home Equity and Home Improvement Contracts are collectively referred to herein as the "Contracts". Green Tree will act as Servicer of the Contracts. Terms used and not otherwise defined herein have the meanings ascribed thereto in the Prospectus dated March 20, 1998 attached hereto (the "Prospectus").

  Distributions of interest and principal on the Sub-Pool C Certificates will be made primarily from amounts available in respect of the Consumer Product Contracts comprising Sub-Pool C, while distributions of interest and principal on the Sub-Pool H Certificates will be made primarily from amounts available in respect of the Home Equity and Home Improvement Contracts comprising Sub-Pool H.

  The Sub-Pool C Certificates will consist of five classes (each, a "Class"). The Class A-1C Certificates will evidence in the aggregate an 86.50% (approximate) undivided interest in Sub-Pool C; the Class A-2C Certificates will evidence in the aggregate an 4.50% (approximate) undivided interest in Sub-Pool C; the Class A-3C Certificates will evidence in the aggregate a 3.50% (approximate) undivided interest in Sub-Pool C; the Class A-4C Certificates will evidence in the aggregate a 2.00% (approximate) undivided interest in Sub-Pool C; and the Class B-C Certificates will evidence in the aggregate a 3.50% (approximate) undivided interest in Sub-Pool C.

  The rights of the holders of the Class A-2C, Class A-3C, Class A-4C and Class B-C Certificates to receive distributions on each Distribution Date will be subordinated to such rights of the Class A-1C Certificateholders; such rights of the holders of the Class A-3C, Class A-4C and Class B-C Certificates will be subordinated to such rights of the Class A-2C Certificateholders; such rights of the holders of the Class A-4C and Class B-C Certificates will be subordinated to such rights of the Class A-3C Certificateholders; and such rights of the Class B-C Certificateholders will be subordinated to such rights of the Class A-4C Certificateholders.

  The Class B-C Certificateholders will have the benefit of a Limited Guaranty of Green Tree to protect against losses that would otherwise be absorbed by the Class B-C Certificates. To the extent that available funds in the Sub-Pool C Collection Account are insufficient to distribute to the holders of the Class B-C Certificates the Class B-C Formula Distribution Amount (as described herein), Green Tree will be obligated to make a Guaranty Payment equal to the amount of such deficiency.

  The Sub-Pool H Certificates will consist of five classes. The Class A-1H Certificates will evidence in the aggregate a 68.00% (approximate) undivided interest in Sub-Pool H; the Class A-2H Certificates will evidence in the aggregate a 14.00% (approximate) undivided interest in Sub-Pool H; the Class A-3H Certificates will evidence in the aggregate a 7.50% (approximate) undivided interest in Sub-Pool H; the Class A-4H Certificates will evidence in the aggregate a 6.00% (approximate) undivided interest in the Sub-Pool H; and the Class B-H Certificates will evidence in the aggregate a 4.50% (approximate) undivided interest in Sub-Pool H.

  The rights of the holders of the Class A-2H, Class A-3H, Class A-4H and Class B-H Certificates to receive distributions on each Distribution Date will be subordinated to such rights of the Class A-1H Certificateholders; such rights of the holders of the Class A-3H, lass A-4H and Class B-H Certificates will be subordinated to such rights of the Class A-2H Certificateholders; such rights of the holders of the Class A-4H and Class B-H Certificates will be subordinated to such rights of the Class A-3H Certificateholders; and such rights of the Class B-H Certificateholders will be subordinated to such rights of the Class A-4H Certificateholders.

  The Class B-H Certificateholders will have the benefit of a Limited Guaranty of Green Tree to protect against losses that would otherwise be absorbed by the Class B-H Certificates. To the extent that available funds in the Sub-Pool H Collection Account are insufficient to distribute to the holders of the Class B-H Certificates the Class B-H Formula Distribution Amount (as described herein), Green Tree will be obligated to make a Guaranty Payment equal to the amount of such deficiency.

  Principal and interest are payable on the 15th day of each month (or, if the 15th day is not a business day, the next business day thereafter) (a "Distribution Date"), beginning in April 1998.
  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein.

  There currently is no secondary market for the Certificates. The Underwriters expect, but are not obligated, to make a market in the Certificates. There is no assurance that any such market will develop or continue.
                                --------------

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to First Trust National Association, as Trustee, and Cede & Co., as registered holder of the Certificates and the nominee of DTC. See "Description of Certificates-- Statements to Certificateholders," herein and "Certain Information Regarding the Certificates--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus. Certificate Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Administration, Structured Finance. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the accompanying Prospectus.

Issuer........................  Green Tree Recreational, Equipment & Consumer
                                Trust 1998-A (the "Trust"), to be formed on or about March 31, 1998 (the "Closing Date"), by Green Tree Financial Corporation ("Green Tree") pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Agreement"), between Green Tree, as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer") and First Trust National Association, as Trustee.

Servicer......................  Green Tree Financial Corporation. See "Green
                                Tree Financial Corporation" in the accompanying Prospectus.

Trustee.......................  First Trust National Association, St. Paul,
                                Minnesota (the "Trustee"). See "Description of the Trust Documents--The Trustee" in the accompanying Prospectus.

Sub-Pool C Principal            $370,951,947 (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-1C Principal   $320,870,000 (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-2C Principal   $16,695,000 (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-3C Principal   $12,980,000 (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-4C Principal   $7,420,000 (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class B-C Principal    $12,986,947 (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Class A-1C Pass-Through         6.18% per annum, computed on the basis of a
Rate..........................  360-day year of twelve 30-day months.

Class A-2C Pass-Through         6.39% per annum, computed on the basis of a
Rate..........................  360-day year of twelve 30-day months.

Class A-3C Pass-Through         6.59% per annum, computed on the basis of a
Rate..........................  360-day year of twelve 30-day months.

Class A-4C Pass-Through         7.02% per annum, computed on the basis of a
Rate..........................  360-day year of twelve 30-day months.

Class B-C Pass-Through Rate...  7.65% per annum, computed on the basis of a
                                360-day year of twelve 30-day months.

Sub-Pool H Principal            $129,048,053 (Approximate, subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-1H Principal   $87,750,000 (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-2H Principal   $18,070,000 (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-3H Principal   $9,680,000 (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class A-4H Principal   $7,740,000 (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Original Class B-H Principal    $5,808,053 (Approximate. Subject to a permitted
Balance.......................  variance of plus or minus 5%).

Class A-1H Pass-Through         6.71% per annum, computed on the basis of a
Rate..........................  360-day year of twelve 30-day months.

Class A-2H Pass-Through         7.07% per annum, computed on the basis of a
Rate..........................  360-day year of twelve 30-day months.

Class A-3H Pass-Through         7.29% per annum, computed on the basis of a
Rate..........................  360-day year of twelve 30-day months.

Class A-4H Pass-Through         8.26% per annum, computed on the basis of a
Rate..........................  360-day year of twelve 30-day months.

Class B-H Pass-Through Rate...  8.41% per annum, computed on the basis of a
                                360-day year of twelve 30-day months.

Distribution Date.............  The 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business Day), beginning April 15, 1998. A "Business Day" is a day on which banking institutions in Minneapolis or St. Paul, Minnesota or in New York, New York, are not required or authorized by law to be closed.

Record Date...................  The Business Day immediately preceding the related Distribution Date.

Description of Certificates...  The Class A-1C, Class A-2C, Class A-3C, Class
                                A-4C and Class B-C Certificates (collectively, the "Sub-Pool C Certificates") and the Class A-1H, Class A-2H, Class A-3H, Class A-4H and Class B-H Certificates (collectively, the "Sub-Pool H Certificates") represent fractional undivided interests in the Trust (the Sub-Pool C Certificates and the Sub-Pool H Certificates are collectively referred to as the "Certificates"). Distributions of interest and principal on the Sub-Pool C Certificates will be made primarily from amounts available in respect of the Consumer Product Contracts comprising Sub-Pool C, while distributions of interest and principal on the Sub-Pool H Certificates will be made primarily from amounts available in respect of the Home Equity and Home Improvement Contracts comprising Sub-Pool H. The rights of the holders of each Class of Certificates will be subordinated to the rights of the holders of each Class of Certificates in the same Sub-Pool with a prior numeric or alphabetical designation, in the manner and to the extent described herein.

The Trust Property............  Each Certificate will represent a fractional undivided interest in the Trust. The Trust's assets (the "Trust Property") will consist primarily of two sub-pools (each a "Sub-Pool"), one of which ("Sub-Pool C") is comprised of retail installment sales contracts and promissory notes (the "Consumer Product Contracts") for the purchase of a variety of consumer products and equipment (the "Products"), and the other of which ("Sub-Pool H") is comprised of closed-end home equity loans (the "Home Equity Contracts") and retail installment sales contracts and promissory notes financing home improvements ("the Home Improvement Contracts" and, together with the Home Equity Contracts, the "Home Equity and Home Improvement Contracts"), including the right to receive payments due on the Contracts on or after the "Cutoff Date" (as defined below). The Trust Property will also include an assignment of Green Tree's security interests in the Products and of the right to receive proceeds from claims on certain insurance policies covering the Products or the Obligors (as defined herein); the Collection Accounts, including all investments therein, all income from the investment of funds therein and all proceeds thereof; the security interests in the Spread Accounts and the Reserve Accounts; and certain other rights under the Agreement. The Contracts will be transferred by Green Tree to the Trust pursuant to the Agreement, and Green Tree will be obligated to repurchase Contracts (each, a "Purchased Contract") upon the occurrence of certain breaches of representations and warranties thereunder. See "The Trust" herein.

Cutoff Date...................  The "Cutoff Date" will be (i) March 1, 1998 (or the date of origination, if later), with respect to all Home Improvement and Home Equity Contracts that had a first scheduled payment due prior to April 1, 1998, (ii) March 1, 1998 (or the date of origination, if later) with respect to those Consumer Product Contracts (the "Initial Consumer Product Contracts") originated by Green Tree prior to March 1, 1998 and that had a first scheduled payment due prior to April 1, 1998, (iii) April 1, 1998 with respect to those Initial Consumer Product Contracts and those Home Equity and Home Improvement Contracts that had a first scheduled payment due in April 1998, and (iv) April 1, 1998 with respect to the Subsequent Consumer Product Contracts.

Consumer Product Contracts....  The Consumer Product Contracts were originated or purchased by Green Tree in the ordinary course of business. This Prospectus Supplement contains information regarding the Initial Consumer

                                Product Contracts. The Subsequent Consumer
                                Product Contracts will be purchased by the Trust on the Closing Date. As of the Cutoff Date, the Initial Consumer Product Contracts had a weighted average annual percentage rate of 10.44% and a weighted average remaining maturity of approximately 107 months. As of the Cutoff Date, no Initial Consumer Product Contract had a scheduled maturity prior to December 1998 and no Initial Consumer Product Contract was more than 30 days past due. The final scheduled payment date on the Initial Consumer Product Contract with the latest maturity occurs in March 2018. The Consumer Product Contracts are generally prepayable at any time without penalty to the person or persons who are obligated to make payments thereunder (each, an "Obligor"). See "The Contract Pool" herein and "The Contracts" in the accompanying Prospectus.

Distributions on Sub-Pool C     On each Distribution Date, distributions on the
Certificates..................  Sub-Pool C Certificates will be made first to the holders of the Class A-1C Certificates, then to the holders of the Class A-2C
                                Certificates, then to the holders of the Class
                                A-3C Certificates, then to the holders of the Class A-4C Certificates and then to the holders of the Class B-C Certificates, in the manner described below.

  A. Class A-1C Interest......  Interest on the outstanding Class A-1C
                                Principal Balance will accrue at the Class A-1C Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-1C Principal Balance" as of any Distribution Date will be the Original Class A-1C Principal Balance minus all amounts previously distributed to the Class A-1C
                                Certificateholders in respect of principal.

                                Interest will be paid on the Class A-1C
                                Certificates to the extent of the Sub-Pool C
                                Amount Available (as defined below) in the Sub-Pool C Collection Account on each Distribution Date (as described under "Description of the Certificates" herein). In the event the Sub-Pool C Amount Available in the Sub-Pool C Collection Account and any withdrawals from the Sub-Pool C Reserve Account are not sufficient to make a full distribution of interest on the Class A-1C Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1C Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

                                The "Sub-Pool C Amount Available" on each
                                Distribution Date generally includes payments on the Consumer Product Contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, and all collections in respect of principal on the Consumer Product Contracts received during the current month up to and including the third Business Day prior to such Distribution Date (but in no event later than the 10th day of the month in which the Distribution Date occurs), any amounts deposited in respect of Purchased Consumer Product Contracts, the Class B-C Guaranty Payment, if any, and all earnings from the investment of funds in the Sub-Pool C Collection Account, minus, with respect to all Distribution Dates other than the Distribution Date in April 1998, all collections of principal on the Consumer Product Contracts received during the preceding month up to and including the third Business Day prior to the preceding Distribution Date (but in no event later than the 10th day of the prior month).

  B. Class A-1C Principal.....  Class A-1C Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account after payment of all interest payable on the Class A-1C Certificates, an amount equal to the sum of 86.50% (approximate) of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-1C Principal Shortfall (as described under "Description of the Certificates--Class A-1C Principal"), if any, for such Distribution Date. In the event the Sub-Pool C Amount Available in the Sub-Pool C Collection Account is not sufficient to make a full distribution of principal on the Class A-1C Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool C Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-1C Principal Shortfall.

                                The "Sub-Pool C Formula Principal Distribution Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period (as defined below), in each case computed in accordance with the method specified in each Consumer Product Contract:

                                   (i) all scheduled payments of principal due on each outstanding Consumer Product Contract during the related Monthly Period (after adjustments for previous Partial Principal Prepayments and after any adjustments to a Consumer Product Contract's amortization schedule as a result of a bankruptcy or similar proceeding involving the related Obligor),

                                   (ii) the Scheduled Principal Balance (as defined below) of each Consumer Product Contract which, during the related Monthly Period, was purchased by Green Tree pursuant to the Agreement on account of a breach of a representation or warranty,

                                   (iii) all Partial Principal Prepayments
                                   applied and all Principal Prepayments in Full received on Consumer Product Contracts during the related Monthly Period,

                                   (iv) the Scheduled Principal Balance of
                                   each Consumer Product Contract that became a Liquidated Contract (as defined below) during the related Monthly
                                  Period, plus the amounts of any reduction in the outstanding principal balance of a Consumer Product Contract during such Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor,

                                  (v) with respect to the Distribution Date in April 1998, an amount equal to the Excess Proceeds (as defined below), plus

                                  (vi) all collections in respect of principal on the Consumer Products Contracts received during the current month up to and including the third business day prior to such Distribution Date (but in no event later than the 10th day of the month in which such Distribution Date occurs), minus

                                  (vii) with respect to all Distribution Dates other than the Distribution Date in April 1998, all collections of principal on the Consumer Product Contracts received during the related Monthly Period up to and including the third business day prior to the preceding Distribution Date (but in no event later than the 10th day of the prior month).

                                "Excess Proceeds" means an amount equal to the excess, if any, of (a) the aggregate of the original Class A-1C, Class A-2C, Class A-3C, Class A-4C and Class B-C Principal Balances over (b) the Cutoff Date Principal Balance of all the Consumer Product Contracts. A "Monthly Period" with respect to a Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, and after giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Consumer Product Contract through the date of disposition of the related Product have been recovered or any defaulted Consumer Product Contract in respect of which the related Product has been realized upon and disposed of and the proceeds of such disposition have been received. See "Description of the Certificates--Distributions" herein.

  C. Class A-2C Interest......  Interest on the outstanding Class A-2C
                                Principal Balance will accrue at the Class A-2C Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-2C Principal Balance" as of any Distribution Date will be the Original Class A-2C Principal Balance minus all amounts previously distributed to the Class A-2C
                                Certificateholders in respect of principal, and minus any Class

                                A-2C Principal Liquidation Loss (described under "Description of the Certificates--Losses on Liquidated Contracts").

                                Interest will be paid on the Class A-2C
                                Certificates to the extent of the Sub-Pool C
                                Amount Available in the Sub-Pool C Collection Account on each Distribution Date, after payment of all interest and principal then payable on the Class A-1C Certificates. In the event such remaining Sub-Pool C Amount Available in the Sub-Pool C Collection Account and any withdrawals from the Sub-Pool C Spread Account and the Sub-Pool C Reserve Account are not sufficient to make a full distribution of interest on the Class A-2C Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2C Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

  D. Class A-2C Principal.....  Class A-2C Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account after payment of all interest and principal then payable on the Class A-1C Certificates and after payment of all interest then payable on the Class A-2C Certificates, the sum of 4.50% (approximate) of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-2C Principal Shortfall, if any, for such Distribution Date. In the event the Sub-Pool C Amount Available in the Sub-Pool C Collection Account is not sufficient to make a full distribution of principal on the Class A-2C Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool C Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-2C Principal Shortfall.

  E. Class A-3C Interest......  Interest on the outstanding Class A-3C
                                Principal Balance will accrue at the Class A-3C Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-3C Principal Balance" as of any Distribution Date will be the Original Class A-3C Principal Balance minus all amounts previously distributed to the Class A-3C
                                Certificateholders in respect of principal, and minus any Class A-3C Principal Liquidation Loss (described under "Description of the Certificates--Losses on Liquidated Contracts").

                                Interest will be paid on the Class A-3C
                                Certificates to the extent of the Sub-Pool C
                                Amount Available in the Sub-Pool C Collection Account on each Distribution Date, after payment of all interest and principal then payable on the Class A-2C Certificates. In the event such remaining Sub-Pool C Amount Available in the Sub-Pool C Collection Account and any withdrawals from the Sub-Pool C Spread Account and the Sub-Pool C Reserve Account are not sufficient to make a full distribution of interest on the Class A-3C Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amounts so carried forward will bear interest at the Class A-3C Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates" herein.

  F. Class A-3C Principal.....  Class A-3C Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account after payment of all interest and principal then payable on the Class A-2C Certificates and the payment of all interest then payable on the Class A-3C Certificates, the sum of 3.50% (approximate) on the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-3C Principal Shortfall, if any, for such Distribution Date. In the event the Sub-Pool C Amount Available in the Sub-Pool C Collection Account is not sufficient to make a full distribution of principal on the Class A-3C Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool C Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-3C Principal Shortfall.

  G. Class A-4C Interest......  Interest on the outstanding Class A-4C
                                Principal Balance will accrue at the Class A-4C Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-4C Principal Balance" as of any Distribution Date will be the Original Class A-4C Principal Balance minus all amounts previously distributed to the Class A-4C
                                Certificateholders in respect of principal, and minus any ClassA-4C Principal Liquidation Loss (described under "Description of the Certificates--Losses on Liquidated Contracts").

                                Interest will be paid on the Class A-4C
                                Certificates to the extent of the Sub-Pool C
                                Amount Available in the Sub-Pool C Collection Account on each Distribution Date, after payment of all interest and principal then payable on the Class A-3C Certificates. In the event such remaining Sub-Pool C Amount Available in the Sub-Pool C Collection Account and any withdrawals from the Sub-Pool C Spread Account and the Sub-Pool C Reserve Account are not sufficient to make a full distribution of interest on the Class A-4C Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest to the Class A-4C Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates" herein

  H. Class A-4C Principal.....  Class A-4C Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account after payment of all interest and principal then payable on the Class A-3C Certificates and after payment of all interest then payable on the Class A-4C Certificates, the sum of 2.00% (approximate) of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-4C Principal Shortfall, if any, for such Distribution Date. In the event the Sub-Pool C Amount Available in the Sub-Pool C Collection Account is not sufficient to make a full distribution of principal on the Class A-4C Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool C Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-4C Principal Shortfall.

  I. Class B-C Interest.......  Interest on the outstanding Class B-C Principal
                                Balance will accrue at the Class B-C Pass-
                                Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class B-C Principal Balance" as of any Distribution Date will be the Original Class B-C Principal Balance minus all amounts previously distributed to the Class B-C Certificateholders in respect of principal, and minus any Class B-C Principal Liquidation Loss (described under "Description of the Certificates--Losses on Liquidated Contracts").

                                Interest will be paid on the Class B-C
                                Certificates to the extent of the Sub-Pool C
                                Amount Available in the Sub-Pool C Collection Account on each Sub-Pool C Distribution Date, after payment of all interest and principal then payable on the Class A-4C Certificates. In the event such remaining Sub-Pool C Amount Available in the Sub-Pool C Collection Account is not sufficient to make a full distribution of interest on the Class B-C Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class B-C Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates" herein.

  J. Class B-C Principal......  Class B-C Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account after payment of all interest and principal then payable on the Class A-4C Certificates and after payment of all interest then payable on the Class B-C Certificates, the sum of 3.50% (approximate) of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class B Principal Shortfall, if any, for such Distribution Date.

Sub-Pool C Spread Account.....  The Class A-2C, Class A-3C and Class A-4C
                                Certificateholders will have the benefit of a separate sub-account for each Class contained in an account (the "Sub-Pool C Spread Account") to be held by the Trustee. On any Distribution Date, if the Sub-Pool C Amount Available (after making all distributions on each Class of Sub-Pool C Certificates with a prior numeric designation) is insufficient to distribute all interest then payable on any such Class, the Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Sub-Pool C Collection Account for distribution to the applicable Class.

                                On the Closing Date, the amount on deposit in each of the Class A-2C, Class A-3C and Class A-4C sub-accounts will be zero. On each Distribution Date, the Trustee will deposit all funds remaining in the Sub-Pool C Collection Account, after distribution of all interest and principal then payable on the Sub-Pool C Certificates, first to the Class A-2C sub-account, then to the Class A-3C sub-account and then to the Class A-4C sub-account, until the amounts on deposit in such sub-accounts equal 0.14%, 0.06% and 0.04%, respectively, of the Sub-Pool C Scheduled Principal Balance on such Distribution Date (subject to reduction as provided in, and to the other terms and conditions contained in, the Agreement). If any sub-account is drawn upon, it will be replenished to the extent provided in the Agreement. The Sub-Pool C Spread Account is not, and shall not under any circumstances be deemed to be, included in the Trust. See "Description of the Certificates--The Spread Accounts."

Sub-Pool C Reserve Account....  The Class A-1C, Class A-2C, Class A-3C and
                                Class A-4C Certificateholders will have the benefit of an account (the "Sub-Pool C Reserve Account") to be held by the Trustee. On any Distribution Date, if the Sub-Pool C Amount Available (after making all distributions on each Class of Sub-Pool C Certificates with a prior numeric designation) is insufficient to distribute all interest or principal then payable on any such Class (after making appropriate draws upon the Sub-Pool C Spread Account in respect of interest), the Trustee will withdraw the amount of the deficiency from the Sub-Pool C Reserve Account (or the amount on deposit in the Sub-Pool C Reserve Account, if less) and deposit such amount in the Sub-Pool C Collection Account for distribution to the applicable Class.

                                On the Closing Date, the amount on deposit in the Sub-Pool C Reserve Account will be zero. On each Distribution Date, the Trustee will deposit all funds remaining in the Sub-Pool C Collection Account, after distribution of all interest and principal then payable on the Sub-Pool C Certificates and all required deposits into the Sub-Pool C Spread Account, until the amount on deposit in the Sub-Pool C Reserve Account equals $5,564,279 (1.5% of the aggregate original Principal Balance of the Sub-Pool C Certificates) (subject to reduction as provided in, and to the other terms and conditions contained in, the Agreement). If the Sub-Pool C Reserve Account is drawn upon, it will be replenished to the extent provided in the Agreement. The Sub-Pool C Reserve Account is not, and shall not under any circumstances be deemed to be, included in the Trust. See "Description of the Certificates--The Reserve Accounts."

Home Equity and Home
 Improvement Contracts........
                                The Home Equity and Home Improvement Contracts were originated or purchased by Green Tree in the ordinary course of business. As of the Cutoff Date, the Home Equity and Home Improvement Contracts had a weighted average annual percentage rate of 14.61% and a weighted average remaining maturity of approximately 206 months. As of the Cutoff Date, no Home Equity and Home Improvement Contract had a scheduled maturity prior to December 1998 and no Home Equity and Home Improvement Contract was more than 30 days past due. The final scheduled payment date on the Home Equity and Home Improvement Contract with the latest maturity occurs in March 2028. Home Equity and Home Improvement Contracts are generally prepayable at any time without penalty to the Obligor. See "The Contract Pool" herein and "The Contracts" in the accompanying Prospectus.

Distributions on Sub-Pool H     On each Distribution Date, distributions on the
Certificates..................  Sub-Pool H Certificates will be made first to the holders of the Class A-1H Certificates, then to the holders of the Class A-2H
                                Certificates, then to the holders of the Class
                                A-3H Certificates, then to the holders of the Class A-4H Certificates and then to the holders of the Class B-H Certificates, in the manner described below.

  A. Class A-1H Interest......  Interest on the outstanding Class A-1H
                                Principal Balance will accrue at the Class A-1 Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-1H Principal Balance" as of any Distribution Date will be the Original Class A-1H Principal Balance minus all amounts previously distributed to the Class A-1H
                                Certificateholders in respect of principal.

                                Interest will be paid on the Class A-1H
                                Certificates to the extent of the Sub-Pool H
                                Amount Available (as defined below) in the Sub-Pool H Collection Account on each Distribution Date (as described under "Description of the Certificates" herein). In the event the Sub-Pool H Amount Available in the Sub-Pool H Collection Account and any withdrawals from the Sub-Pool H Reserve Account are not sufficient to make a full distribution of interest on the Class A-1H Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1H Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

                                The "Sub-Pool H Amount Available" on each
                                Distribution Date generally includes payments on the Home Equity and Home Improvement Contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Home Equity and Home Improvement Contracts, the Class B-H Guaranty Payment, if any, and all earnings from the investment of funds in the Sub-Pool H Collection Account.

  B. Class A-1H Principal.....  Class A-1H Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account after payment of all interest payable on the Class A-1H Certificates, an amount equal to the sum of 68.00% (approximate) of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-1H Principal Shortfall (as described under "Description of the Certificates--Class A-1H Principal"), if any, for such Distribution Date. In the event the Sub-Pool H Amount Available in the Sub-Pool H Collection Account is not sufficient to make a full distribution of principal on the Class A-1H Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool H Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-1H Principal Shortfall.

                                The "Sub-Pool H Formula Principal Distribution Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period (as defined below), in each case computed in accordance with the method specified in each Home Equity and Home Improvement Contract:

                                   (i) all scheduled payments of principal due on each outstanding Home Equity and Home Improvement Contract during the related Monthly Period (after adjustments for previous Partial Principal Prepayments and after any adjustments to a Home Equity and Home Improvement Contract's amortization schedule as a result of a bankruptcy or similar proceeding involving the related Obligor),

                                   (ii) the Scheduled Principal Balance (as defined below) of each Home Equity and Home Improvement Contract which, during the related Monthly Period, was purchased by Green Tree pursuant to the Agreement on account of a breach of a representation or warranty,

                                   (iii) all Partial Principal Prepayments
                                   applied and all Principal Prepayments in Full received during the related Monthly Period, plus

                                   (iv) the Scheduled Principal Balance of
                                   each Home Equity and Home Improvement
                                   Contract that became a Liquidated Contract
                                   (as defined below) during the related
                                   Monthly Period, plus the amounts of any
                                   reduction in the outstanding principal
                                   balance of a Home Equity and Home
                                   Improvement Contract during such Monthly
                                   Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor.

                                A "Monthly Period" with respect to a
                                Distribution Date is the calendar month
                                immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Home Equity and Home Improvement Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, and after giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Home Equity and Home Improvement Contract through the date of disposition of the related real estate (if applicable) have been recovered or any defaulted Home Equity and Home Improvement Contract in respect of which the related real property (if applicable) has been realized upon and disposed of and the proceeds of such disposition have been received. See "Description of the Certificates-- Distributions" herein.

  C. Class A-2H Interest......  Interest on the outstanding Class A-2H
                                Principal Balance will accrue at the Class A-2 Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-2H Principal Balance" as of any Distribution Date will be the Original Class A-2H Principal Balance minus all amounts previously distributed to the Class A-2H
                                Certificateholders in respect of principal, and minus any Class A-2H Principal Liquidation Loss (described under "Description of the Certificates--Losses on Liquidated Contracts").

                                Interest will be paid on the Class A-2H
                                Certificates to the extent of the Sub-Pool H
                                Amount Available in the Sub-Pool H Collection Account on each Distribution Date, after payment of all interest and principal then payable on the Class A-1H Certificates. In the event such remaining Sub-Pool H Amount Available in the Sub-Pool H Collection Account and any withdrawals from the Sub-Pool H Spread Account and the Sub-Pool H Reserve Account are not sufficient to make a full distribution of interest on the Class A-2H Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2H Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

  D. Class A-2H Principal.....  Class A-2H Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account after payment of all interest and principal then payable on the Class A-1H Certificates and after payment of all interest then payable on the Class A-2H Certificates, the sum of 14.00% (approximate) of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-2H Principal Shortfall, if any, for such Distribution Date. In the event the Sub-Pool H Amount Available in the Sub-Pool H Collection Account is not sufficient to make a full distribution of principal on the Class A-2H Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool H Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-2H Principal Shortfall.

  E. Class A-3H Interest......  Interest on the outstanding Class A-3 Principal
                                Balance will accrue at the Class A-3 Pass-
                                Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-3H Principal Balance" as of any Distribution Date will be the Original Class A-3H Principal Balance minus all amounts previously distributed to the Class A-3H Certificateholders in respect of principal, and minus any Class A-3H Principal Liquidation Loss (described under "Description of the Certificates--Losses on Liquidated Contracts").

                                Interest will be paid on the Class A-3H
                                Certificates to the extent of the Sub-Pool H
                                Amount Available in the Sub-Pool H Collection Account on each Distribution Date, after payment of all interest and principal then payable on the Class A-2H Certificates. In the event such remaining Sub-Pool H Amount Available in the Sub-Pool H Collection Account and any withdrawals from the Sub-Pool H Spread Account and the Sub-Pool H Reserve Account are not sufficient to make a full distribution of interest on the Class A-3H Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amounts so carried forward will bear interest at the Class A-3H Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates" herein.

  F. Class A-3H Principal.....  Class A-3H Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection

                                Account after payment of all interest and principal then payable on the Class A-2H Certificates and the payment of all interest then payable on the Class A-3H Certificates, the sum of 7.50% (approximate) on the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-3H Principal Shortfall, if any, for such Distribution Date. In the event the Sub-Pool H Amount Available in the Sub-Pool H Collection Account is not sufficient to make a full distribution of principal on the Class A-3H Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool H Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-3H Principal Shortfall.

  G. Class A-4H Interest......  Interest on the outstanding Class A-4H
                                Principal Balance will accrue at the Class A-4H Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-4H Principal Balance" as of any Distribution Date will be the Original Class A-4H Principal Balance minus all amounts previously distributed to the Class A-4H
                                Certificateholders in respect of principal, and minus any ClassA-4H Principal Liquidation Loss (described under "Description of the Certificates--Losses on Liquidated Contracts").

                                Interest will be paid on the Class A-4H
                                Certificates to the extent of the Sub-Pool H
                                Amount Available in the Sub-Pool H Collection Account on each Distribution Date, after payment of all interest and principal then payable on the Class A-3H Certificates. In the event such remaining Sub-Pool H Amount Available in the Sub-Pool H Collection Account and any withdrawals from the Sub-Pool H Spread Account and the Sub-Pool H Reserve Account are not sufficient to make a full distribution of interest on the Class A-4H Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest to the Class A-4H Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates" herein.

  H. Class A-4H Principal.....  Class A-4H Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account after payment of all interest and principal then payable on the Class A-3H Certificates and after payment of all interest then payable on the Class A-4H Certificates, the sum of 6.00% (approximate) of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-4H Principal Shortfall, if any, for such Distribution Date. In the event the Sub-Pool H Amount Available in the Sub-Pool H Collection Account is not sufficient to make a full distribution of principal on the Class A-4H Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool H Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-4H Principal Shortfall.

  I. Class B-H Interest.......  Interest on the outstanding Class B-H Principal
                                Balance will accrue at the Class B-H Pass-
                                Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class B-H Principal Balance" as of any Distribution Date will be the Original Class B-H Principal Balance minus all amounts previously distributed to the Class B-H Certificateholders in respect of principal, and minus any Class B-H Principal Liquidation Loss (described under "Description of the Certificates--Losses on Liquidated Contracts").

                                Interest will be paid on the Class B-H
                                Certificates to the extent of the Sub-Pool H
                                Amount Available in the Sub-Pool H Collection Account on each Distribution Date, after payment of all interest and principal then payable on the Class A-4H Certificates. In the event such remaining Sub-Pool H Amount Available in the Sub-Pool H Collection Account is not sufficient to make a full distribution of interest on the Class B-H Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class B-H Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates" herein.

  J. Class B-H Principal......  Class B-H Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account after payment of all interest and principal then payable on the Class A-4H Certificates and after payment of all interest then payable on the Class B-H Certificates, the sum of 4.50% (approximate) of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class B-H Principal Shortfall, if any, for such Distribution Date.

Sub-Pool H Spread Account.....  The Class A-2H, Class A-3H and Class A-4H
                                Certificateholders will have the benefit of a separate sub-account for each Class contained in an account (the "Sub-Pool H Spread Account") to be held by the Trustee. On any Distribution Date, if the Sub-Pool H Amount Available (after making all distributions on each Class of Sub-Pool H Certificates with a prior numeric designation) is insufficient to distribute all interest then payable on any such Class the Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Sub-Pool H Collection Account for distribution to the applicable Class.

                                On the Closing Date, the amount on deposit in each of the Class A-2H, Class A-3H and Class A-4H sub-accounts will be zero. On each Distribution Date, the Trustee will deposit all funds remaining in the Sub-Pool H Collection Account, after distribution of all interest and principal then payable on the Sub-Pool H Certificates, first to the Class A-2H sub-account, then to the Class A-3H sub-account and then to the Class A-4H sub-account, until the amounts on deposit in such sub-accounts equal 0.49%, 0.27% and 0.25%, respectively, of the Sub-Pool H Scheduled Principal Balance on such Distribution Date (subject to reduction as provided in, and to the other terms and conditions contained in, the Agreement). If any sub-account is drawn upon, it will be replenished to the extent provided in the Agreement. The Sub-Pool H Spread Account is not, and shall not under any circumstances be deemed to be, included in the Trust. See "Description of the Certificates--The Spread Accounts."

Sub-Pool H Reserve Account....  The Class A-1H, Class A-2H, Class A-3H and
                                Class A-4H Certificateholders will have the benefit of an account (the "Sub-Pool H Reserve Account") to be held by the Trustee. On any Distribution Date, if the Sub-Pool H Amount Available (after making all distributions on each Class of Sub-Pool H Certificates with a prior numeric designation) is insufficient to distribute all interest or principal then payable on any such Class (after making appropriate draws upon the Sub-Pool H Spread Account in respect of interest), the Trustee will withdraw the amount of the deficiency from the Sub-Pool H Reserve Account (or the amount on deposit in the Sub-Pool H Reserve Account, if less) and deposit such amount in the Sub-Pool H Collection Account for distribution to the applicable Class.

                                On the Closing Date, the amount on deposit in the Sub-Pool H Reserve Account will be zero. On each Distribution Date, the Trustee will deposit all funds remaining in the Sub-Pool H Collection Account, after distribution of all interest and principal then payable on the Sub-Pool H Certificates and all required deposits into the Sub-Pool H Spread Account, until the amount on deposit in the Sub-Pool H Reserve Account equals $1,935,721 (1.5% of the aggregate original Principal Balance of the Sub-Pool H Certificates) (subject to reduction as provided in, and to the other terms and conditions contained in, the Agreement). If the Sub-Pool H Reserve Account is drawn upon, it will be replenished to the extent provided in the Agreement. The Sub-Pool H Reserve Account is not, and shall not under any circumstances be deemed to be, included in the Trust. See "Description of the Certificates--The Reserve Accounts."

Limited Guaranty..............  In order to mitigate the effect of the subordination of the Class B-C Certificates and the effect of liquidation losses on the Consumer Product Contracts, the Class B-C Certificateholders are entitled to receive on each Distribution Date the amount equal to the Class B-C Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Class B-C Guaranty Payment for any Distribution Date will equal the difference, if any, between the Class B-C Formula Distribution Amount (equal to accrued and unpaid interest on the Class B-C Certificates, plus 3.50% (approximate) of the Sub-Pool C Formula Principal Distribution Amount, plus any Unpaid Class B-C Principal Shortfall for such Distribution Date) and the remaining Sub-Pool C Amount Available in the Sub-Pool C Collection Account after distribution of all interest and principal payable on the Class A-4C Certificates.

                                In order to mitigate the effect of the
                                subordination of the Class B-H Certificates and the effect of liquidation losses on the Home Equity and Home Improvement Contracts, the Class B-H Certificateholders are entitled to receive on each Distribution Date the amount equal to the Class B-H Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Class B-H Guaranty Payment for any Distribution Date will equal the difference, if any, between the Class B-H Formula Distribution Amount (equal to accrued and unpaid interest on the Class B Certificates, plus 4.50% (approximate) of the Sub-Pool H Formula Principal Distribution Amount, plus any Unpaid Class B-H Principal Shortfall for such Distribution Date) and the remaining Sub-Pool H Amount Available in the Sub-Pool H after distribution of all interest and principal payable on the Class A-4H Certificates.

                                Green Tree's senior debt securities were recently downgraded by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") to "BBB-" and by Fitch IBCA Inc. ("Fitch") to BBB, which has been reflected in the ratings assigned to the Class B-C and Class B-H Certificates. See "Ratings" below.

Optional Prepayment...........  Green Tree and the Servicer will each have the option to purchase the Consumer Product
                                Contracts after the Sub-Pool C Scheduled
                                Principal Balance declines to 10% or less of the Cutoff Date Sub-Pool C Principal Balance, and the option to purchase the Home Equity and Home Improvement Contracts after the Sub-Pool H Scheduled Principal Balance declines to 10% or less of the Cut-off Date Sub-Pool H Principal Balance, in each case subject to certain provisions in the Agreement. If such option is exercised, the affected Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Principal Balance, together with accrued interest at the Pass-Through Rate, and the Certificates will be retired. See "Description of the Certificates-- Optional Prepayment."

Tax Status....................  In the opinion of counsel to Green Tree, the
                                Trust will be classified as two sub-trusts, each of which qualifies as a grantor trust for federal and Minnesota income tax purposes and not as an association or a publicly traded partnership which is taxable as a corporation, and neither the Trust nor any portion thereof will constitute a taxable mortgage pool taxable as a corporation. Each Certificateholder will be treated for such purposes as the owner of an undivided interest in the related Sub-Pool and other related Trust Property. Accordingly, each Certificateholder must report on its federal income tax return its share of the income from the related Sub-Pool and other related Trust Property and, subject to limitations on deductions by individuals, estates and trusts, may deduct its share of the reasonable fees paid by the Trust, determined in accordance with such Certificateholder's tax accounting method. In addition, it is anticipated that the Certificates may constitute stripped bonds within the meaning of the Code. See "Certain Federal and State Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" and "Certain State Income Tax Consequences" in the accompanying Prospectus.

ERISA Considerations..........  Subject to the conditions described herein, the
                                Class A-1C Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No transfer of a Class A-2C, Class A-3C, Class A-4C or Class B-C Certificate or a Sub-Pool H Certificate will be permitted to be made to any employee benefit plan subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"). See "ERISA Considerations" herein and in the Prospectus.


Ratings.......................  It is a condition to the issuance of the
                                Certificates that:

                                the Class A-1C Certificates be rated "AAA" by S&P and "AAA" by Fitch;

                                the Class A-2C Certificates be rated at least "AA" by S&P and at least "AA" by Fitch;

                                the Class A-3C Certificates be rated at least "A" by S&P and at least "A+" by Fitch;

                                the Class A-4C Certificates be rated at least "BBB" by S&P and at least "BBB" by Fitch;

                                the Class B-C Certificates be rated at least
                                "BBB -" by S&P and at least "BBB" by Fitch;

                                the Class A-1H Certificates be rated "AAA" by S&P and "AAA" by Fitch;

                                the Class A-2H Certificates be rated at least "AA" by S&P and at least "AA" by Fitch;

                                the Class A-3H Certificates be rated at least "A" by S&P and at least "A" by Fitch;

                                the Class A-4H Certificates be rated at least "BBB" by S&P and at least "BBB+" by Fitch; and

                                the Class B-H Certificates be rated at least
                                "BBB-" by S&P and at least "BBB" by Fitch.

                                A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by a Rating Agency. The ratings of the Class B-C and Class B-H Certificates will be based in part on an assessment of Green Tree's ability to make payments under the Limited Guaranty. Any reduction in a Rating Agency's rating of Green Tree's debt securities may result in a similar reduction in the rating of the Class B-C and Class B-H Certificates. Green Tree's senior debt securities were recently downgraded by S&P to "BBB-" and by Fitch to "BBB".

                                 RISK FACTORS

  Prospective holders of the Certificates (the "Certificateholders") should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the
Certificates:

SUBORDINATION OF CLASS A-2C, CLASS A-3C, CLASS A-4C AND CLASS B-C
CERTIFICATES; LIMITED ASSETS

  Distributions of interest and principal on each Class of Sub-Pool C Certificates will be subordinated to the rights of the holders of each Class of Sub-Pool C Certificates with a prior alpha-numeric designation to receive prior payment of interest and principal. Holders of the Sub-Pool C Certificates must rely primarily for repayment upon payments on the Consumer Product Contracts. Sub-Pool C will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Consumer Product Contracts, the Sub-Pool C Spread Account, the Sub-Pool C Reserve Account, and, for payment of losses absorbed by the Class B-C Certificates, the Limited Guaranty of Green Tree.

SUBORDINATION OF CLASS A-2H, CLASS A-3H, CLASS A-4H AND CLASS B-H
CERTIFICATES; LIMITED ASSETS

  Distributions of interest and principal on each Class of Sub-Pool H Certificates will be subordinated to the rights of the holders of each Class of Sub-Pool H Certificates with a prior alpha-numeric designation to receive prior payment of interest and principal. Holders of the Sub-Pool H Certificates must rely primarily for repayment upon payments on the Home Equity and Home Improvement Contracts. Sub-Pool H will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Home Equity and Home Improvement Contracts, the Sub-Pool H Spread Account, the Sub-Pool H Reserve Account, and, for payment of losses absorbed by the Class B-H Certificates, the Limited Guaranty of Green Tree.

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

  Green Tree began originating installment sales contracts for recreational vehicles in 1985 and for motorcycles in May 1988, but has less extensive underwriting and servicing experience with other types of products financed by the Consumer Product Contracts and with home improvement contracts and home equity loans. Although Green Tree has calculated and presented herein its delinquency and net loss experience with respect to its servicing portfolio of consumer product and home improvement contracts (but not home equity loans), there can be no assurance that the information presented will reflect actual experience with respect to the Contracts. In addition, there can be no assurance that the future delinquency, loan loss or repossession experience of the Trust with respect to the Contracts will be better or worse than that set forth herein with respect to Green Tree's servicing portfolio. See "The Contract Pool--Delinquency, Loan Loss and Repossession Information" herein.

ADEQUACY OF REAL ESTATE SECURING HOME EQUITY AND HOME IMPROVEMENT CONTRACTS

  As of the Cutoff Date, the weighted average loan-to-value ratio for the Home Equity Contracts was approximately 107%, and approximately 89.86% of the Cutoff Date Sub-Pool H Principal Balance represented Home Equity and Home Improvement Contracts which were either unsecured or secured by subordinate liens on the related real estate. Consequently, the real estate securing a Home Equity and Home Improvement Contract is not likely to provide adequate security in the event it becomes necessary to realize upon the collateral. Even assuming that the real estate securing a Home Equity and Home Improvement Contract provides adequate security, substantial delays could be encountered in connection with the liquidation of such Home Equity and Home Improvement Contract that would result in current shortfalls in distributions to the holders of the Sub-Pool H Certificates to the extent described herein. In addition, liquidation expenses relating to any Liquidated Home Equity and Home Improvement Contract (such as legal fees, real estate taxes and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to the holders of the Sub-Pool H Certificates. In the event that any real estate securing a Home Equity and Home Improvement Contract fails to provide adequate security, any losses in connection with such Home Equity and Home Improvement Contract will be borne by the holders of the Sub-Pool H Certificates to the extent described herein.

GEOGRAPHIC CONCENTRATION OF INITIAL CONSUMER PRODUCT CONTRACTS

  As of the Cutoff Date, the Obligors on approximately 12.75%, 11.58% and 8.76% of the Initial Consumer Product Contracts (based on principal balance and billing address of the Obligor) were located in California, Texas and Florida, respectively. See "The Contract Pool" herein. Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Consumer Product Contracts.

                                   THE TRUST

  The following information supplements the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL

  Green Tree will establish the Trust pursuant to the Agreement, by selling and assigning the Contracts and the other Trust Property to the Trust in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments thereon.

  Each Certificate will represent a fractional undivided interest in the Trust. The Trust Property will include, among other things, (i) the Contracts;
(ii) all rights to receive payments due thereon on or after the Cutoff Date (excluding certain insurance premiums, late fees and other servicing charges);
(iii) such amounts as from time to time may be held in the Collection Accounts (including all investments in the Collection Accounts and all income from the investment of funds therein and all proceeds thereof); (iv) the security interests in each Spread Account and each Reserve Account; (v) an assignment of the security interests of Green Tree in the Products securing the related Consumer Product Contracts; (vi) an assignment of the right to receive proceeds from claims on certain insurance policies covering the Products or the related real estate (as applicable) and the Obligors; and (vii) certain other rights under the Trust Documents. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  Green Tree, as custodian on behalf of the Trust, will hold each original Consumer Product Contract, as well as copies of documents and instruments relating to such Contract and evidencing the security interest in the Product (the "Contract Files"). The Home Equity Contract Files and the Home Improvement Contract Files will be held by the Trustee or a custodian on its behalf. In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota to give notice of the Trust's ownership of the Contracts and the related Trust Property.

THE TRUSTEE

  First Trust National Association is the Trustee under the Agreement. First Trust is a national banking association the principal offices of which are located at 180 East Fifth Street, St. Paul, Minnesota 55101. Effective March 30, 1998, First Trust National Association will be renamed "U.S. Bank Trust National Association".

                               THE CONTRACT POOL

GENERAL

  This Prospectus Supplement contains information regarding the Initial Consumer Product Contracts, which are Consumer Product Contracts originated through March 1, 1998, and all of the Home Equity and Home Improvement Contracts. The information for each Initial Consumer Product Contract is as of the Cutoff Date for such Initial Contract. Additional Consumer Product Contracts will be purchased by the Trust on the Closing Date (the "Subsequent Consumer Product Contracts"). Although the Subsequent Consumer Product Contracts sold to the Trust will have characteristics that differ somewhat from the Initial Consumer Product Contracts described herein, Green Tree does not expect that the characteristics of the Subsequent Consumer Product Contracts will vary materially from the Initial Consumer Product Contracts. In addition, the Subsequent Consumer Product Contracts will conform to certain criteria set forth in the Agreement.

INITIAL CONSUMER PRODUCT CONTRACTS

  Green Tree expects that, on the Closing Date, Sub-Pool C, which will consist of Initial Consumer Product Contracts and Subsequent Consumer Product Contracts, will have an aggregate principal balance as of the Cutoff Date of approximately $370,951,947. The Initial Consumer Product Contracts had an aggregate principal balance as of the Cutoff Date of $268,501,402.07 (the "Initial Cutoff Date Sub-Pool C Principal Balance"). The Initial Consumer Product Contracts were originated between June 1994 and March 1998. All of the Consumer Product Contracts will have been purchased by Green Tree from dealers who regularly originate and sell such contracts to Green Tree, or will have been originated by Green Tree directly.

  The Initial Consumer Product Contracts (i) had a remaining maturity, as of the Cutoff Date, of at least 10 months, but not more than 240 months, (ii) had an original maturity of at least 12 months, but not more than 240 months,
(iii) had an original principal balance of at least $1,500.00 and not more than $4,723,075.90, (iv) had a remaining principal balance as of the Cutoff Date of at least $1,055.82 and not more than $4,604,258.51 and (v) had a contractual rate of interest ("Contract Rate") of at least 6.70% and not more than 21.50%. Neither Green Tree nor the Servicer may substitute other contracts for the Consumer Products Contracts at any time during the term of the Pooling and Servicing Agreement.

             CHARACTERISTICS OF INITIAL CONSUMER PRODUCT CONTRACTS

                                                            % OF SUB-                    WEIGHTED            WEIGHTED
                                                             POOL C                       AVERAGE  WEIGHTED  AVERAGE
                                     % OF      SCHEDULED    SCHEDULED  AVERAGE  WEIGHTED ORIGINAL   AVERAGE  LOAN-TO-
                          NUMBER OF  SUB-      PRINCIPAL    PRINCIPAL PRINCIPAL AVERAGE  SCHEDULED REMAINING  VALUE
  ASSET TYPE              CONTRACTS POOL C      BALANCE      BALANCE   BALANCE    RATE     TERM     TERM(1)   RATIO
  ----------              --------- ------  --------------- --------- --------- -------- --------- --------- --------
Aircraft................      226     1.92% $ 35,514,877.40   13.23%  $157,145    9.19%     178       177      88%
Horse Trailers..........    1,144     9.72    12,076,860.60    4.50     10,557   10.98      118       118      84%
Motorcycles.............    2,939    24.98    28,398,340.59   10.58      9,663   12.89       68        68      83%
Marine Products.........    1,874    15.93    35,101,308.45   13.07     18,731   10.10      152       152      85%
Keyboard Instruments....      375     3.19     4,223,575.40    1.57     11,263   11.05       96        95      81%
Recreational Vehicles...    2,094    17.80    49,999,325.78   18.62     23,877    9.71      162       161      84%
Sport Vehicles..........    1,967    16.72     8,856,242.54    3.30      4,502   15.51       51        51      85%
Trucks..................    1,147     9.75    94,330,871.31   35.13     82,241   10.12       52        51      94%
                           ------   ------  ---------------  ------   --------   -----      ---       ---      ---
 Total(1)...............   11,766   100.00% $268,501,402.07  100.00%  $ 22,820   10.44%     108       107      88%
                           ======   ======  ===============  ======   ========   =====      ===       ===      ===

--------
(1) Based on scheduled payments due after the Cutoff Date and assuming no prepayments on the Contracts.

         GEOGRAPHIC CONCENTRATION OF INITIAL CONSUMER PRODUCT CONTRACTS

                            NUMBER OF                                                  % OF
                         CONTRACTS AS OF PERCENT OF NUMBER PRINCIPAL BALANCE CONTRACTS BY OUTSTANDING
       STATE (1)           CUTOFF DATE     OF CONTRACTS    AS OF CUTOFF DATE    PRINCIPAL BALANCE
       ---------         --------------- ----------------- ----------------- ------------------------
Alabama.................        283             2.41%       $  6,034,929.79             2.25%
Alaska..................          8              .07             443,526.90              .17
Arizona.................        627             5.33          11,092,790.74             4.13
Arkansas................        108              .92           6,203,302.39             2.31
California..............      1,721            14.62          34,198,893.51            12.75
Colorado................        280             2.38           6,537,984.08             2.43
Connecticut.............        143             1.22           3,612,193.54             1.35
Delaware................         27              .23             585,064.15              .22
District of Columbia....          7              .06             205,075.10              .08
Florida.................      1,105             9.39          23,531,134.40             8.76
Georgia.................        424             3.60           9,624,659.22             3.58
Hawaii..................         42              .36             345,406.82              .13
Idaho...................         50              .42           1,925,297.55              .72
Illinois................        194             1.65           3,511,723.02             1.31
Indiana.................        127             1.08           2,197,902.47              .82
Iowa....................         52              .44           2,127,313.27              .79
Kansas..................         56              .48           9,621,119.97             3.58
Kentucky................        157             1.33           1,858,110.57              .69
Louisiana...............        126             1.07           2,088,268.52              .78
Maine...................         20              .17              94,933.05              .04
Maryland................        166             1.41           5,219,828.81             1.94
Massachusetts...........        265             2.25           2,495,574.57              .93
Michigan................        147             1.25           4,773,021.93             1.78
Minnesota...............        245             2.08           6,584,279.86             2.45
Mississippi.............        119             1.01           2,660,860.93              .99
Missouri................        233             1.98           7,243,967.68             2.70
Montana.................         27              .23           1,487,053.16              .55
Nebraska................         36              .31             815,034.43              .30
Nevada..................        158             1.34           2,929,432.30             1.09
New Hampshire...........         40              .34             437,184.71              .16
New Jersey..............        306             2.60           4,118,309.93             1.53
New Mexico..............        130             1.10           2,332,387.94              .87
New York................        306             2.60           8,222,025.38             3.06
North Carolina..........        533             4.53          11,476,840.49             4.27
North Dakota............          9              .08              88,956.03              .03
Ohio....................        188             1.60           5,077,100.44             1.89
Oklahoma................        196             1.67           3,422,874.89             1.27
Oregon..................        213             1.81           4,421,599.81             1.65
Pennsylvania............        196             1.67           4,412,464.98             1.64
Rhode Island............         45              .38             558,110.86              .21
South Carolina..........        251             2.13           6,603,101.11             2.46
South Dakota............         36              .31           1,946,408.10              .72
Tennessee...............        285             2.42           7,873,309.34             2.93
Texas...................      1,456            12.37          31,058,149.98            11.58
Utah....................         56              .48           2,766,536.15             1.03
Vermont.................         14              .12             134,072.45              .05
Virginia................        222             1.89           4,294,066.53             1.60
Washington..............        235             2.00           5,973,209.57             2.22
West Virginia...........         12              .10             349,860.66              .13
Wisconsin...............         66              .56           2,280,969.04              .85
Wyoming.................         18              .15             605,180.95              .23
                             ------           ------        ---------------           ------
  Total.................     11,766           100.00%       $268,501,402.07           100.00%
                             ======           ======        ===============           ======

--------
(1) Based on the address of the Obligor set forth in Green Tree's records.

       DISTRIBUTION OF ORIGINAL INITIAL CONSUMER PRODUCT CONTRACT AMOUNTS

                                                      AGGREGATE
                                                      PRINCIPAL        % OF
                                                       BALANCE     CONTRACTS BY
                                     NUMBER OF       OUTSTANDING   OUTSTANDING
                                     CONTRACTS      AS OF CUTOFF    PRINCIPAL
    ORIGINAL CONTRACT AMOUNT     AS OF CUTOFF DATE      DATE         BALANCE
    ------------------------     ----------------- --------------- ------------
Less than $10,000...............       5,679       $ 30,392,535.43     11.32%
Between $10,000 and $19,999.....       3,347         47,918,067.14     17.86
Between $20,000 and $29,999.....         937         22,406,560.62      8.35
Between $30,000 and $39,999.....         430         14,737,184.56      5.49
Between $40,000 and $49,999.....         327         14,546,369.30      5.42
Between $50,000 and $59,999.....         204         11,093,537.55      4.13
Between $60,000 and $69,999.....         159         10,257,584.05      3.82
Between $70,000 and $79,999.....         133          9,846,679.47      3.67
Between $80,000 and $89,999.....         131         11,114,230.70      4.14
Between $90,000 and $99,999.....         122         11,542,493.65      4.30
Between $100,000 and $109,999...          49          5,064,935.78      1.89
Between $110,000 and $119,999...          38          4,348,819.75      1.62
Between $120,000 and $129,999...          29          3,603,873.86      1.34
Between $130,000 and $139,999...          18          2,426,080.04       .90
Between $140,000 and $149,999...           9          1,307,852.62       .49
Between $150,000 and $159,999...          19          2,904,357.25      1.08
Between $160,000 and $169,999...          13          2,131,656.24       .79
Between $170,000 and $179,999...          11          1,914,031.31       .71
Between $180,000 and $189,999...          13          2,382,362.71       .89
Between $190,000 and $199,999...           8          1,533,424.87       .57
Between $200,000 and $249,999...          18          3,944,490.49      1.47
Between $250,000 and $299,999...          13          3,582,632.21      1.33
Between $300,000 and $349,999...          15          4,854,737.89      1.81
Between $350,000 and $399,999...           8          2,939,971.92      1.09
Between $400,000 and $449,999...           5          2,142,449.24       .80
Between $450,000 and $499,999...           4          1,837,011.20       .68
Between $500,000 and $549,999...           3          1,542,874.50       .57
Between $550,000 and $599,999...           1            576,379.80       .21
Between $600,000 and $649,999...           2          1,269,503.81       .47
Between $650,000 and $699,999...           0                   .00       .00
Between $700,000 and $749,999...           2          1,370,632.22       .51
Between $750,000 and $799,999...           1            772,000.00       .29
Between $800,000 and $849,999...           4          3,302,179.62      1.23
Between $850,000 and $899,999...           0                   .00       .00
Between $900,000 and $949,999...           0                   .00       .00
Between $950,000 and $999,999...           0                   .00       .00
Over $1,000,000.................          14         28,893,902.27     10.76
                                      ------       ---------------    ------
  Total.........................      11,766       $268,501,402.07    100.00%
                                      ======       ===============    ======

           YEAR OF ORIGINATION OF INITIAL CONSUMER PRODUCT CONTRACTS

                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE           % OF
  YEAR OF                      CONTRACTS        OUTSTANDING    CONTRACTS BY OUTSTANDING
 OIGINATIONR               AS OF CUTOFF DATE AS OF CUTOFF DATE    PRINCIPAL BALANCE
-----------                ----------------- ----------------- ------------------------
   1994...................           3        $     34,780.40              .01%
   1995...................          13             220,714.89              .08
   1996...................          60           1,126,227.90              .42
   1997...................       1,685          38,025,286.46            14.16
   1998...................      10,005         229,094,392.42            85.32
                                ------        ---------------           ------
     Total................      11,766        $268,501,402.07           100.00%
                                ======        ===============           ======

   DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS OF INITIAL CONSUMER PRODUCT
                                   CONTRACTS

                                             AGGREGATE PRINCIPAL           % OF
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING CONTRACTS BY OUTSTANDING
  LOAN-TO-VALUE RATIO     AS OF CUTOFF DATE   AS OF CUTOFF DATE  POOL PRINCIPAL BALANCE
  -------------------    ------------------- ------------------- ------------------------
Less than 61%...........          950          $ 10,633,163.54              3.96%
From 61 to 65%..........          324             4,068,233.83              1.52
From 66 to 70%..........          475             7,670,487.03              2.86
From 71 to 75%..........          780            11,697,715.30              4.36
From 76 to 80%..........        1,179            21,296,684.46              7.93
From 81 to 85%..........        1,649            29,250,799.44             10.89
From 86 to 90%..........        3,381            58,690,108.59             21.86
From 91 to 95%..........        1,451            37,917,216.31             14.12
Over 95%................        1,577            87,276,993.57             32.50
                               ------          ---------------            ------
  Total.................       11,766          $268,501,402.07            100.00%
                               ======          ===============            ======

                    INITIAL CONSUMER PRODUCT CONTRACT RATES

                                                                    % OF INITIAL
                                              AGGREGATE PRINCIPAL   CONTRACTS BY
                          NUMBER OF CONTRACTS BALANCE OUTSTANDING    OUTSTANDING
     CONTRACT RATE         AS OF CUTOFF DATE   AS OF CUTOFF DATE  PRINCIPAL BALANCE
     -------------        ------------------- ------------------- -----------------
Less than 7.000%........             2          $  7,384,143.13          2.75%
 7.00001% to  8.00000%..            60             8,968,592.79          3.34
 8.00001% to  9.00000%..           675            67,051,863.97         24.98
 9.00001% to 10.00000%..         1,741            64,181,668.61         23.91
10.00001% to 11.00000%..         2,151            45,224,681.26         16.85
11.00001% to 12.00000%..         1,813            26,433,663.64          9.84
12.00001% to 13.00000%..         1,292            16,790,685.57          6.25
13.00001% to 14.00000%..           976            11,851,980.78          4.41
14.00001% to 15.00000%..         1,287             9,428,875.64          3.51
15.00001% to 16.00000%..           734             5,166,432.18          1.92
16.00001% to 17.00000%..           468             3,151,560.13          1.17
Over 17.00000%..........           567             2,867,254.37          1.07
                                ------          ---------------        ------
  Total.................        11,766          $268,501,402.07        100.00%
                                ======          ===============        ======

       REMAINING MONTHS TO MATURITY OF INITIAL CONSUMER PRODUCT CONTRACTS

                                                                        % OF INITIAL
                                                  AGGREGATE PRINCIPAL   CONTRACTS BY
                              NUMBER OF CONTRACTS BALANCE OUTSTANDING    OUTSTANDING
REMAINING MONTHS TO MATURITY   AS OF CUTOFF DATE   AS OF CUTOFF DATE  PRINCIPAL BALANCE
----------------------------  ------------------- ------------------- -----------------
Fewer than 31.............             664          $ 11,065,549.79          4.12%
 31 to  60................           5,361           101,039,750.82         37.63
 61 to  90................           2,239            37,778,595.58         14.07
 91 to 120................           1,105            20,916,011.69          7.79
121 to 150................           1,365            24,930,692.22          9.29
151 to 180................             896            49,589,634.42         18.47
181 to 210................               8               565,484.17          0.21
211 to 240................             128            22,615,683.38          8.42
                                    ------          ---------------        ------
  Total...................          11,766          $268,501,402.07        100.00%
                                    ======          ===============        ======

  The Home Equity and Home Improvement Contracts (i) had a remaining maturity, as of the Cutoff Date, of at least 10 months, but not more than 360 months,
(ii) had an original maturity of at least 12 months, but not more than 360 months, (iii) had an original principal balance of at least $1,200.00 and not more than $230,500.00, (iv) had a remaining principal balance as of the Cutoff Date of at least $348.29 and not more than 230,500.00. Neither Green Tree nor the Servicer may substitute other contracts for the Home Equity and Home Improvement Contracts at any time at any time during the term of the Pooling and Servicing Agreement.

  The Home Equity and Home Improvement Contracts have an aggregate principal balance as of the Cutoff Date of approximately $129,048,053 (the "Cutoff Date Sub-Pool H Principal Balance"). The Home Equity and Home Improvement Contracts were originated between May 1995 and February 1998. A significant portion of the Home Equity and Home Improvement Contracts were purchased by Green Tree from an independent financing company. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

         CHARACTERISTICS OF HOME EQUITY AND HOME IMPROVEMENT CONTRACTS

                                                                 % OF                      WEIGHTED
                                                              SUB-POOL H                    AVERAGE  WEIGHTED
                                                 SCHEDULED    SCHEDULED   AVERAGE  WEIGHT  ORIGINAL   AVERAGE
                         NUMBER OF    % OF       PRINCIPAL    PRINCIPAL  PRINCIPAL AVERAGE SCHEDULED REMAINING
       ASSET TYPE        CONTRACTS SUB-POOL H     BALANCE      BALANCE    BALANCE   RATE     TERM    TERM (1)
------------------------ --------- ---------- --------------- ---------- --------- ------- --------- ---------
Home Equity.............   4,736     66.00%   $ 97,073,126.15   75.22%    $20,497  14.95%     213       211
Unsecured Home
 Improvement............   1,456     20.29%      7,996,763.72    6.20%      5,492  15.22%      99        99
Debt Consolidation Home
 Improvement............     984     13.71%     23,978,163.85   18.58%     24,368  13.06%     223       223
                           -----    -------   ---------------  -------    -------  ------     ---       ---
  Total ................   7,176    100.00%   $129,048,053.72  100.00%    $18,083  14.61%     206       206
                           =====    =======   ===============  =======    =======  ======     ===       ===

--------
(1) Based on scheduled payments due after the Cutoff Date and assuming no prepayments on the Contracts.

     GEOGRAPHIC CONCENTRATION OF HOME EQUITY AND HOME IMPROVEMENT CONTRACTS

                                                              PRINCIPAL           % OF
                            NUMBER OF                          BALANCE        CONTRACTS BY
                         CONTRACTS AS OF PERCENT OF NUMBER OUTSTANDING AS      OUTSTANDING
       STATE (1)           CUTOFF DATE     OF CONTRACTS    OF CUTOFF DATE   PRINCIPAL BALANCE
       ---------         --------------- ----------------- --------------- ------------------
Alabama.................        148             2.06%      $  2,565,314.38         1.99%
Alaska..................        --              0.00                   --          0.00
Arizona.................        230             3.21          3,476,742.23         2.69
Arkansas................         25             0.35            387,129.35         0.30
California..............        514             7.16          9,827,471.12         7.63
Colorado................        131             1.83          2,111,992.44         1.64
Connecticut.............        152             2.12          2,586,286.58         2.00
Delaware................         32             0.45            716,002.43         0.55
District of Columbia....          5             0.07             75,220.93         0.06
Florida.................        458             6.38          9,334,668.35         7.24
Georgia.................        193             2.69          4,333,782.09         3.36
Hawaii..................        --              0.00                   --          0.00
Idaho...................         38             0.53            714,475.99         0.55
Illinois................        434             6.05          7,796,102.30         6.05
Indiana.................        173             2.41          3,443,460.27         2.67
Iowa....................        126             1.76          1,593,060.97         1.23
Kansas..................        181             2.52          2,863,759.06         2.22
Kentucky................         46             0.64            952,017.81         0.74
Louisiana...............         84             1.17          1,250,443.76         0.97
Maine...................         41             0.57            698,536.69         0.54
Maryland................        125             1.74          2,012,348.72         1.56
Massachusetts...........        149             2.08          2,213,803.53         1.72
Michigan................        282             3.93          4,948,477.36         3.83
Minnesota...............        219             3.05          3,590,878.60         2.78
Mississippi.............         85             1.18          1,279,864.64         0.99
Missouri................        253             3.53          4,096,487.76         3.17
Montana.................         26             0.36            419,076.61         0.32
Nebraska................         96             1.34          1,435,317.10         1.11
Nevada..................         69             0.96          1,076,779.27         0.83
New Hampshire...........         44             0.61            721,024.41         0.56
New Jersey..............        193             2.69          3,646,317.65         2.83
New Mexico..............         51             0.71            855,132.82         0.66
New York................        429             5.98          8,214,019.84         6.37
North Carolina..........        275             3.83          6,523,112.71         5.06
North Dakota............         25             0.35            326,341.61         0.25
Ohio....................        313             4.36          6,146,661.59         4.76
Oklahoma................        117             1.63          2,313,201.10         1.79
Oregon..................         80             1.11          1,254,127.80         0.97
Pennsylvania............        282             3.93          5,772,843.26         4.47
Rhode Island............         25             0.35            379,958.21         0.29
South Carolina..........        148             2.06          3,079,347.13         2.39
South Dakota............         21             0.29            252,033.10         0.20
Tennessee...............         79             1.10          1,392,160.87         1.08
Texas...................        152             2.12          1,955,511.25         1.52
Utah....................         39             0.54            971,173.36         0.75
Vermont.................         22             0.31            250,956.82         0.19
Virginia................        241             3.36          4,091,516.12         3.17
Washington..............        143             1.99          2,344,509.21         1.82
West Virginia...........         36             0.50            377,299.96         0.29
Wisconsin...............        119             1.66          2,054,300.46         1.59
Wyoming.................         27             0.38            327,004.10         0.25
                              -----           ------       ---------------       ------
  Total.................      7,176           100.00%      $129,048,053.72       100.00%
                              =====           ======       ===============       ======

--------
(1) Based on the address of the Obligor set forth in Green Tree's records.

   DISTRIBUTION OF ORIGINAL HOME EQUITY AND HOME IMPROVEMENT CONTRACT AMOUNTS

                                                AGGREGATE
                                                PRINCIPAL
                                                 BALANCE           % OF
                               NUMBER OF       OUTSTANDING     CONTRACTS BY
                               CONTRACTS      AS OF CUTOFF      OUTSTANDING
 ORIGINAL CONTRACT AMOUNT  AS OF CUTOFF DATE      DATE       PRINCIPAL BALANCE
 ------------------------  ----------------- --------------- -----------------
Less than $10,000.........       1,486       $  7,617,107.19        5.90%
Between $10,000 and
 $19,999..................       3,168         43,299,104.19       33.56
Between $20,000 and
 $29,999..................       1,542         35,949,188.98       27.86
Between $30,000 and
 $39,999..................         586         19,554,801.49       15.15
Between $40,000 and
 $49,999..................         222          9,408,505.16        7.29
Between $50,000 and
 $59,999..................          58          3,097,218.30        2.40
Between $60,000 and
 $69,999..................          31          1,978,719.65        1.53
Between $70,000 and
 $79,999..................          22          1,644,667.92        1.27
Between $80,000 and
 $89,999..................          15          1,271,574.45        0.99
Between $90,000 and
 $99,999..................          17          1,594,921.43        1.24
Between $100,000 and
 $109,999.................           9            930,504.98        0.72
Between $110,000 and
 $119,999.................           7            791,375.92        0.61
Between $120,000 and
 $129,999.................           5            612,810.47        0.47
Between $130,000 and
 $139,999.................           1            137,680.90        0.11
Between $140,000 and
 $149,999.................           3            431,989.29        0.33
Between $150,000 and
 $159,999.................           1            154,618.42        0.12
Between $160,000 and
 $169,999.................           1            162,764.98        0.13
Between $170,000 and
 $179,999.................         --                   0.00        0.00
Over $180,000.............           2            410,500.00        0.32
                                 -----       ---------------      ------
  Total...................       7,176       $129,048,053.73      100.00%
                                 =====       ===============      ======

       YEAR OF ORIGINATION OF HOME EQUITY AND HOME IMPROVEMENT CONTRACTS

                                                  AGGREGATE           % OF
                                NUMBER OF     PRINCIPAL BALANCE   CONTRACTS BY
  YEAR OF                       CONTRACTS        OUTSTANDING       OUTSTANDING
 OIGINATIONR                AS OF CUTOFF DATE AS OF CUTOFF DATE PRINCIPAL BALANCE
-----------                 ----------------- ----------------- -----------------
   1995....................           1        $     27,007.40         0.02%
   1996....................           3              99,618.06         0.08
   1997....................       4,932          85,030.060.45        65.89
   1998....................       2,240          43,891,367.81        34.01
                                  -----        ---------------       ------
     Total.................       7,176        $129,048,053.72       100.00%
                                  =====        ===============       ======

                HOME EQUITY AND HOME IMPROVEMENT CONTRACT RATES

                                                                       % OF
                                             AGGREGATE PRINCIPAL    CUTOFF DATE
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING    SUB-POOL H
 ORIGINAL CONTRACT RATE   AS OF CUTOFF DATE   AS OF CUTOFF DATE  PRINCIPAL BALANCE
 ----------------------  ------------------- ------------------- -----------------
Less than 8.00%.........            0          $             0             0%
Between  8.01% and
  9.00%.................           31               973,581.16          0.75
Between  9.01% and
 10.00%.................           65             2,299,311.25          1.78
Between 10.01% and
 11.00%.................          131             6,388,671.31          4.95
Between 11.01% and
 12.00%.................          171             6,137,621.01          4.76
Between 12.01% and
 13.00%.................          539            14,931,942.39         11.57
Between 13.01% and
 14.00%.................        1,274            24,277,021.67         18.81
Between 14.01% and
 15.00%.................          872            15,326,843.76         11.88
Between 15.01% and
 16.00%.................        1,544            25,649,606.56         19.88
Between 16.01% and
 17.00%.................        1,745            21,579,615.44         16.72
Over 17.00%.............          804            11,483,839.17          8.90
                                -----          ---------------        ------
  Total.................        7,176          $129,048,053.72        100.00%
                                =====          ===============        ======

   REMAINING MONTHS TO MATURITY OF HOME EQUITY AND HOME IMPROVEMENT CONTRACTS

                                                  AGGREGATE PRINCIPAL   % OF  CUTOFF
                              NUMBER OF CONTRACTS BALANCE OUTSTANDING  DATE SUB-POOL H
REMAINING MONTHS TO MATURITY   AS OF CUTOFF DATE   AS OF CUTOFF DATE  PRINCIPAL BALANCE
----------------------------  ------------------- ------------------- -----------------
Less than 31..............              75          $    275,305.21          0.21%
 31 to  60................             855             5,021,585.99          3.89
 61 to  90................             186             1,767,603.91          1.37
 91 to 120................           1,176            14,918,555.67         11.56
121 to 150................              37               583,808.36          0.45
151 to 180................           1,800            34,505,963.94         26.74
181 to 210................              57               912,639.79          0.71
211 to 240................           2,591            55,015,491.74         42.63
241 to 270................               1                34,839.72          0.03
271 to 300................             369            14,049,825.14         10.89
301 to 330................             --                      0.00          0.00
331 to 360................              29             1,962,434.25          1.52
                                     -----          ---------------        ------
  Total...................           7,176          $129,048,053.72        100.00%
                                     =====          ===============        ======

          LIEN POSITION OF HOME IMPROVEMENT AND HOME EQUITY CONTRACTS

                                        % OF
                                     HOME EQUITY
                                      AND HOME
                           NUMBER OF IMPROVEMENT                        % OF
                           CONTRACTS  CONTRACTS                      CUTOFF DATE
                             AS OF      AS OF    AGGREGATE PRINCIPAL SUB-POOL H
                            CUT-OFF     CUT-     BALANCE OUTSTANDING  PRINCIPAL
      LIEN POSITION          DATE     OFF DATE   AS OF CUT-OFF DATE    BALANCE
      -------------        --------- ----------- ------------------- -----------
First.....................     295       5.16%     $ 13,086,904.54      10.81%
Second....................   4,648      81.26        94,110,314.26      77.74
Third.....................     776      13.57        13,839,333.34      11.43
Fourth....................       1       0.02            14,737.86       0.01
                             -----     ------      ---------------     ------
  Total...................   5,720     100.00%     $121,051,290.00     100.00%
                             =====     ======      ===============     ======

--------
(1) Excludes unsecured Home Improvement Contracts.

                       GREEN TREE FINANCIAL CORPORATION

  The following information supplements the information in the Prospectus under the heading "Green Tree Financial Corporation." No delinquency, loan loss or liquidation information has been included with respect to home equity loans, because Green Tree has only limited historical experience with respect to the performance of such loans, and does not currently compile separate delinquency, loan loss and liquidation information on home equity loans with high loan-to-value ratios such as the Home Equity Contracts.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION FOR CONSUMER PRODUCT
CONTRACTS

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession experience for each period indicated with respect to all consumer product contracts it has purchased and continues to service. This information includes the experience with respect to all consumer product contracts in Green Tree's portfolio of contracts serviced during each such period, including consumer product contracts which do not meet the criteria for selection as a Consumer Product Contract. Green Tree began originating installment sales contracts for recreational vehicles in 1985 and for motorcycles in May 1988, but has less extensive underwriting and servicing experience with and other types of Products financed by the Consumer Products Contracts. Accordingly, the delinquency, loan loss and repossession experience presented below largely represents experience only with recreational vehicle and motorcycle contracts. In addition, because of the rapid growth of Green Tree's portfolio of consumer product contracts, the experience shown in more recent periods may not be indicative of the experience to be expected from a more seasoned portfolio.

              DELINQUENCY EXPERIENCE--CONSUMER PRODUCT CONTRACTS

                                                    AT DECEMBER 31,
                                             --------------------------------
                                              1994    1995    1996     1997
                                             ------  ------  -------  -------
Number of Contracts Outstanding (1)......... 21,137  49,998  104,698  158,418
Number of Contracts Delinquent (2)
  30-59 Days................................    181     643    1,390    1,613
  60-89 Days................................     50     219      494      692
  90 Days or More...........................    134     350      934    1,532
                                             ------  ------  -------  -------
Total Contracts Delinquent..................    365   1,212    2,818    3,837
                                             ======  ======  =======  =======
Delinquencies as a Percentage of Contracts
 Outstanding (3)............................   1.73%   2.42%    2.69%    2.42%

--------
(1) Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of contracts.

         LOAN LOSS/REPOSSESSION EXPERIENCE--CONSUMER PRODUCT CONTRACTS
                            (DOLLARS IN THOUSANDS)

                                            YEAR ENDED DECEMBER 31,
                                    ------------------------------------------
                                      1994      1995       1996        1997
                                    --------  --------  ----------  ----------
Number of Contracts Serviced (1)..    21,184    50,265     105,369     159,496
Principal Balance of Contracts
 (1)..............................  $148,734  $506,459  $1,350,964  $2,352,141
Contract Liquidations:
  Units...........................       145       379       1,968       3,601
  Percentage (2)..................      0.68%     0.75%       1.87%       2.26%
Net Losses:
  Dollars (3).....................  $    884  $  1,278  $    9,249  $   15,050
  Percentage (4)..................      0.59%     0.25%       0.68%       0.64%

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  There can be no assurance that the delinquency, loan loss or repossession experience of the Trust with respect to the Consumer Product Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION FOR THE HOME IMPROVEMENT CONTRACTS

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession information for each period indicated with respect to all unsecured home improvement contracts and all debt-consolidation home improvement contracts it has purchased and continues to service. Green Tree does not have meangingful delinquency, loan loss or repossession information with respect to home equity loans similar to the Home Equity Contracts.

   DELINQUENCY EXPERIENCE--UNSECURED AND DEBT CONSOLIDATION HOME IMPROVEMENT
                                   CONTRACTS

                                                       AT DECEMBER 31,
                                                 ------------------------------
                                                  1994    1995    1996    1997
                                                 ------  ------  ------  ------
Number of Contracts Outstanding (1)............. 10,397  18,411  25,104  25,077
Number of Contracts Delinquent (2)
  30-59 Days....................................     50     115     198     221
  60-89 Days....................................     18      44      68      90
  90 Days or More...............................      4      14      38     140
                                                 ------  ------  ------  ------
Total Contracts Delinquent......................     72     173     304     451
                                                 ======  ======  ======  ======
Delinquencies as a Percentage of Contracts
 Outstanding (3)................................   0.69%   0.94%   1.21%   1.80%

--------
(1) Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of contracts.

   LOAN LOSS/REPOSSESSION EXPERIENCE--UNSECURED AND DEBT CONSOLIDATION HOME
                             IMPROVEMENT CONTRACTS
                            (DOLLARS IN THOUSANDS)

                                             YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                       1994     1995      1996      1997
                                      -------  -------  --------  --------
Number of Contracts Serviced (1).....  10,412   18,412    25,145    25,117
Principal Balance of Contracts (1)... $59,329  $97,544  $122,372  $113,405
Contract Liquidations:
  Units..............................      93      254       519       603
  Percentage (2).....................    0.89%    1.38%     2.06%     2.40%
Net Losses:
  Dollars (3)........................ $   578  $ 1,710  $  2,863  $  3,056
  Percentage (4).....................    0.97%    1.75%     2.34%     2.69%

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  There can be no assurance that the delinquency, loan loss and repossession experience of the Trust with respect to the Home Improvement Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

RECENT DEVELOPMENTS

  Green Tree recently announced that it has decided to take a supplemental reserve of $190 million against the valuation of its interest only securities in the quarter ended December 31, 1997, and that the carrying value of its interest only securities should be reduced by an additional $200 million in the audited financial statements for 1996, which have been restated accordingly.

  Green Tree has been served with various lawsuits in United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things,. making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements the information in the Prospectus under the heading "Yield and Prepayment Considerations."

  The Servicer and Green Tree each has the option to purchase from the Trust all remaining Consumer Product Contracts, and thereby effect prepayment of the Sub-Pool C Certificates, on any Distribution Date when the Sub-Pool C Scheduled Principal Balance is 10% or less of the Cutoff Date Sub-Pool C Principal Balance, and has the option to purchase from the Trust all remaining Home Equity and Home Improvement Contracts, and thereby effect prepayment of the Sub-Pool H Certificates, on any Distribution Date when the Sub-Pool H Scheduled Principal Balance is less than 10% of the Cut-off Date Sub-Pool H Principal Balance. See "Description of the Certificates--Optional Prepayment" herein and "Description of the Trust Documents--Termination" in the Prospectus.

  It is anticipated that Green Tree will transfer approximately $102,000,000 of Subsequent Consumer Product Contracts to the Trust on the Closing Date. To the extent that the aggregate of the principal balance of the Initial Consumer Product Contracts and the Subsequent Consumer Product Contracts is less than $370,951,947 as of the Cutoff Date, the Sub-Pool C Certificateholders will receive, on the first Distribution Date, a distribution allocable to principal in an amount equal to such difference, in accordance with their applicable percentage of the Sub-Pool C Formula Principal Distribution Amount.

  Green Tree has no significant experience with respect to the rate of principal prepayments on home equity loans, home improvement contracts and contracts for certain of the Products. In addition, liquidations of defaulted Contracts or the exercise by Green Tree or the Servicer of the option to purchase the remaining pool of Contracts will affect the timing of principal distributions on the Certificates.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments on the Contracts on the weighted average life the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on the Contracts may be in the form of scheduled amortization or prepayments (including, for this purpose, liquidations due to default).

  The Base Case prepayment model is Green Tree management's best estimate of the prepayment rates that may be experienced on the Contracts. Because Green Tree began originating and servicing home equity loans, home improvement contracts and contracts for many of the Products only recently, such estimate is based in part on industry experience with similar loans and contracts rather than Green Tree's experience. There can be no assurance that the Home Equity Contracts, the Home Improvement Contracts or the Consumer Product Contracts will experience prepayments at such projected rates or in the manner assumed by the prepayment model used for that type of Contract, or that the Contracts in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner projected in the Base Case.

                                                                 BASE CASE
                              PRODUCT                         PREPAYMENT RATE
                              -------                         ---------------
      Horse Trailers, Sport Vehicles, Keyboard Instruments
       and Recreational Vehicles.............................     18% CPR
      Marine.................................................    100% (1)
      Motorcycles and Aircraft...............................     30% CPR
      Trucks.................................................     1.4% ABS
      Home Equity............................................    100% (2)
      Unsecured Home Improvement ............................    100% (3)
      Debt Consolidation Home Improvement ...................    100% (2)

--------
(1) As a percentage of the Prepayment Assumption for Consumer Product Contracts secured by marine products.
(2) As a percentage of the Prepayment Assumption for Home Equity Contracts and Debt Consolidation Home Improvement Contracts.
(3) As a percentage of the Prepayment Assumption for Unsecured Home Improvement Contracts.

  The models used in this Prospectus Supplement are the Constant Prepayment Rate ("CPR"), the Absolute Prepayment Model ("ABS"), the Prepayment Assumption for Consumer Product Contracts secured by marine products, the Prepayment Assumption for Home Equity Contracts and Debt Consolidation Home Improvement Contracts and the Prepayment Assumption of Unsecured Home Improvement Contracts. The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the Consumer Product Contracts secured by all Products other than marine products and trucks. The ABS represents an assumed rate of prepayment each month relative to the original number of Consumer Product Contracts secured by trucks.

  The 100% Prepayment Assumption for Consumer Product Contracts secured by marine products assumes a constant prepayment of 0% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.27% (precisely, 14/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption for Consumer Product Contracts secured by marine products assumes a constant prepayment rate of 14% per annum each month.

  The 100% Prepayment Assumption for Home Equity Contracts and debt consolidation Home Improvement Contracts assumes a constant prepayment of 2% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.18% (precisely, 13/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption for Home Equity Contracts and debt consolidation Home Improvement Contracts assumes a constant prepayment rate of 15% per annum each month.

  The 100% Prepayment Assumption for unsecured Home Improvement Contracts assumes a constant prepayment of 18% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 0.45% (precisely, 5/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption for Unsecured Home Improvement Contracts assumes a constant prepayment rate of 23% per annum each month.

  NONE OF CPR, ABS OR THE PREPAYMENT ASSUMPTIONS PURPORTS TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF CONTRACTS, INCLUDING THE CONTRACTS.

  The weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the percentages of the Base Case prepayment model set forth in the table; (ii) either Green Tree or the Servicer exercises its right of optional termination described above;
(iii) the aggregate principal balance of the Initial Consumer Product Contracts as of the Cutoff Date is $268,501,402.07 and the Initial Consumer Product Contracts have the characteristics described under "The Contract Pool"; (iv) the Home Equity Contracts have the characteristics set forth in the table following this paragraph; (v) the Subsequent Consumer Product Contracts have the characteristics set forth in the table following this paragraph and are assumed to have their first payments due in April 1998; (vi) no interest shortfalls will arise in connection with prepayments in full of the Contracts; (vii) distributions are made on the Certificates on the 15th day of each month commencing in April 1998; and (viii) the Certificates are issued on March 31, 1998. No representation is made that the Contracts will not experience delinquencies or losses.

                                               PREPAYMENT SCENARIOS
                                   --------------------------------------------
                                   SCENARIO SCENARIO SCENARIO SCENARIO SCENARIO
                                      I        II      III       IV       V
                                   -------- -------- -------- -------- --------
Horse Trailers, Sport Vehicles,
 Keyboard Instruments and
 Recreational Vehicles (1)........   14.4%    16.2%     18%     19.8%    21.6%
Marine (2)........................     80%      90%    100%      110%     120%
Motorcycles and Aircraft (3)......     24%      27%     30%       33%      36%
Trucks (4)........................   1.12%    1.26%    1.4%     1.54%    1.68%
Home Equity (5)...................     80%      90%    100%      110%     120%
Unsecured Home Improvement (6)....     80%      90%    100%      110%     120%
Debt Consolidation Home Improve-
 ment (5).........................     80%      90%    100%      110%     120%

--------
(1)  As a CPR percentage.
(2) As a percentage of the Prepayment Assumption for Consumer Product Contracts secured by marine products.
(3)  As a CPR percentage.
(4)  As an ABS percentage.
(5) As a percentage of the Prepayment Assumption for Home Equity Contracts and Debt Consolidation Home Improvement Contracts.
(6) As a percentage of the Prepayment Assumption for Unsecured Home Improvement Contracts.

     ASSUMED CHARACTERISTICS OF HOME EQUITY CONTRACTS AS OF THE CUTOFF DATE

                                        AGGREGATE    WEIGHTED WEIGHTED WEIGHTED
                                        PRINCIPAL    AVERAGE  AVERAGE   AVERAGE
                                         BALANCE     CONTRACT ORIGINAL REMAINING
                POOL                   OUTSTANDING     RATE     TERM     TERM
                ----                  -------------- -------- -------- ---------
1.................................... $ 1,989,053.34  15.89%     69        67
2....................................   9,084,878.91  15.96     120       117
3....................................  28,040,911.22  14.79     179       177
4....................................  50,680,362.22  15.25     239       237
5....................................   7,277,920.46  11.92     316       314
                                      --------------  -----     ---       ---
  Total.............................. $97,073,126.15  14.95%    213       211
                                      ==============  =====     ===       ===

   ASSUMED CHARACTERISTICS OF SUBSEQUENT CONSUMER PRODUCT CONTRACTS AS OF THE
                                  CUTOFF DATE

                         AGGREGATE PRINCIPAL WEIGHTED AVERAGE WEIGHTED AVERAGE WEIGHTED AVERAGE
       ASSET TYPE        BALANCE OUTSTANDING       RATE        ORIGINAL TERM    REMAINING TERM
       ----------        ------------------- ---------------- ---------------- ----------------
Aircraft................   $ 13,551,208.63         9.19%            177              177
Horse Trailers..........      4,608,098.62        10.98             118              118
Motorcycles.............     10,835,792.39        12.89              68               68
Marine Products.........     13,393,405.49        10.10             152              152
Keyboard Instruments....      1,611,565.51        11.05              95               95
Recreational Vehicles...     19,077,956.75         9.71             161              161
Sport Vehicles..........      3,379,225.81        15.51              51               51
Trucks..................     35,993,291.73        10.21              51               51
                           ---------------        -----             ---              ---
  Total.................   $102,450,544.93        10.44%            107              107
                           ===============        =====             ===              ===

  Based on the foregoing assumptions, the following table indicates the projected weighted average life of the Certificates. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

    WEIGHTED AVERAGE LIFE OF THE SUB-POOL C CERTIFICATES AT THE RESPECTIVE
        PERCENTAGES OF THE BASE CASE PREPAYMENT MODEL SET FORTH BELOW:

                                 SCENARIO SCENARIO SCENARIO SCENARIO SCENARIO
                                    I        II      III       IV       V
                                 -------- -------- -------- -------- --------
      Weighted Average Life
       (years)..................   2.74     2.57     2.41     2.27     2.14

    WEIGHTED AVERAGE LIFE OF THE SUB-POOL H CERTIFICATES AT THE RESPECTIVE
        PERCENTAGES OF THE BASE CASE PREPAYMENT MODEL SET FORTH BELOW:

                                 SCENARIO SCENARIO SCENARIO SCENARIO SCENARIO
                                    I        II      III       IV       V
                                 -------- -------- -------- -------- --------
      Weighted Average Life
       (years)..................   5.53     5.11     4.73     4.39     4.10

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

  The Certificates offered hereby will be issued pursuant to the Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The following summary of the Certificates and the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates, the Agreement and the Prospectus. Where particular provisions of or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. Capitalized terms used in this summary of the Agreement and not defined herein or in the Prospectus have the meanings assigned in the Agreement.

DISTRIBUTIONS ON SUB-POOL C CERTIFICATES

  On each Distribution Date, distributions on the Sub-Pool C Certificates will be made from the Sub-Pool C Amount Available in the Sub-Pool C Collection Account first to the holders of the Class A-1C Certificates, then to the holders of the Class A-2C Certificates, then to the holders of the Class A-3C Certificates, then to the holders of the Class A-4C Certificates and then to the holders of the Class B-C Certificates, in the manner and order of priority described below.

CLASS A-1C INTEREST

  Interest on the outstanding Class A-1C Principal Balance will accrue at the Class A-1C Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-1C Principal Balance" as of any Distribution Date will be the Original Class A-1C Principal Balance minus all amounts previously distributed to the Class A-1C Certificateholders in respect of principal.

  Interest will be paid on the Class A-1C Certificates to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account on such Distribution Date. In the event the Sub-Pool C Amount Available in the Sub-Pool C Collection Account and any withdrawals from the Sub-Pool C Reserve Account are not sufficient to make a full distribution of interest on the Class A-1C Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1C Pass-Through Rate, to the extent legally permissible.

CLASS A-1C PRINCIPAL

  Class A-1C Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account after payment of all interest then payable on the Class A-1C Certificates, an amount equal to the sum of 86.50% (approximate) of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-1C Principal Shortfall, if any, for such Distribution Date. In the event the Sub-Pool C Amount Available in the Sub-Pool C Collection Account is not sufficient to make a full distribution of principal on the Class A-1C Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool C Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-1C Principal Shortfall. The "Sub-Pool C Formula Principal Distribution Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Consumer Product Contract:

    (i) all scheduled payments of principal due on each outstanding Consumer Product Contract during the related Monthly Period (after adjustment for previous Partial Principal Prepayments and after any adjustments to a Consumer Product Contract's amortization schedule as a result of a bankruptcy or similar proceeding involving the related Obligor),

    (ii) the Scheduled Principal Balance (as defined below) of each Consumer Product Contract which, during the related Monthly Period, was purchased by Green Tree pursuant to the Agreement on account of a breach of a representation or warranty,

    (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period,

    (iv) the Scheduled Principal Balance of each Consumer Product Contract that became a Liquidated Contract (as defined below) during the related Monthly Period, plus the amount of any reduction in the outstanding principal balance of a Consumer Product Contract during such Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor,

    (v) with respect to the Distribution Date in April 1998, an amount equal to the Excess Proceeds, plus

    (vi) all collections in respect of principal on the Consumer Product Contracts received during the current month up to and including the third business day prior to such Distribution Date (but in no event later than the 10th day of the month in which the Distribution Date occurs), minus

    (vii) with respect to all Distribution Dates other than the Distribution Date in April 1998, all collections of principal on the Consumer Product Contracts received during the related Monthly Period up to and including the third business day prior to the preceding Distribution Date (but in no event later than the 10th day of the prior month).

"Excess Proceeds" means an amount equal to the excess, if any, of (a) the aggregate of the original Class A-1C, Class A-2C, Class A-3C, Class A-4C and Class B-C Principal Balances over (b) the Cutoff Date Principal Balance of all the Consumer Product Contracts. A "Monthly Period" with respect to a Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, and after giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Contract" means any defaulted Consumer Product Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Consumer Product Contract through the date of disposition of the related Product have been recovered or any defaulted Consumer Product Contract in respect of which the related Product has been realized upon and disposed of and the proceeds of such disposition have been received. See "Description of the Certificates--Distributions" herein. The "Unpaid Class A-1C Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-1C Certificates on any prior Distribution Date but not paid on any intervening Distribution Date.

CLASS A-2C INTEREST

  Interest on the outstanding Class A-2C Principal Balance will accrue at the Class A-2C Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-2C Principal Balance" as of any Distribution Date will be the Original Class A-2C Principal Balance minus all amounts previously distributed to the Class A-2C Certificateholders in respect of principal, and minus any Class A-2C Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-2C Certificates to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-1C Certificates. In the event such remaining Sub-Pool C Amount Available in the Sub-Pool C Collection Account and any withdrawals from the Sub-Pool C Spread Account and the Sub-Pool C Reserve Account are not sufficient to make a full distribution of interest on the Class A-2C Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2C Pass-Through Rate, to the extent legally permissible.

CLASS A-2C PRINCIPAL

  Class A-2C Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account after payment of all interest and principal then payable on the Class A-1C Certificates and after payment of all interest then payable on the Class A-2C Certificates, the sum of 4.50% (approximate) of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-2C Principal Shortfall (as defined below) for such Distribution Date. In the event the Sub-Pool C Amount Available in the Sub-Pool C Collection Account is not sufficient to make a full distribution of principal on the Class A-2C Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool C Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-2C Principal Shortfall.

  The "Unpaid Class A-2C Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-2C Certificates on any prior Distribution Date but not paid on any intervening Distribution Date.

CLASS A-3C INTEREST

  Interest on the outstanding Class A-3C Principal Balance will accrue at the Class A-3C Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-3C Principal Balance" as of any Distribution Date will be the Original Class A-3C Principal Balance minus all amounts previously distributed to the Class A-3C Certificateholders in respect of principal, and minus any Class A-3C Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-3C Certificates to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-2C Certificates. In the event such remaining Sub-Pool C Amount Available in the Sub-Pool C Collection Account and any withdrawals from the Sub-Pool C Spread Account and the Sub-Pool C Reserve Account are not sufficient to make a full distribution of interest on the Class A-3C Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3C Pass-Through Rate, to the extent legally permissible.

CLASS A-3C PRINCIPAL

  Class A-3 Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account after payment of all interest and principal then payable on the Class A-2C Certificates and after payment of all then interest payable on the Class A-3C Certificates, the sum of 3.50% (approximate) of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-3C Principal Shortfall (as defined below) for such Distribution Date. In the event the Sub-Pool C Amount Available in the Sub-Pool C Collection Account is not sufficient to make a full distribution of principal on the Class A-3C Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool C Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-3C Principal Shortfall.

  The "Unpaid Class A-3C Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-3C Certificates on any prior Distribution Date but not paid on any intervening Distribution Date.

CLASS A-4C INTEREST

  Interest on the outstanding Class A-4C Principal Balance will accrue at the Class A-4C Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-4C Principal Balance" as of any Distribution Date will be the Original Class A-4C Principal Balance minus all amounts previously distributed to the Class A-4C Certificateholders in respect of principal, and minus any Class A-4C Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-4C Certificates to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-3C Certificates. In the event such remaining Sub-Pool C Amount Available in the Sub-Pool C Collection Account and any withdrawals from the Sub-Pool C Spread Account and the Sub-Pool C Reserve Account are not sufficient to make a full distribution of interest on the Class A-4C Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4C Pass-Through Rate, to the extent legally permissible.

CLASS A-4C PRINCIPAL

  Class A-4C Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account after payment of all interest and principal then payable on the Class A-3C Certificates and after payment of all interest then payable on the Class A-4C Certificates, the sum of 2.00% (approximate) of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-4C Principal Shortfall (as defined below) for such Distribution Date. In the event the Sub-Pool C Amount Available in the Sub-Pool C Collection Account is not sufficient to make a full distribution of principal on the Class A-4C Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool C Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-4C Principal Shortfall.

  The "Unpaid Class A-4 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-4C Certificates on any prior Distribution Date but not paid on any intervening Distribution Date.

CLASS B-C INTEREST

  Interest on the outstanding Class B-C Principal Balance will accrue at the Class B-C Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class B-C Principal Balance" as of any Distribution Date will be the Original Class B-C Principal Balance minus all amounts previously distributed to the Class B-C Certificateholders in respect of principal, and minus any Class B-C Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class B-C Certificates to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-4C Certificates. In the event such remaining Sub-Pool C Amount Available in the Sub-Pool C Collection Account is not sufficient to make a full distribution of interest on the Class B-C Certificates and Green Tree for any reason fails to pay such amount under the Limited Guaranty, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class B-C Pass-Through Rate, to the extent legally permissible.

CLASS B-C PRINCIPAL

  Class B-C Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool C Amount Available in the Sub-Pool C Collection Account after payment of all interest and principal then payable on the Class A-4C Certificates and after payment of all interest then payable on the Class B-C Certificates, the sum of 3.50% (approximate) of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class B-C Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class B-C Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class B-C Certificates on any prior Distribution Date but not paid by Green Tree under the Limited Guaranty or out of the Sub-Pool C Amount Available on such prior Distribution Date or any intervening Distribution Date.

THE SUB-POOL C SPREAD ACCOUNT

  The Class A-2C, Class A-3C and Class A-4C Certificateholders will have the benefit of a separate sub-account for each Class contained in the Sub-Pool C Spread Account to be held by the Trustee. On any Distribution Date, if the Sub-Pool C Amount Available in the Sub-Pool C Collection Account (after making all distributions on each Class of Sub-Pool C Certificates with a prior numeric designation) is insufficient to distribute all interest then payable on any such Class of Sub-Pool C Certificates, the Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Sub-Pool C Collection Account for distribution to the applicable Class. The Sub-Pool C Spread Account will not be available to cover a shortfall in principal distributable on any Class of Sub-Pool C Certificates, but will only be available to cover a shortfall in interest distributable on the Class A-2C, Class A-3C and Class A-4C Certificates.

  On the Closing Date, the amount on deposit in each of the Class A-2C, Class A-3C and Class A-4C sub-accounts will be zero. On each Distribution Date, the Trustee will deposit all funds remaining in the Sub-Pool C Collection Account, after distribution of all interest and principal then payable on the Sub-Pool C Certificates, first to the Class A-2C sub-account, then to the Class A-3C sub-account and then to the Class A-4C sub-account, until the amounts on deposit in such sub-accounts equal 0.14%, 0.06% and 0.04%, respectively, of the Sub-Pool

C Scheduled Principal Balance on such Distribution Date (each such amount, the "Sub-Account Required Amount"). If on a Distribution Date, a sub-account is drawn upon, it will be replenished up to the amount of such withdrawal but in no event more than the applicable Sub-Account Required Amount on the succeeding Distribution Date on which there remains any funds available in the Sub-Pool C Collection Account immediately after distributions of interest and principal on the related Class of Sub-Pool C Certificates and, if necessary, from any funds remaining in the Sub-Pool H Collection Account after making all required distributions to the Sub-Pool H Certificates, the Sub-Pool H Spread Account and the Sub-Pool H Reserve Account.

  Funds in the Sub-Pool C Spread Account will be invested in Eligible Investments that mature no later than the next Distribution Date, and earnings on such investments will be distributed monthly to the owner of the Sub-Pool C Spread Account, which will be a subsidiary of Green Tree. The Sub-Pool C Spread Account is not, and shall not under any circumstances be deemed to be, included in the Trust. Accordingly, on any Distribution Date, any amount remaining in each sub-account in excess of the applicable Sub-Account Required Amount, after giving effect to all distributions made on such Distribution Date, will be distributed to the owner of the Sub-Pool C Spread Account. Upon termination of the Trust, the owner of the Sub-Pool C Spread Account will also be entitled to receive any remaining amounts in the Sub-Pool C Spread Account. The owner of the Sub-Pool C Spread Account may at any time obtain the release of all or a portion of the cash on deposit in the Sub-Pool C Spread Account by delivering to the Trustee or its agent a letter of credit or other form of credit enhancement that satisfies the conditions set forth in the Pledge Agreement relating to the Sub-Pool C Spread Account (including the requirement that any such substitution will not result in a reduction or withdrawal of any Rating Agency's rating of the Certificates). The cost of obtaining or maintaining any such credit enhancement will be borne solely by the owner of the Sub-Pool C Spread Account.

THE SUB-POOL C RESERVE ACCOUNT

  The Class A-1C, A-2C, A-3C and A-4C Certificateholders will have the benefit of the Sub-Pool C Reserve Account to be held by the Trustee. On any Distribution Date, if the Sub-Pool C Amount Available in the Sub-Pool C Collection Account (after making all distributions on each Class of Sub-Pool C Certificates with a prior numeric designation) is insufficient to make full payment in respect of interest or principal payable on any such Class of Sub-Pool C Certificates (after making appropriate draws upon the Sub-Pool C Spread Account in respect of interest), the Trustee will withdraw the amount of the deficiency from the Sub-Pool C Reserve Account (or the amount on deposit in the Sub-Pool C Reserve Account, if less) and deposit such amount in the Sub-Pool C Collection Account for distribution to the applicable Class.

  On the Closing Date, the amount on deposit in the Sub-Pool C Reserve Account will be zero. On each Distribution Date, the Trustee will deposit all funds remaining in the Sub-Pool C Collection Account, after distribution of all interest and principal then payable on the Sub-Pool C Certificates and all required deposits into the Sub-Pool C Spread Account, until the amount on deposit in the Sub-Pool C Reserve Account equals $5,564,279 (1.5% of the aggregate original Principal Balance of the Sub-Pool C Certificates). The amount on deposit in the Sub-Pool C Reserve Account will be maintained at the lesser of $5,564,279 or the aggregate Sub-Pool C Certificate Principal Balance plus any Sub-Pool C Principal Liquidation Loss on each Distribution Date (the "Sub-Pool C Reserve Account Required Amount"). If on a Distribution Date, the Sub-Pool C Reserve Account is drawn upon, it will be replenished up to the amount of the Sub-Pool C Reserve Account Required Amount on the succeeding Distribution Date on which there remains any funds available in the Sub-Pool C Collection Account immediately after distributions of interest and principal on the Sub-Pool C Certificates and required deposits into the Sub-Pool C Spread Account and, if necessary, from any funds remaining in the Sub-Pool H Collection Account after making all required distributions to the Sub-Pool H Certificates, the Sub-Pool H Spread Account, the Sub-Pool H Reserve Account, and the Sub-Pool C Spread Account.

  Funds in the Sub-Pool C Reserve Account will be invested in Eligible Investments that mature no later than the next Distribution Date, and earnings on such investments will be distributed monthly to the owner of the Sub-Pool C Reserve Account, which will be a subsidiary of Green Tree. The Sub-Pool C Reserve Account is not, and shall not under any circumstances be deemed to be, included in the Trust. Accordingly, on any

Distribution Date, any amount remaining in the Sub-Pool C Reserve Account in excess of the Sub-Pool C Reserve Account Required Amount, after giving effect to all distributions made on such Distribution Date, will be distributed to the owner of the Sub-Pool C Reserve Account. Upon termination of the Trust, the owner of the Sub-Pool C Reserve Account will also be entitled to receive any remaining amount in the Sub-Pool C Reserve Account. The owner of the Sub-Pool C Reserve Account may at any time obtain the release of all or a portion of the cash on deposit in the Sub-Pool C Reserve Account by delivering to the Trustee or its agent a letter of credit or other form of credit enhancement that satisfies the conditions set forth in the Pledge Agreement relating to the Sub-Pool C Reserve Account (including the requirement that any such substitution will not result in a reduction or withdrawal of any Rating Agency's rating of the Certificates). The cost of obtaining or maintaining any such credit enhancement will be borne solely by the owner of the Sub-Pool C Reserve Account.

DISTRIBUTIONS ON SUB-POOL H CERTIFICATES

  On each Distribution Date, distributions on the Sub-Pool H Certificates will be made from the Sub-Pool H Amount Available in the Sub-Pool H Collection Account first to the holders of the Class A-1H Certificates, then to the holders of the Class A-2H Certificates, then to the holders of the Class A-3H Certificates, then to the holders of the Class A-4H Certificates and then to the holders of the Class B-H Certificates, in the manner and order of priority described below.

CLASS A-1H INTEREST

  Interest on the outstanding Class A-1H Principal Balance will accrue at the Class A-1H Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-1H Principal Balance" as of any Distribution Date will be the Original Class A-1H Principal Balance minus all amounts previously distributed to the Class A-1H Certificateholders in respect of principal.

  Interest will be paid on the Class A-1H Certificates to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account on such Distribution Date. In the event the Sub-Pool H Amount Available in the Sub-Pool H Collection Account and any withdrawals from the Sub-Pool H Reserve Account are not sufficient to make a full distribution of interest on the Class A-1H Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1H Pass-Through Rate, to the extent legally permissible.

CLASS A-1H PRINCIPAL

  Class A-1H Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account after payment of all interest then payable on the Class A-1H Certificates, an amount equal to the sum of 68.00% (approximate) of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-1H Principal Shortfall, if any, for such Distribution Date. In the event the Sub-Pool H Amount Available is not sufficient to make a full distribution of principal on the Class A-1H Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool H Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-1H Principal Shortfall. The "Sub-Pool H Formula Principal Distribution Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Home Equity and Home Improvement
Contract:

    (i) all scheduled payments of principal due on each outstanding Home Equity and Home Improvement Contract during the related Monthly Period (after adjustment for previous Partial Principal Prepayments and after any adjustments to a Home Equity and Home Improvement Contract's amortization schedule as a result of a bankruptcy or similar proceeding involving the related Obligor),

    (ii) the Scheduled Principal Balance as defined below of each Home Equity and Home Improvement Contract which, during the related Monthly Period, was purchased by Green Tree pursuant to the Agreement on account of a breach of a representation or warranty,

    (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period, plus

    (iv) the Scheduled Principal Balance of each Home Equity and Home Improvement Contract that became a Liquidated Contract (as defined below) during the related Monthly Period, plus the amount of any reduction in the outstanding principal balance of a Home Equity and Home Improvement Contract during such Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor.

A "Monthly Period" with respect to a Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Home Equity and Home Improvement Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, and after giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Contract" means any defaulted Home Equity and Home Improvement Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Home Equity and Home Improvement Contract through the date of disposition of the related real property (if applicable) have been recovered or any defaulted Home Equity and Home Improvement Contract in respect of which the related Product has been realized upon and disposed of and the proceeds of such disposition have been received. See "Description of the Certificates-- Distributions" herein. The "Unpaid Class A-1H Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-1H Certificates on any prior Distribution Date but not paid on any intervening Distribution Date.

CLASS A-2H INTEREST

  Interest on the outstanding Class A-2H Principal Balance will accrue at the Class A-2H Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-2H Principal Balance" as of any Distribution Date will be the Original Class A-2H Principal Balance minus all amounts previously distributed to the Class A-2H Certificateholders in respect of principal, and minus any Class A-2H Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-2H Certificates to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-1H Certificates. In the event such remaining Sub-Pool H Amount Available in the Sub-Pool H Collection Account and any withdrawals from the Sub-Pool H Spread Account and the Sub-Pool H Reserve Account are not sufficient to make a full distribution of interest on the Class A-2H Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2H Pass-Through Rate, to the extent legally permissible.

CLASS A-2H PRINCIPAL

  Class A-2H Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account after payment of all interest and principal then payable on the Class A-1H Certificates and after payment of all interest then payable on the Class A-2H Certificates, the sum of 14.00% (approximate) of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-2H Principal Shortfall (as defined below) for such Distribution Date. In the event the Sub-Pool H Amount Available in the Sub-Pool H Collection Account is not sufficient to make a full distribution of principal on the Class A-2H Certificates on a Distribution

Date, such shortfall will be paid out of the Sub-Pool H Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-2H Principal Shortfall.

  The "Unpaid Class A-2H Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-2H Certificates on any prior Distribution Date but not paid on any intervening Distribution Date.

CLASS A-3H INTEREST

  Interest on the outstanding Class A-3H Principal Balance will accrue at the Class A-3H Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-3H Principal Balance" as of any Distribution Date will be the Original Class A-3H Principal Balance minus all amounts previously distributed to the Class A-3H Certificateholders in respect of principal, and minus any Class A-3H Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-3H Certificates to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-2H Certificates. In the event such remaining Sub-Pool H Amount Available in the Sub-Pool H Collection Account and any withdrawals from the Sub-Pool H Spread Account and the Sub-Pool H Reserve Account are not sufficient to make a full distribution of interest on the Class A-3H Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3H Pass-Through Rate, to the extent legally permissible.

CLASS A-3H PRINCIPAL

  Class A-3H Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account after payment of all then interest and principal payable on the Class A-2H Certificates and after payment of all interest then payable on the Class A-3H Certificates, the sum of 7.50% (approximate) of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-3H Principal Shortfall (as defined below) for such Distribution Date. In the event the Sub-Pool H Amount Available in the Sub-Pool H Collection Account is not sufficient to make a full distribution of principal on the Class A-3H Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool H Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-3H Principal Shortfall.

  The "Unpaid Class A-3H Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-3H Certificates on any prior Distribution Date but not paid on any intervening Distribution Date.

CLASS A-4H INTEREST

  Interest on the outstanding Class A-4H Principal Balance will accrue at the Class A-4H Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-4H Principal Balance" as of any Distribution Date will be the Original Class A-4H Principal Balance minus all amounts previously distributed to the Class A-4H Certificateholders in respect of principal, and minus any Class A-4H Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-4H Certificates to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-3H Certificates. In the event such remaining Sub-Pool H Amount Available in the Sub-

Pool H Collection Account and any withdrawals from the Sub-Pool H Spread Account and the Sub-Pool H Reserve Account are not sufficient to make a full distribution of interest on the Class A-4H Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4H Pass-Through Rate, to the extent legally permissible.

CLASS A-4H PRINCIPAL

  Class A-4H Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account after payment of all interest and principal then payable on the Class A-3H Certificates and after payment of all interest then payable on the Class A-4H Certificates, the sum of 6.00% (approximate) of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-4H Principal Shortfall (as defined below) for such Distribution Date. In the event the Sub-Pool H Amount Available in the Sub-Pool H Collection Account is not sufficient to make a full distribution of principal on the Class A-4H Certificates on a Distribution Date, such shortfall will be paid out of the Sub-Pool H Reserve Account to the extent of funds therein, and any remaining shortfall will be carried forward as Unpaid Class A-4H Principal Shortfall.

  The "Unpaid Class A-4 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-4H Certificates on any prior Distribution Date but not paid on any intervening Distribution Date.

CLASS B-H INTEREST

  Interest on the outstanding Class B-H Principal Balance will accrue at the Class B-H Pass-Through Rate from March 31, 1998, or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class B-H Principal Balance" as of any Distribution Date will be the Original Class B-H Principal Balance minus all amounts previously distributed to the Class B-H Certificateholders in respect of principal, and minus any Class B-H Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class B-H Certificates to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-4H Certificates. In the event such remaining Sub-Pool H Amount Available in the Sub-Pool H Collection Account is not sufficient to make a full distribution of interest on the Class B-H Certificates and Green Tree for any reason fails to pay such amount under the Limited Guaranty, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class B-H Pass-Through Rate, to the extent legally permissible.

CLASS B-H PRINCIPAL

  Class B-H Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Sub-Pool H Amount Available in the Sub-Pool H Collection Account after payment of all interest and principal then payable on the Class A-1H, A-2H, A-3H and A-4H Certificates and after payment of all interest then payable on the Class B-H Certificates, the sum of 4.50% (approximate) of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class B-H Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class B-H Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class B-H Certificates on any prior Distribution Date but not paid by Green Tree under the Limited Guaranty or out of the Sub-Pool H Amount Available on such prior Distribution Date or any intervening Distribution Date.

THE SUB-POOL H SPREAD ACCOUNT

  The Class A-2H, Class A-3H and Class A-4H Certificateholders will have the benefit of a separate sub-account for each Class contained in the Sub-Pool H Spread Account to be held by the Trustee. On any Distribution Date, if the Sub-Pool H Amount Available in the Sub-Pool H Collection Account (after making all distributions on each Class of Sub-Pool H Certificates with a prior numeric designation) is insufficient to distribute all interest then payable on any such Class of Sub-Pool H Certificates, the Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Sub-Pool H Collection Account for distribution to the applicable Class. The Sub-Pool H Spread Account will not be available to cover a shortfall in principal distributable on any Class of Sub-Pool H Certificates, but will only be available to cover a shortfall in interest distributable on the Class A-2H, Class A-3H and Class A-4H Certificates.

  On the Closing Date, the amount on deposit in each of the Class A-2H, Class A-3H and Class A-4H sub-accounts will be zero. On each Distribution Date, the Trustee will deposit all funds remaining in the Sub-Pool H Collection Account, after distribution of all interest and principal then payable on the Sub-Pool H Certificates, first to the Class A-2H sub-account, then to the Class A-3H sub-account and then to the Class A-4H sub-account, until the amounts on deposit in such sub-accounts equal 0.49%, 0.27% and 0.25%, respectively, of the Sub-Pool H Scheduled Principal Balance on such Distribution Date (each such amount, the "Sub-Account Required Amount"). If on a Distribution Date, a sub-account is drawn upon, it will be replenished up to the amount of such withdrawal but in no event more than the applicable Sub-Account Required Amount on the succeeding Distribution Date on which there remains any funds available in the Sub-Pool H Collection Account immediately after distributions of interest and principal on the related Class of Sub-Pool H Certificates and, if necessary, from any funds remaining in the Sub-Pool C Collection Account after making all required distributions to the Sub-Pool C Certificates, the Sub-Pool C Spread Account and the Sub-Pool C Reserve Account.

  Funds in the Sub-Pool H Spread Account will be invested in Eligible Investments that mature no later than the next Distribution Date, and earnings on such investments will be distributed monthly to the owner of the Sub-Pool H Spread Account, which will be a subsidiary of Green Tree. The Sub-Pool H Spread Account is not, and shall not under any circumstances be deemed to be, included in the Trust. Accordingly, on any Distribution Date, any amount remaining in each sub-account in excess of the applicable Sub-Account Required Amount, after giving effect to all distributions made on such Distribution Date, will be distributed to the owner of the Sub-Pool H Spread Account. Upon termination of the Trust, the owner of the Sub-Pool H Spread Account will also be entitled to receive any remaining amounts in the Sub-Pool H Spread Account. The owner of the Sub-Pool H Spread Account may at any time obtain the release of all or a portion of the cash on deposit in the Sub-Pool H Spread Account by delivering to the Trustee or its agent a letter of credit or other form of credit enhancement that satisfies the conditions set forth in the Pledge Agreement relating to the Sub-Pool H Spread Account (including the requirement that any such substitution will not result in a reduction or withdrawal of any Rating Agency's rating of the Certificates). The cost of obtaining or maintaining any such credit enhancement will be borne solely by the owner of the Sub-Pool H Spread Account.

THE SUB-POOL H RESERVE ACCOUNT

  The Class A-1H, A-2H, A-3H and A-4H Certificateholders will have the benefit of the Sub-Pool H Reserve Account to be held by the Trustee. On any Distribution Date, if Sub-Pool H Amount Available in the Sub-Pool H Collection Account (after making all distributions on each Class of Sub-Pool H Certificates with a prior numeric designation) is insufficient to make full payment in respect of interest or principal payable on any such Class of Sub-Pool H Certificates (after making appropriate draws upon the Sub-Pool H Spread Account in respect of interest), the Trustee will withdraw the amount of the deficiency from the Sub-Pool H Reserve Account (or the amount on deposit in the Sub-Pool H Reserve Account, if less) and deposit such amount in the Sub-Pool H Collection Account for distribution to the applicable Class.

  On the Closing Date, the amount on deposit in the Sub-Pool H Reserve Account will be zero. On each Distribution Date, the Trustee will deposit all funds remaining in the Sub-Pool H Collection Account, after distribution of all interest and principal then payable on the Sub-Pool H Certificates and all required deposits into the Sub-Pool H Spread Account, until the amount on deposit in the Sub-Pool H Reserve Account equals $1,935,721 (1.5% of the aggregate original Principal Balance of the Sub-Pool H Certificates). The amount on deposit in the Sub-Pool H Reserve Account will be maintained at the lesser of $1,935,721 or the aggregate Sub-Pool H Certificate Principal Balance plus any Sub-Pool H Principal Liquidation Loss on each Distribution Date (the "Sub-Pool H Reserve Account Required Amount"). If on a Distribution Date, the Sub-Pool H Reserve Account is drawn upon, it will be replenished up to the amount of the Sub-Pool H Reserve Account Required Amount on the succeeding Distribution Date on which there remains any funds available in the Sub-Pool H Collection Account immediately after distributions of interest and principal on the Sub-Pool H Certificates and required deposits into the Sub-Pool H Spread Account and, if necessary, from any funds remaining in the Sub-Pool C Collection Account after making all required distributions to the Sub-Pool C Certificates, the Sub-Pool C Spread Account, the Sub-Pool C Reserve Account, and the Sub-Pool H Spread Account.

  Funds in the Sub-Pool H Reserve Account will be invested in Eligible Investments that mature no later than the next Distribution Date, and earnings on such investments will be distributed monthly to the owner of the Sub-Pool H Reserve Account, which will be a subsidiary of Green Tree. The Sub-Pool H Reserve Account is not, and shall not under any circumstances be deemed to be, included in the Trust. Accordingly, on any Distribution Date, any amount remaining in the Sub-Pool H Reserve Account in excess of the Sub-Pool H Reserve Account Required Amount, after giving effect to all distributions made on such Distribution Date, will be distributed to the owner of the Sub-Pool H Reserve Account. Upon termination of the Trust, the owner of the Sub-Pool H Reserve Account will also be entitled to receive any remaining amount in the Sub-Pool H Reserve Account. The owner of the Sub-Pool H Reserve Account may at any time obtain the release of all or a portion of the cash on deposit in the Sub-Pool H Reserve Account by delivering to the Trustee or its agent a letter of credit or other form of credit enhancement that satisfies the conditions set forth in the Pledge Agreement relating to the Sub-Pool H Reserve Account (including the requirement that any such substitution will not result in a reduction or withdrawal of any Rating Agency's rating of the Certificates). The cost of obtaining or maintaining any such credit enhancement will be borne solely by the owner of the Sub-Pool H Reserve Account.

OPTIONAL PREPAYMENT

  If Green Tree or the Servicer exercises its option to purchase the Consumer Product Contracts, which, subject to certain provisions in the Agreement, can occur after the Sub-Pool C Scheduled Principal Balance declines to 10% or less of the Cutoff Date Sub-Pool C Principal Balance, the Sub-Pool C Certificateholders will receive an amount in respect of the Sub-Pool C Certificates equal to the Certificate Principal Balance, together with accrued interest at the Pass-Through Rate and the Certificates will be retired. See "Description of the Trust Documents--Termination" in the Prospectus.

  If Green Tree or the Servicer exercises its option to purchase the Home Equity and Home Improvement Contracts, which, subject to certain provisions in the Agreement, can occur after the Sub-Pool H Scheduled Principal Balance declines to 10% or less of the Cutoff Date Sub-Pool H Principal Balance, the Sub-Pool H Certificateholders will receive an amount in respect of the Sub-Pool H Certificates equal to the Certificate Principal Balance, together with accrued interest at the Pass-Through Rate and the Certificates will be retired. See "Description of the Trust Documents--Termination" in the Prospectus.

LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class B-C Certificates and the effect of liquidation losses and delinquencies on the Consumer Product Contracts, the Class B-C Certificateholders are entitled to receive on each Distribution Date an amount equal to the Class B-C Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Class B-C Guaranty Payment for any Distribution Date will equal the difference, if any, between the Class B-C Formula Distribution Amount (equal to accrued and unpaid interest on the Class B-C Certificates, plus 3.32% (approximate) of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class B-C Principal Shortfall) and the remaining Sub-Pool C Amount Available in the Sub-Pool C Collection Account after distribution of all interest and principal payable on the Class A-4C Certificates and any deposits into the Sub-Pool C Spread Account and the Sub-Pool C Reserve Account.

  In order to mitigate the effect of the subordination of the Class B-H Certificates and the effect of liquidation losses and delinquencies on the Home Equity and Home Improvement Contracts, the Class B-H Certificateholders are entitled to receive on each Distribution Date an amount equal to the Class B-H Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Class B-H Guaranty Payment for any Distribution Date will equal the difference, if any, between the Class B-H Formula Distribution Amount (equal to accrued and unpaid interest on the Class B-H Certificates, plus 4.50% (approximate) of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class B-H Principal Shortfall) and the remaining Sub-Pool H Amount Available in the Sub-Pool H Collection Account after distribution of all interest and principal payable on the Class A-4C Certificates and any deposits into the Sub-Pool H Spread Account and the Sub-Pool H Reserve Account.

  The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the Certificates may be affected by the ratings of Green Tree's debt securities. Green Tree's senior debt securities were recently downgraded by S&P to "BBB-" and by Fitch to "BBB", which has been reflected in the ratings assigned to the Class B-C and Class B-H Certificates. See "Summary of Terms--Ratings." The Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1C, Class A-2C, Class A-3C or Class A-4C, Class A-1H, Class A-2H, Class A-3H or Class A-4H Certificateholders.

  As compensation for servicing the Contracts and providing the Limited Guaranty, Green Tree will be entitled to receive the Monthly Servicing and Guaranty Fee on each Distribution Date, equal to the Amount Available remaining after payment of the Class B-C Formula Distribution Amount, the Class B-H Formula Distribution Amount and any deposits into the Spread Accounts and Reserve Accounts required on that Distribution Date.

LOSSES ON LIQUIDATED CONSUMER PRODUCT CONTRACTS

  As described above, the distribution of principal to each Class of Sub-Pool C Certificates is intended to equal such Class's percentage of the Sub-Pool C Formula Principal Distribution Amount, which in turn includes the Scheduled Principal Balance of each Consumer Product Contract that became a Liquidated Contract during the month preceding the month of such distribution. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree, then by the Class B-C Certificateholders (although Green Tree will be obligated to make a Class B-C Guaranty Payment equal to any shortfall in the distribution to the Class B-C Certificateholders), and then by each other Class of Sub-Pool C Certificates in inverse numerical order.

  If the Sub-Pool C Amount Available in the Sub-Pool C Collection Account for any Distribution Date, after making all required distributions of interest and principal to more senior Classes of Sub-Pool C Certificates, is insufficient to make a full distribution of interest and/or principal to a Class of Sub-Pool C Certificates, such deficiency will be carried forward and added to the amount to be distributed to such Class on the following Distribution Date.

  If the Sub-Pool C Scheduled Principal Balance for any Distribution Date is less than the aggregate Sub-Pool C Certificate Balance as of such Distribution Date, then the Class B-C Certificate Balance will be reduced by the amount of such deficiency (a "Class B-C Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Class B-C Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Class B-C Certificates on future Distribution Dates would include interest on any such Class B-C Principal Liquidation Loss at the Class B-C Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Class B-C Pass-Through Rate) accrued from the date such Class B-C Principal Liquidation Loss was incurred, and the amount of such Class B-C Principal Liquidation Loss.

  Similarly, if the Class B-C Principal Balance were reduced to zero (which would be caused only by Class B-C Principal Liquidation Losses, whether or not Green Tree makes any required payments under the Limited Guaranty) and the Sub-Pool C Scheduled Principal Balance on any Distribution Date were less than the aggregate Sub-Pool C Certificate Balance as of such Distribution Date, then the Class A-4C Certificate Balance would be reduced by the amount of such deficiency (a "Class A-4C Principal Liquidation Loss"). The amount distributable on the Class A-4C Certificates on future Distribution Dates would include interest on any such Class A-4C Principal Liquidation Loss at the Class A-4C Pass-Through Rate (and, to the extent legally permissible, interest on such unpaid interest at the Class A-4C Pass-Through Rate) accrued from the date such Class A-4C Principal Liquidation Loss was incurred. The Class A-3C and Class A-2C Certificates would each similarly be subject to reduction in their respective Certificate Balances if the aggregate Certificate Balance of all more junior Classes of Sub-Pool C Certificates were reduced to zero and the Sub-Pool C Scheduled Principal Balance were less than the aggregate Sub-Pool C Certificate Balance, and would similarly be entitled on future Distribution Dates to receive interest on any such Principal Liquidation Loss at the applicable Pass-Through Rate. The Class A-1C Certificate Balance will not be reduced by any Liquidation Losses.

LOSSES ON LIQUIDATED HOME EQUITY AND HOME IMPROVEMENT CONTRACTS

  As described above, the distribution of principal to each Class of Sub-Pool H Certificates is intended to equal such Class's percentage of the Sub-Pool H Formula Principal Distribution Amount, which in turn includes the Sub-Pool H Scheduled Principal Balance of each Home Equity and Home Improvement Contract that became a Liquidated Contract during the month preceding the month of such distribution. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree, then by the Class B-H Certificateholders (although Green Tree will be obligated to make a Class B-H Guaranty Payment equal to any shortfall in the distribution to the Class B-H Certificateholders), and then by each other Class of Sub-Pool H Certificates in inverse numerical order.

  If the Sub-Pool H Amount Available in the Sub-Pool H Collection Account for any Distribution Date, after making all required distributions of interest and principal to more senior Classes of Sub-Pool H Certificates, is insufficient to make a full distribution of interest and/or principal to a Class of Sub-Pool H Certificates, such deficiency will be carried forward and added to the amount to be distributed to such Class on the following Distribution Date.

  If the Sub-Pool H Scheduled Principal Balance for any Distribution Date is less than the aggregate Sub-Pool H Certificate Balance as of such Distribution Date, then the Class B-H Certificate Balance will be reduced by the amount of such deficiency (a "Class B-H Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Class B-H Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Class B-H Certificates on future Distribution Dates would include interest on any such Class B-H Principal Liquidation Loss at the Class B-H Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Class B-H Pass-Through Rate) accrued from the date such Class B-H Principal Liquidation Loss was incurred, and the amount of such Class B-H Principal Liquidation Loss.

  Similarly, if the Class B-H Principal Balance were reduced to zero (which would be caused only by Class B-H Principal Liquidation Losses, whether or not Green Tree makes any required payments under the Limited Guaranty) and the Sub-Pool H Scheduled Principal Balance on any Distribution Date were less than the aggregate Sub-Pool H Certificate Balance as of such Distribution Date, then the Class A-4H Certificate Balance would be reduced by the amount of such deficiency (a "Class A-4H Principal Liquidation Loss"). The amount distributable on the Class A-4H Certificates on future Distribution Dates would include interest on any such Class A-4H Principal Liquidation Loss at the Class A-4H Pass-Through Rate (and, to the extent legally permissible, interest on such unpaid interest at the Class A-4H Pass-Through Rate) accrued from the date such Class A-4H Principal Liquidation Loss was incurred. The Class A-3H and Class A-2H Certificates would each similarly be subject to reduction in their respective Certificate Balances if the aggregate Certificate Balance of all more junior Classes of Sub-Pool H Certificates were reduced to zero and the Sub-Pool H Pool Scheduled Principal Balance were less than the aggregate Sub-Pool H Certificate Balance, and would similarly be entitled on future Distribution Dates to receive interest on any such Principal Liquidation Loss at the applicable Pass-Through Rate. The Class A-1H Certificate Balance will not be reduced by any Liquidation Losses.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the Certificateholders on such Distribution Date. Such statement will be based on the information in the related Servicer's Certificate setting forth certain information required under the Agreement. Each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Certificates;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Certificates;

    (iii) the Certificate Principal Balance and the Pool Factor after giving effect to all payments reported under (ii) above on such date;

    (iv) the Interest Shortfall and the Principal Shortfall, if any, and the change in such amounts from the preceding statement;

    (v) the amount, if any, of Principal Liquidation Losses, allocated to each Class of Certificates;

    (vi) the amount, if any, deposited or withdrawn from the Spread Accounts and the amount on deposit in the Spread Accounts after giving effect to all withdrawals and deposits on such Distribution Date;

    (vii) the amount, if any, deposited or withdrawn from the Reserve Accounts and the amount on deposit in the Reserve Accounts after giving effect to all withdrawals and deposits on such Distribution Date;

    (viii) the amount, if any, of the Guaranty Payment in respect of the Class B-C or Class B-H Certificates;

    (ix) the amount of the Monthly Servicing and Guaranty Fee paid to the Servicer with respect to the related Monthly Period;

    (x) the number and aggregate principal balances of delinquent Contracts, the number of Products repossessed and repossessed and remaining in inventory, and the number and type of Contracts that became Liquidated Contracts with respect to the immediately preceding Monthly Period; and

    (xi) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

  Each amount set forth pursuant to subclauses (i) through (vii) will be expressed as a dollar amount per $1,000 of the initial principal amount of the Certificates.

  Unless and until Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Certificates and the nominee of DTC. Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Trustee. See

"Certain Information Regarding the Securities--Statements to Securityholders" in the accompanying Prospectus.

  Within the required period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as Green Tree deems necessary to enable such Certificateholder to prepare its tax returns. See "Certain Federal and State Income Tax Consequences" herein.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences--Grantor Trust Series" and "Certain State Income Tax Consequences" in the Prospectus. Specifically, because the Certificates may constitute stripped bonds within the meaning of the Code, potential investors should review the discussion under "Certain Federal Income Tax Consequences--Grantor Trust Series--Stripped Certificates" in the Prospectus.

  Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed herein or in the accompanying Prospectus, and no assurance can be given that the IRS will not take contrary positions. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

  In the opinion of Dorsey & Whitney LLP, for federal and Minnesota income tax purposes, the Trust will be classified as two sub-trusts, each of which qualifies as a grantor trust and not as an association or a publicly traded partnership which is taxable as a corporation, and neither the Trust nor any portion thereof will constitute a taxable mortgage pool taxable as a corporation, assuming ongoing compliance with the Agreement.

                             ERISA CONSIDERATIONS

  The following information supplements the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A-1 Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates if assets of the Trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor ("DOL") (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Certificates are likely to be treated as equity interests under the Plan Asset Regulations.

  The U.S. Department of Labor ("DOL") has granted substantially identical administrative exemptions to Lehman Brothers Inc. (Prohibited Transaction Exemption 91-14; Exemption Application No. D-7958, 56 Fed. Reg. 7413 (1991)) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-29; Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990)) (collectively referred to as the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include consumer installment sales, contracts and installment loan agreements such as the Consumer Product Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class A-1C Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Class A-1C Certificates are the following:

    (1) The acquisition of the Class A-1C Certificates by a Plan is on terms (including the price for the Class A-1C Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A-1C Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A-1C Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Moody's, S&P, Fitch or Duff & Phelps Credit Rating Co.;

    (4) The trustee of the Plan is not an affiliate of any member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A-1C Certificates represents not more than reasonable compensation for underwriting the Class A-1C Certificates. The sum of all payments made to and retained by Green Tree pursuant to the sale of the Consumer Product Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Class A-1C Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A-1C Certificates in connection with the initial issuance, at least fifty (50) percent of the Class A-1C Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A-1C Certificates does not exceed twenty-five (25) percent of all of the Class A-1C Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by Green Tree, the Underwriters, the Trustee, the Servicer, any obligor with respect to Consumer Product Contracts included in the Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  Green Tree believes that the Exemption will apply to the acquisition and holding of Class A-1C Certificates sold by the Underwriters and purchased by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Consumer Products Contracts included in the Trust constitutes more than five (5) percent of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A-1C Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A-1C Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A-1C Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  No transfer of Class A-2C, Class A-3C, Class A-4C or Class B-C Certificates or any Sub-Pool H Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and Green Tree an opinion of counsel (in form satisfactory to the Trustee and Green Tree) to the effect that the purchase or holding of a Class A-2C, Class A-3C, Class A-4C or Class B-C Certificate or a Sub-Pool H Certificate by such Plan will not result in the assets of the Trust being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, Green Tree or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Class A-2C, Class A-3C, Class A-4C or Class B-C Certificate or a Sub-Pool H Certificate or any interest therein will be deemed to represent to the Trustee, Green Tree and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                 UNDERWRITING

  Subject to the terms and conditions contained in an underwriting agreement dated the date hereof (the "Underwriting Agreement") between Green Tree and the underwriters named below (the "Underwriters"), the Underwriters have, severally and not jointly, agreed to purchase from Green Tree the respective principal amounts of Certificates set forth opposite their names below.

                          CLASS A-1C   CLASS A-2C   CLASS A-3C   CLASS A-4C   CLASS B-C
      UNDERWRITER        CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
      -----------        ------------ ------------ ------------ ------------ ------------
Lehman Brothers Inc. ... $160,435,000 $ 8,348,000  $ 6,490,000   $3,710,000  $ 6,496,947
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated.....  160,435,000   8,347,000    6,490,000    3,710,000    6,490,000
                         ------------ -----------  -----------   ----------  -----------
   Total................ $320,870,000 $16,695,000  $12,980,000   $7,420,000  $12,986,947
                         ============ ===========  ===========   ==========  ===========

                          CLASS A-1H   CLASS A-2H   CLASS A-3H   CLASS A-4H   CLASS B-H
                         CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
                         ------------ ------------ ------------ ------------ ------------
Lehman Brothers Inc. ... $43,875,000  $ 9,035,000   $4,840,000   $3,870,000   $2,908,053
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated.....  43,875,000    9,035,000    4,840,000    3,870,000    2,900,000
                         -----------  -----------   ----------   ----------   ----------
   Total................ $87,750,000  $18,070,000   $9,680,000   $7,740,000   $5,808,053
                         ===========  ===========   ==========   ==========   ==========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby, if any of such Certificates are purchased.

  The Underwriters and their affiliates have from time to time provided warehouse and other financing to Green Tree.

  Green Tree has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the respective Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers. The public offering price and the concession and discount to dealers may be changed by the Underwriters after the initial Public Offering of the Certificates offered hereby.

                                                           SELLING   REALLOWANCE
       CLASS                                              CONCESSION  DISCOUNT
       -----                                              ---------- -----------
       A-1C..............................................    .150%      .075%
       A-2C..............................................    .250%      .125%
       A-3C..............................................    .350%      .175%
       A-4C..............................................    .450%      .225%
       B-C...............................................    .500%      .250%
       A-1H..............................................    .175%      .100%
       A-2H..............................................    .250%      .125%
       A-3H..............................................    .350%      .175%
       A-4H..............................................    .450%      .225%
       B-H...............................................    .500%      .250%

  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

  If the Underwriters create a short position in the Certificates in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Certificates in the open market.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither Green Tree nor any of the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither Green Tree nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriting Agreement provides that Green Tree will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.

  Green Tree does not intend to apply for listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that the Underwriters currently intend to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates and any such market may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, Green Tree and the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

  Certain matters with respect to the legality of the Certificates and with respect to the federal and Minnesota income tax matters discussed under "Certain Federal and State Income Tax Consequences" will be passed upon for Green Tree by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the Certificates will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York.

PROSPECTUS

             GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUSTS
                           ASSET-BACKED CERTIFICATES
                              ASSET-BACKED NOTES

                               ----------------

                       GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

                               ----------------

  The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement.

  The Certificates and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by Green Tree Financial Corporation ("Green Tree"). The assets of each Trust (the "Trust Property") will include a pool of retail installment sales contracts and promissory notes for the purchase of a variety of consumer products (collectively, the "Products"), retail installment sales contracts and promissory notes financing home improvements, and closed-end home equity loans, each as further described herein (such retail installment sales contracts, promissory notes and home equity loans are referred to herein as the "Contracts"). The Trust Property will also include certain monies paid or payable under the Contracts after the Cutoff Date set forth in the related Prospectus Supplement (the "Cutoff Date"), an assignment of Green Tree's security interests in the Products financed thereby and the mortgages securing the home equity loans, and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with an Indenture Trustee, which may include a Pre-Funding Account which would be used to purchase additional Contracts (the "Subsequent Contracts") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

  Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into between Green Tree, as Seller and Servicer, and the Trustee specified in the related Prospectus Supplement (the "Trustee") or (ii) a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Trust and certain other parties as specified in the related Prospectus Supplement. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among Green Tree, as Seller and Servicer and the Trust. The Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

                                                       (Continued on next page)


FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE 13 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ----------------

  THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF GREEN TREE (EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY AFFILIATE OF GREEN TREE.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                THE DATE OF THIS PROSPECTUS IS MARCH 20, 1998.

(Continued from previous page)

  Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Contracts in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

  Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Contracts) on the related Contracts.

  If specified in the related Prospectus Supplement, a financial guaranty insurance policy, letter of credit, surety bond, Green Tree guaranty, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Trust or any class of Securities.

  Unless otherwise provided in the related Prospectus Supplement, the Certificates and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

  There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

                             AVAILABLE INFORMATION

  Green Tree, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                          REPORTS TO SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities--Statements to Securityholders" and "--Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Green Tree does not intend to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, Green Tree expects that each Trust's obligation to file such reports will be terminated following the end of the year in which such Trust is formed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, which has been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

  Green Tree will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement.

Issuer.............................. With respect to each series of Securities, a trust (the "Trust") will be formed by
                                     Green Tree pursuant to either a Pooling and
                                     Servicing Agreement between Green Tree, in
                                     its capacity as Seller and as Servicer (in
                                     such capacity referred to herein as the
                                     "Servicer"), and the Trustee specified in
                                     the related Prospectus Supplement (each
                                     such trust, a "grantor trust"), or a Trust
                                     Agreement between the Seller, the Trustee
                                     specified in the related Prospectus
                                     Supplement and certain other parties as
                                     specified in the related Prospectus
                                     Supplement (each such trust, an "owner
                                     trust").
Seller and Servicer................. Green Tree Financial Corporation. See
                                     "Green Tree Financial Corporation."
Trustee............................. The Trustee for a grantor trust or the
                                     Owner Trustee for an owner trust, in each
                                     case as specified in the related Prospectus
                                     Supplement. The Trustee or Owner Trustee
                                     for any Trust will be referred to in this
                                     Prospectus as the "Trustee," although the
                                     Prospectus Supplement relating to an owner
                                     trust that issues Notes will refer to the
                                     Trustee as the "Owner Trustee" in order to
                                     distinguish the Owner Trustee and the
                                     Indenture Trustee for such Series. See
                                     "Description of the Trust Documents--The
                                     Trustee."
Indenture Trustee................... With respect to any Series of Securities including one or more classes of Notes, the
                                     Indenture Trustee specified in the related
                                     Prospectus Supplement (the "Indenture
                                     Trustee").
The Certificates.................... Each series of Securities will include one or more classes of Certificates which will
                                     be issued pursuant to the related Trust
                                     Documents.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, Certificates will be
                                     available for purchase in denominations of
                                     $1,000 and in integral multiples thereof
                                     and will be available in book-entry form
                                     only. Unless otherwise specified in the
                                     related Prospectus Supplement, beneficial
                                     owners of Certificates ("Certificate
                                     Owners") will be able to receive Definitive
                                     Certificates only in the limited

                                       circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Book-Entry Registration."

                                       Unless otherwise specified in the related
                                       Prospectus Supplement, each class of
                                       Certificates will have a stated
                                       Certificate Balance (as defined in the
                                       related Prospectus Supplement) and will
                                       accrue interest on such Certificate
                                       Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). Each class of
                                       Certificates may have a different Pass-
                                       Through Rate, which may be a fixed,
                                       variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates, or the initial Pass-Through Rate and the method for determining subsequent changes to the Pass-Through Rate.

                                       A series may include two or more classes of Certificates which differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass-Through Rate or amount of distributions in respect of principal or interest, or as to which distributions in respect of principal or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contract Pool. In addition, a series may include one or more classes of Certificates ("Stripped Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal.

                                       With respect to any series of Securities including one or more classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes, to the extent specified in the related Prospectus Supplement.

                                       If the Seller or Servicer exercises its
                                       option to purchase the Contracts of a
                                       Trust on the terms and conditions
                                       described below under "Description of the Trust Documents--Termination,"
                                       Certificate Owners will receive an amount in respect of the Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account (as such term is defined in the related Prospectus Supplement, the "Pre-Funding Account"),

                                     Certificate Owners will receive a
                                     distribution in respect of principal on or
                                     immediately following the end of the
                                     funding period specified in the related
                                     Prospectus Supplement (the "Pre-Funding
                                     Period") in an amount and manner specified
                                     in the related Prospectus Supplement.
The Notes........................... With respect to any series of Securities including one or more classes of Notes,
                                     such Notes will be issued pursuant to an
                                     Indenture.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, Notes will be
                                     available for purchase in denominations of
                                     $1,000 and integral multiples thereof, and
                                     will be available in book-entry form only.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, beneficial owners of
                                     Notes ("Note Owners") will be able to
                                     receive Definitive Notes only in the
                                     limited circumstances described herein or
                                     in the related Prospectus Supplement. See
                                     "Certain Information Regarding the
                                     Securities--Book-Entry Registration."
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, each class of Notes
                                     will have a stated principal amount and
                                     will bear interest at a specified rate or
                                     rates (with respect to each class of Notes,
                                     the "Interest Rate"). Each class of Notes
                                     may have a different Interest Rate, which
                                     may be a fixed, variable or adjustable
                                     Interest Rate, or any combination of the
                                     foregoing. The related Prospectus
                                     Supplement will specify the Interest Rate
                                     and the method for determining subsequent
                                     changes to the Interest Rate.
                                     A series may include two or more classes of
                                     Notes which differ as to the timing and
                                     priority of payment, seniority, allocations
                                     of loss, Interest Rate or amount of
                                     payments of principal or interest, or as to
                                     which payments of principal or interest may
                                     or may not be made upon the occurrence of
                                     specified events or on the basis of
                                     collections from designated portions of the
                                     Contract Pool. In addition, a series may
                                     include one or more classes of Notes
                                     ("Stripped Notes") entitled to (i)
                                     principal payments with disproportionate,
                                     nominal or no interest payments or (ii)
                                     interest payments with disproportionate,
                                     nominal or no principal payments.
                                     If the Seller or the Servicer exercises its
                                     option to purchase the Contracts of a Trust
                                     on the terms and conditions described below
                                     under "Description of the Trust Documents--
                                     Termination," the outstanding Notes, if
                                     any, of such series will be redeemed as set

                                     forth in the related Prospectus Supplement.
                                     In addition, if the related Prospectus
                                     Supplement provides that the property of a
                                     Trust will include a Pre-Funding Account,
                                     the outstanding Notes, if any, of such
                                     series will be subject to partial
                                     redemption on or immediately following the
                                     end of the Pre-Funding Period in an amount
                                     and manner specified in the related
                                     Prospectus Supplement. In the event of such
                                     partial redemption, the Note Owners may be
                                     entitled to receive a prepayment premium
                                     from the Trust, in the amount and to the
                                     extent provided in the related Prospectus
                                     Supplement.
Trust Property...................... Each Certificate will represent a fractional undivided interest in, and each
                                     Note, if any, will represent an obligation
                                     of, the related Trust. The assets of each
                                     Trust (the "Trust Property") will include,
                                     among other things, a pool (the "Contract
                                     Pool") of retail installment sales
                                     contracts and promissory notes for the
                                     purchase of a variety of consumer products
                                     as further described under "Green Tree
                                     Financial Corporation" herein
                                     (collectively, the "Products"), retail
                                     installment sales contracts and promissory
                                     notes financing home improvements ("Home
                                     Improvement Contracts"), and closed-end
                                     home equity loans ("Home Equity Contracts")
                                     (such retail installment sales contracts,
                                     promissory notes and Home Equity Contracts
                                     are referred to herein as the "Contracts"),
                                     certain monies paid or payable thereunder
                                     on or after the Cutoff Date (as specified
                                     in the related Prospectus Supplement), an
                                     assignment of Green Tree's security
                                     interests in the Products and the mortgages
                                     securing any Home Equity Contracts, an
                                     assignment of the right to receive proceeds
                                     from claims on certain insurance policies
                                     covering the Products, the real estate
                                     securing any Home Equity Contracts, or the
                                     Obligors, the assignment of certain rights
                                     of Green Tree against the Dealers
                                     originating such Contracts, the Collection
                                     Account, including all investments therein,
                                     all income from the investment of funds
                                     therein and all proceeds thereof, certain
                                     other accounts and the proceeds thereof and
                                     certain other rights under the Trust
                                     Documents. In addition, if so specified in
                                     the related Prospectus Supplement, the
                                     Trust Property will include monies on
                                     deposit in a Pre-Funding Account to be
                                     established with the Indenture Trustee or
                                     the Trustee, which will be used to purchase
                                     Subsequent Contracts (as defined below)
                                     from the Seller from time to time during
                                     the Pre-Funding Period specified in the
                                     related Prospectus

                                     Supplement, as well as any Subsequent
                                     Contracts so purchased. See "The Trusts."

                                     If and to the extent provided in the
                                     related Prospectus Supplement, the related
                                     Trust will be obligated to purchase from Green Tree (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing Agreement), additional Contracts (the "Subsequent Contracts") from time to time (as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date. Green Tree will be obligated to repurchase Contracts upon the occurrence of certain breaches of representations and warranties (a "Repurchase Event"). See "Description of the Trust Documents--Sale and Assignment of the Contracts" and "--Servicing Procedures."

Enhancement......................... If and to the extent specified in the related Prospectus Supplement, enhancement with respect to a Trust or any class of Securities may include any one or more of the following: a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of credit enhancement, or any combination thereof. The enhancement with respect to any Trust or any class of Securities may be structured to provide protection against delinquencies and/or losses on the Contracts, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any form of enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related Prospectus Supplement. See "Description of the Trust Documents-- Enhancement."

Servicing........................... The Servicer will be responsible for managing, administering, servicing and
                                     making collections on the Contracts held by each Trust. Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities compensation to the Servicer will include a monthly fee (the "Servicing Fee") which will be payable from the related Trust to the Servicer on each Distribution

                                     Date, in an amount equal to the product of
                                     one-twelfth of .75% per annum multiplied by
                                     the aggregate principal balance of the
                                     Contracts (the "Aggregate Principal
                                     Balance") as of the first day of the prior
                                     calendar month, plus any late fees and
                                     other administrative fees and expenses or
                                     similar charges collected with respect to
                                     the Contracts during such Monthly Period.
                                     See "Description of the Trust Documents--
                                     Servicing Compensation."
Advances............................ Unless otherwise specified in the related
                                     Prospectus Supplement, the Servicer will be
                                     obligated to make Advances each month of
                                     any scheduled payments on the Contracts
                                     that were due but not received during the
                                     prior Due Period. The Servicer will be
                                     entitled to reimbursement of an Advance
                                     from Available Funds in the Collection
                                     Account for the related Trust. The Servicer
                                     will be obligated to make an Advance only
                                     to the extent that it determines that such
                                     Advance will be recoverable from subsequent
                                     funds available therefor in the Collection
                                     Account for the related Trust. See
                                     "Description of the Trust Documents--
                                     Advances."
Contracts........................... The Contracts forming part of the Trust
                                     Property of each Trust were or will have
                                     been originated by
                                     Dealers and sold by the Dealers to Green
                                     Tree in the ordinary course of business.
                                     The Contracts will generally be prepayable
                                     at any time without penalty to the
                                     purchaser of the related Product or other
                                     person or persons who are obligated to make
                                     payments thereunder (each, an "Obligor").
                                     See "The Contracts." Information with
                                     respect to each Contract Pool, including
                                     the proportions of each type of Product
                                     financed, the weighted average annual
                                     percentage rate and the weighted average
                                     remaining maturity, will be set forth in
                                     the related Prospectus Supplement.
Collection Account.................. With respect to each series of Securities, the Servicer will establish and maintain
                                     one or more separate accounts (the
                                     "Collection Account") in the name of the
                                     Trustee or, in the case of any series
                                     including one or more classes of Notes, in
                                     the name of the Indenture Trustee for the
                                     benefit of the Certificate Owners and the
                                     Note Owners. All payments from Obligors
                                     that are received by the Servicer on behalf
                                     of each Trust will be deposited in the
                                     related Collection Account no later than
                                     one Business Day after receipt thereof.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, all payments from
                                     Obligors and all proceeds (net of
                                     reasonable expenses of collection)

                                   with respect to Liquidated Contracts
                                   ("Liquidation Proceeds") that are received by the Servicer will be deposited in the related Collection Account no later than one Business Day after receipt thereof. Unless otherwise specified in the related Prospectus Supplement, the Servicer will be permitted to use any alternative remittance schedule acceptable to the Rating Agencies (as defined below). See "Description of the Trust Documents--Collections."

Mandatory Purchase of Certain
 Contracts........................ With respect to each series of Securities,
                                   Green Tree will make certain
                                   representations and warranties relating to the Contracts held by the related Trust to the Trustee for the benefit of the related Trust and if such series of Securities includes one or more classes of Notes, the Trustee will assign its right to enforce such representations and warranties to the related Indenture Trustee as collateral for the Notes. The Trustee and the Indenture Trustee, if any, will be entitled to require that Green Tree repurchase any Contract if the interests of the Certificate Owners, the Note Owners, if any, or the related Trust therein are materially and adversely affected by a breach of any such representation or warranty (a "Repurchase
                                   Event"). See "Description of the Trust
                                   Documents--Sale and Assignment of the
                                   Contracts."

Optional Purchase of Contracts.... Unless otherwise specified in the related
                                   Prospectus Supplement, with respect to each series of Securities, the Seller or the Servicer may purchase all the
                                   Contracts held by the related Trust on any Distribution Date following the first Monthly Period as of which the Aggregate Principal Balance has declined to 10% or less (or such other percentage as may be specified in the related Prospectus Supplement) of the Cutoff Date Principal Balance, subject to certain provisions in the related Trust Documents. See "Description of the Trust Documents-- Termination."

Tax Status........................ If the Trust is structured as an owner trust, in the opinion of Counsel to the Seller, for federal and Minnesota income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. Each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust, the Notes and the Certificates are possible, but would not result in materially adverse tax consequences to Noteholders or Certificateholders. See "Certain Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" herein.

                                    If the Trust is structured as a grantor
                                    trust, in the opinion of Counsel to the
                                    Seller, for federal and Minnesota income tax purposes, the Trust will be classified as a grantor trust and not as an association which is taxable as a corporation. Each Certificateholder will be treated as the owner of an undivided interest in the Contracts and other Trust Property. See "Certain Federal Income Tax Consequences--Grantor Trust Series" and "Certain State Income Tax Consequences" herein.

ERISA Considerations .............. Subject to the considerations discussed under "ERISA Considerations" herein and in the related Prospectus Supplement, and unless otherwise specified in the related Prospectus Supplement, the Notes will be eligible for purchase by employee benefit plans. The related Prospectus Supplement will provide further information with respect to the eligibility of a class of Certificates for purchase by employee benefit plans. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Rating............................. As a condition of issuance, the Securities of each series offered pursuant to this
                                    Prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating agency (a "Rating Agency"). There is no assurance that the rating initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agency. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement in addition to the credit enhancement, if any, specified in the related Prospectus Supplement.

Registration of Certificates....... Unless otherwise specified in the related
                                    Prospectus Supplement, the Certificates and the Notes, if any, of each series will be registered in the name of Cede & Co., as the nominee of DTC, and will be available for purchase only in book-entry form on the records of DTC and participating members thereof. Certificates and Notes will be issued in definitive form only under the limited circumstances described herein. All references herein to "Holders" or "Certificateholders" or "Noteholders" shall reflect the rights of beneficial owners of Certificates (the "Certificate Owners") or of Notes ("Note Owners"), as the case may be, as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein or in the related Prospectus Supplement. See "Description of the Trust Documents--Book-Entry
                                      Registration."

                                 RISK FACTORS

CERTAIN LEGAL ASPECTS RELATING TO THE OWNERSHIP AND ENFORCEABILITY OF THE CONTRACTS

  With respect to each series of Securities, the transfer of the Contracts (other than the Home Improvement Contracts and the Home Equity Contracts) to the related Trust will be subject to the requirements of the Uniform Commercial Code (the "UCC") as in effect in Minnesota. The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts.

  Unless otherwise provided in the related Prospectus Supplement, Green Tree will hold the Contract Files, other than the Home Improvement Contract Files and the Home Equity Contract Files, on behalf of each Trust. The Contract Files relating to the Home Improvement Contracts (the "Home Improvement Contract Files") and the Contract Files relating to the Home Equity Contracts (the "Home Equity Contract Files") will be held by the Trustee or a custodian on its behalf. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Green Tree's possession. UCC financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts will be stamped or otherwise marked to indicate that such Contracts have been sold to the related Trust. Despite these precautions, if, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest
in) any of such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of such Trust's interest.

  Due to the administrative burden and expense, the documents reflecting Green Tree's security interest in the Products will not be amended to reflect the assignment of the security interests in the Products by Green Tree to the Trustee, nor will assignments to the Trustee of the mortgage securing any Home Equity Contract be recorded. In the absence of such an amendment, the Trustee may not have a perfected security interest in the Products, and, in the absence of such recordation of a mortgage assignment, the Trustee may not have a valid lien on the real estate securing any Home Equity Contracts. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Products. See "Description of the Trust Documents--Sale and Assignment of the Contracts" and "Certain Legal Aspects of the Contracts."

GREEN TREE'S EXPERIENCE WITH THE PRODUCTS

  Green Tree began originating and servicing retail installment contracts for recreational vehicles in 1985 and for motorcycles in 1988 but has less extensive underwriting and servicing experience with the other types of products financed by Contracts that will be included in a Trust. Green Tree's extensive experience in originating and servicing consumer financing contracts for certain types of products, including manufactured housing, may not be directly applicable to the servicing of consumer financing contracts secured by other types of products.

RISKS TO INVESTORS UPON ANY INSOLVENCY OF GREEN TREE

  Green Tree intends that any transfer of Contracts to the related Trust will constitute a sale, rather than a pledge of the Contracts to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of Green Tree or Green Tree as debtor-in-possession might argue that such sale of Contracts by Green Tree was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could cause the related Trust to experience a delay in or reduction of collections on the Contracts.

  A case decided by the United States Court of Appeals for the Tenth Circuit, Octagon Gas Systems, Inc. v. Rimmer, contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Contracts (other than the Home Improvement

Contracts and the Home Equity Contracts) constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If Green Tree were to become a debtor under any Insolvency Law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, a Trust could experience a delay in or reduction of collections on the Contracts.

SUBORDINATION OF CERTAIN CLASSES OF SECURITIES; LIMITED ASSETS

  To the extent specified in the related Prospectus Supplement, distributions of interest and principal on some or all classes of Securities of a series may be subordinated in priority of payment to interest and principal due on the Notes (if any) of such series and/or to distributions of interest and principal on other classes of Securities of such series. In addition, holders of certain classes of Securities of any series may have the right to take actions that are detrimental to the interests of the holders of Securities of certain other classes of Securities of such series. For example, holders of a class of more senior Securities may be entitled to instruct the Indenture Trustee or Trustee to liquidate the Trust Property when it is not in the interest of holders of more junior classes of Securities of such series to do so. Conversely, certain actions may require the consent of a majority of Security Owners of all classes of a series, which may mean that Security Owners of more junior classes can prevent the Security Owners of more senior classes of such series from taking action. Moreover, no Trust will have any significant assets or sources of funds other than the Contracts and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates of such series will represent interests solely in, the related Trust, and, except as specified in the related Prospectus Supplement, neither the Notes nor the Certificates of any such series will be insured or guaranteed by Green Tree, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for payment upon payments on the related Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, credit enhancement for a class of Securities of a series may cover one or more other classes of Securities of such series, and accordingly may be exhausted for the benefit of some classes and thereafter be unavailable for such other classes.

YIELD AND PREPAYMENT CONSIDERATIONS

  The weighted average life of the Securities will be reduced by full or partial prepayments on the Contracts. The Contracts will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Green Tree as a result of certain uncured breaches of the warranties made by it with respect to the Contracts, purchases by the Servicer as a result of certain uncured breaches of the covenants with respect to the Contracts made by it in the related Agreement, or Green Tree or the Servicer exercising its option to purchase all of the remaining Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the amounts paid to Securityholders in respect of principal on any Distribution Date will include all prepayments on the Contracts during the corresponding Monthly Periods. The Certificate Owners and the Note Owners will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY OF THE SECURITIES

  There is currently no market for the Securities of any series. Although Green Tree expects that the underwriters of any particular series will intend to make a secondary market for such Securities, they will have no obligation to do so. There can be no assurance that any such market will develop or, if it does develop, that it will provide Certificate Owners or Note Owners with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

  Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities--Book-Entry Registration."

                                  THE TRUSTS

  With respect to each series of Securities, Green Tree will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and the Notes, if any, of such series and distributing payments thereon.

  Each Certificate will represent a fractional undivided interest in, and each Note, if any, will represent an obligation of, the related Trust. The Trust Property of each Trust will include, among other things, (i) a Contract Pool;
(ii) all monies paid or payable thereon on or after the Cutoff Date (as specified in the related Prospectus Supplement); (iii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof); (iv) an assignment of the security interests of Green Tree in the Products securing the related Contracts and an assignment of the lien on the real estate securing the Home Equity Contracts; (v) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related Products or Obligors; and (vi) certain other rights under the related Trust Documents. See "The Contracts" and "Description of the Trust Documents-- Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Contracts from the Seller from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Contracts so purchased will be included in the related Contract Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

  The Servicer will service the Contracts held by each Trust and will receive fees for such services. See "Description of the Trust Documents--Servicing Compensation." Unless otherwise specified in the related Prospectus Supplement, Green Tree, on behalf of each Trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Contract and evidencing the security interest in the Product securing each Contract (the "Contract Files"), other than the Home Improvement Contract Files and the Home Equity Contract Files (which will be held by the Trustee or a custodian on its behalf). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota to give notice of such Trust's ownership of the related Contracts and the related Trust Property.

THE TRUSTEE

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the General Partner (if the related Trust is structured as an owner trust) or the Servicer or its successor (if the related Trust is structured as a grantor trust) will be obligated to appoint a successor trustee. The General Partner (if the related Trust is structured as an owner trust) or the Servicer (if the related Trust is structured as a grantor trust) may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the General Partner (if the related Trust is structured as an owner trust) or the Servicer (if the related Trust is structured as a grantor trust) will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                 THE CONTRACTS

  Each pool of Contracts with respect to a Trust (a "Contract Pool") will consist of retail installment sales contracts and promissory notes to finance the purchase of Products (described below), retail installment sales contracts and promissory notes financing home improvements ("Home Improvement Contracts"), and closed-end home equity loans ("Home Equity Contracts") (such retail installment sales contracts, promissory notes and Home Equity Contracts are referred to herein as the "Contracts"). Unless otherwise specified in the related Prospectus Supplement, no more than 50% of any Contract Pool will consist of Home Equity Contracts. The Contracts will be originated or purchased by Green Tree on an individual basis in the ordinary course of business. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable rate (the "Contract Rate").

  The Products financed by the Contracts included in a Contract Pool are expected to include all the types of consumer products Green Tree is then financing for retail customers (subject to the availability of such contracts and subject to any eligibility criteria specified in the Trust Documents). Currently, Green Tree provides financing for the purchase of motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; aircraft; and recreational vehicles. Any Trust whose Securities are offered pursuant to this Prospectus will include only Contracts secured by the foregoing types of Products, as well as Home Improvement Contracts and Home Equity Contracts of the type described herein. The types of Products securing a Contract Pool and the relative concentrations of each such type, together with a description of Home Improvement Contracts and Home Equity Contracts included in the Contract Pool, will be specified in the related Prospectus Supplement. Because Green Tree has less extensive experience in underwriting and servicing retail installment sales contracts for items such as the Products, Green Tree has no basis upon which to distinguish the expected delinquency, default or prepayment experience of Contracts secured by different types of Products. Similarly, Green Tree has limited experience in underwriting and servicing Home Improvement Contracts and Home Equity Contracts of the type that will be included in the Contract Pools.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  Green Tree is a Delaware corporation that, as of December 31, 1997, had stockholders' equity of approximately $1,332,140,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and provides credit to manufactured housing dealers for purposes of purchasing manufactured home inventory from manufacturers. Green Tree conducts its business throughout the United States through 50 manufactured housing offices, 80 home improvement locations and three regional wholesale lending centers, as well as centralized operations in St. Paul, Minnesota and Rapid City, South Dakota. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

PURCHASE OF CONTRACTS (OTHER THAN HOME IMPROVEMENT CONTRACTS AND HOME EQUITY CONTRACTS)

  Green Tree arranges to purchase certain contracts originated by dealers of Products located throughout the United States ("Dealers"). Green Tree's personnel contact dealers and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to utilize Green Tree's available customer financing, the dealer must make an application for dealer approval.

  All contracts that Green Tree purchases are written on forms provided or approved by Green Tree and are purchased on an individually approved basis in accordance with Green Tree's guidelines. The dealer submits the customer's credit application and purchase order to Green Tree's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment and certain other procedures. Green Tree's underwriting guidelines for consumer products focus primarily on the obligor's ability to repay the loan rather than the collateral value of the product financed. The maximum loan amount for an obligor will depend on a variety of factors, including the type of product, whether the product is new or used, the obligor's debt-to-income ratio, and the manufacturer's invoice price of the product (plus certain dealer-installed accessories, sales taxes, title fees, registration fees, and certain other items). For products other than aircraft and trucks, the maximum permissible debt-to-income ratio (based on the monthly loan payments) is between 55% and 65%, the maximum loan-to-invoice ratio (for new products) ranges from 100% to 125%, and the maximum loan-to-sales-price ratio (for used products) is typically 90% (subject to further limitation based on a standard assumed value for such a used product). Green Tree's underwriting guidelines for truck loans (other than a small number of loans made to corporate borrowers to finance the purchase of a fleet of trucks) emphasize the trucking experience of the obligor and the projected operating revenues of the truck, rather than the obligor's current income, because the obligor's income as owner-operator of the truck is generally expected to be the source of funds to make payments on the contract and because Green Tree believes that the obligor's past trucking experience is the best predictor of success as an owner-operator of the truck. With respect to some truck loans, Green Tree may allow the dealer to maintain collection responsibility with respect to the customers' payments and to remit such payments to Green Tree; if the customer should fail to make timely payment on the loan, the dealer remains obligated to make payment to Green Tree. Green Tree nevertheless requires that the customer meet Green Tree's underwriting standards, and Green Tree's records show the customer as the obligor on the loan. There is a risk, however, that insolvency or fraud on the part of the dealer could result in a loss on such truck loans. A loan for the purchase of an aircraft is generally subject to limitations of a 45% debt-to-income ratio and generally will not exceed $1,000,000, although loans of up to $10,000,000 may be made with senior management approval. Green Tree management may revise these guidelines from time to time, and the underwriting guidelines may be exceeded in certain cases with the approval of Green Tree management. Accordingly, some of the Contracts included in a Trust may not conform in all respects to the criteria described above. Green Tree will generally finance premiums for the term of the contract on optional credit life, accident and health and extended warranty insurance, up to 20% of the sales price of the Product, and may finance premiums for required physical damage insurance on the product. If the application meets Green Tree's guidelines and the credit is approved, Green Tree purchases the contract when the customer accepts delivery of the Product.

  Currently, Green Tree's consumer finance and equipment finance divisions finance the purchase of motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; aircraft; and recreational vehicles. The Products financed by Contracts included in any Trust whose Securities are offered pursuant to this Prospectus will include only the products listed above.

PURCHASE OF HOME IMPROVEMENT CONTRACTS

  Through its centralized loan processing operations in St. Paul, Minnesota, Green Tree arranges to purchase certain contracts from home improvement contractors located throughout the United States. Green Tree's regional sales managers contact home improvement contractors and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize Green Tree's available customer financing, the contractor must make an application for contractor approval. Green Tree has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Home Improvement Contracts to Green Tree. In addition, Green Tree has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. Green Tree also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to Green Tree. Green Tree occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that Green Tree originates are written on forms provided or approved by Green Tree and are purchased on an individually approved basis in accordance with Green Tree's guidelines. The contractor submits the customer's credit application and construction contract to Green Tree's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by Green Tree in June 1993. If Green Tree determines that the application meets Green Tree's underwriting guidelines and the credit is approved, Green Tree purchases the contracts from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, Green Tree follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by Green Tree include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. Green Tree may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  Substantially all of Green Tree's home improvement loans are securitized in pools of home improvement and home equity loans, which are not described in this Prospectus. The Home Improvement Contracts to be included in the Contract Pools described in this Prospectus will be those home improvement loans as to which, in accordance with Green Tree's underwriting guidelines, no mortgage on the improved real estate was filed to secure the Home Improvement Contract.

PURCHASE OF HOME EQUITY CONTRACTS

  Green Tree has originated closed-end home equity loans since January 1996. As of December 31, 1997, Green Tree had approximately $414,727,736 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, Green Tree markets its home equity lending directly to consumers using a variety of marketing techniques. Green Tree also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  Green Tree's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The Home Equity Contracts that Green Tree expects to include in each Contract Pool will tend to have a less favorable equity position and a more creditworthy borrower. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

  The homes used for collateral to secure the Home Equity Contracts may be either primary residential (which includes second and vacation homes) or investor owned one- to four-family homes, condominiums, townhouses or certain qualified manufactured housing. Generally, each home must have a minimum appraised value of $25,000. Agricultural, mixed-usage and multifamily properties are not accepted as collateral.

  For all Home Equity Contracts that are first mortgage loans, the applicant is required to obtain (a) property insurance in an amount sufficient to cover the Home Equity Contract, and (b) an ALTA title insurance policy or an attorney's opinion of title.

  Prior to funding a Home Equity Contract, the rescission period, to the extent provided for by the Home Ownership and Equity Protection Act, must have expired. Such rescission period may not be waived by the applicant except as permitted by law.

  For Green Tree's full documentation program, each mortgage applicant provides, and Green Tree personnel must verify, personal financial information. Applicants who are salaried employees must provide current employment information in addition to two recent years of employment history. Self-employed applicants must generally be self-employed in the same field for a minimum of two years, although self-employment for a period of no less than one year may be considered on a case-by-case basis. The self-employed applicant must provide signed copies of complete federal income tax returns for the most recent two years.

  For Green Tree's no-income-qualifier program, proof of at least one year's history of self-employment plus proof of current self-employed status is required. The applicant's debt-to-income ratio is calculated based on income as certified on the application and must be reasonable. No-income-verification Home Equity Contracts are also available to borrowers other than self-employed borrowers. The maximum loan amount and maximum loan-to-value ratio for the no-income qualifier and no-income-verification programs may not exceed $250,000 and 85%, respectively.

  Green Tree offers a streamlined underwriting process for applicants who have existing home equity contracts originated by Green Tree. In connection with these applications, (i) no appraisal will generally be required, although a Green Tree employee will visit the property to confirm that there has been no decline in the quality of the property or the neighboring area; and (ii) no verification of employment or income will generally be required, provided that the applicant had sufficient verified income (plus reasonable income growth) at the time of origination of the original home equity contract and that the applicant claims to be employed by the same employer. In each case, the underwriter has the discretion to obtain a new appraisal, verification of employment and verification of income. For such Home Equity Contracts that are first mortgage loans, Green Tree will conduct a title search and verify property insurance coverage.

  Substantially all Green Tree's Home Equity Contracts are securitized in pools of home improvement and home equity loans, which are not described in this Prospectus. The Home Equity Contracts to be included in the Contract Pools described in this Prospectus generally are those Home Equity Contracts which, for one or more reasons, Green Tree is not willing to represent to be "qualified mortgages" that may be included in a "real estate mortgage investment conduit" (as defined in the Internal Revenue Code of 1986, as amended).


LOSS AND DELINQUENCY INFORMATION

  Each Prospectus Supplement will include Green Tree's loss and delinquency experience with respect to its entire servicing portfolio of consumer product contracts and its portfolio of Home Improvement Contracts and Home Equity Contracts. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool.

RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1993 1994 1995 1996 1997
                                                        ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges..................... 4.81 7.98 7.90 5.44 3.94

                      YIELD AND PREPAYMENT CONSIDERATIONS

  Unless otherwise specified in the related Prospectus Supplement, many of the Contracts will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, and the remainder is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. Any interest shortfalls resulting from early payment or prepayment of a Contract will be funded by collections on other Contracts or, to the extent collections are insufficient, by payments under the applicable form of credit enhancement, if any, described in the related Prospectus Supplement.

  The Contracts will be prepayable, without premium or penalty, by Obligors at any time. Prepayments (or, for this purpose, equivalent payments to a Trust) also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by Green Tree due to breach of a representation or warranty, or as a result of Green Tree or the Servicer exercising its option to purchase the Contract Pool. See "Description of the Trust Documents." The rate of prepayments on the Contracts may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the Contracts will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Contracts. Certificateholders and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Certificates or the Notes, as the case may be.

                                  POOL FACTOR

  The "Certificate Pool Factor" for each class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the Certificate Balance with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution
Date), as a fraction of the Original Principal Balance of such Certificates. The "Note Pool Factor" for each class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Distribution Date (after giving effect to all distributions of principal on such Distribution
Date) as a fraction of the initial outstanding principal balance of such class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates or reductions in the outstanding principal balance of the applicable class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the related Certificateholders and Noteholders will receive periodic reports from the Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Trustee and the Indenture Trustee (if any) and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee and the Indenture Trustee (if any) at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each series of Securities will be used to pay to Green Tree the purchase price for the Contracts and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Green Tree will be used to pay its warehouse loans, and any additional proceeds will be added to Green Tree's general funds and used for its general corporate purposes.

                               THE CERTIFICATES

GENERAL

  With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to Trust Documents to be entered into between Green Tree, as Seller and as Servicer, and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

  The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Stripped Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Stripped Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                                   THE NOTES

GENERAL

  A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Stripped Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

  In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

THE INDENTURE

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

  Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders;
(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

  Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment, any place of payment where, or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the Final Scheduled Payment Date, if any, for such class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a Final Scheduled Payment Date, and then not until such Final Scheduled Payment Date for such class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Note Owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as

Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Note Owner or Certificate Owner.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or
(v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. Note Owners may receive such reports upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the address specified in the related Prospectus Supplement.

  Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. Green Tree may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, Green Tree will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

  Unless otherwise provided in the related Prospectus Supplement, the Securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note

Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

  With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, the Seller or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and the Seller, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) the Seller or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and
(iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

  DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

  Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

    (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

    (iii) the Certificate Balance and the Certificate Pool Factor for each class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

    (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

    (v) the Pass-Through Rate or Interest Rate for the next period for any class of Certificates or Notes with variable or adjustable rates;

    (vi) the amount of Advances made by the Servicer with respect to such Distribution Date, and the amount paid to the Servicer on such Distribution Date as reimbursement of Advances made on previous Distribution Dates;

    (vii) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any; and

    (viii) such other information as may be specified in the related Prospectus Supplement.

  Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. DTC will convey such information to its Participants, who in turn will convey such information to their related indirect participants in accordance with arrangements among DTC and such participants. Certificate Owners and Note Owners may receive such reports upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such information, from the Trustee, with respect to Certificate Owners, or from the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                      DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which Green Tree will sell and assign such Contracts to a Trust and the Servicer will agree to service such Contracts on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE CONTRACTS

  On the Closing Date, Green Tree will sell and assign to the Trust, without recourse, Green Tree's entire interest in the related Contracts and the proceeds thereof, including its security interests in the related Products and the mortgages securing any Home Equity Contracts. Each Contract transferred by Green Tree to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Contracts"). Concurrently with such sale and assignment, the Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller.

  Except as otherwise specified in the related Prospectus Supplement, Green Tree will make certain warranties in the Trust Documents with respect to each Contract as of the Closing Date, including that: (a) as of the Cutoff Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) for Contracts (other than Home Improvement Contracts and Home Equity Contracts) with an original balance greater than $7,500, the related Product is covered by insurance naming Green Tree as an additional insured party; (f) each Contract has been originated by a dealer (or home equity lender) or Green Tree in the ordinary course of such dealer's, home equity lender's, or Green Tree's business and, if originated by a dealer or home equity lender, was purchased by Green Tree in the ordinary course of business; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee pursuant to the Trust Documents or pursuant to the Notes or Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position in whole or in part or rescinded and the Product or real estate securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract (other than a Home Improvement Contract or a Home Equity Contract) creates a valid and enforceable first priority security interest in favor of Green Tree in the Product covered thereby and such security interest has been assigned by Green Tree to the Trustee, and each Home Equity Contract creates a valid and perfected lien on the related real estate; (k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by Green Tree to the Trustee, Green Tree had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee; (m) as of the Cutoff Date, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and Green Tree has not waived any of the foregoing; (n) as of the Closing Date there were, to the best of Green Tree's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Product securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract is a fully-amortizing loan and provides for level payments over the term of such Contract; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the Holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the Schedule of Contracts delivered to the Trustee is true and correct; and (r) there is only one original of each Contract (other than the copy in the possession of the Obligor).

  The warranties of Green Tree will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Contracts and other Trust Property to the Trust but will speak only as of the date made.

  Green Tree will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after Green Tree becomes aware, or should have become aware, or Green Tree's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of Green Tree in the Trust Documents that materially adversely affects the Trust's interest in any Contract if such breach has not been cured. The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. This repurchase obligation constitutes the sole remedy available to the Trust and the Securityholders for a breach of a representation or warranty under the Trust Documents with respect to the Contracts (but not with respect to any other breach by Green Tree of its obligations under the Trust Documents).

  Upon the purchase by Green Tree of a Contract due to a breach of a representation or warranty, the Trustee will convey such Contract and the related Trust Property to Green Tree.

CUSTODY OF CONTRACT FILES

  Unless otherwise specified in the related Prospectus Supplement, Green Tree initially will be appointed to act as custodian for the Contract Files of each Trust (other than the Home Improvement Contract Files and the Home Equity Contract Files). Prior to the appointment of any custodian other than Green Tree, the Trust and such institution specified in the related Prospectus Supplement shall enter into a custodian agreement pursuant to which such institution will agree to hold the Contract Files on behalf of the related Trust. Any such custodian agreement may be terminated by the Trust on 30 days' notice to such institution. The Home Improvement Contract Files and Home Equity Contract Files will be held by the Trustee or a custodian on its behalf.

  To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Green Tree's possession. UCC financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts that are in Green Tree's possession will be stamped or otherwise marked to indicate that such Contracts have been sold to the related Trust. Despite these precautions, if, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Contracts--Rights in the Contracts."

COLLECTIONS

  With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Trustee will establish and maintain for each series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any series including one or more classes of Notes, the Indenture Trustee will establish and maintain for each series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Collection Account, the Certificate Distribution Account (if
any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating such series of Notes and/or Certificates (a "Rating Agency") in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such series. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Contracts received by the Servicer after the Cutoff Date and on or prior to the second Business Day preceding the Closing Date.

  The Servicer will deposit all payments on the Contracts held by any Trust received directly by the Servicer from Obligors and all proceeds of Contracts collected directly by the Servicer during each Monthly Period into the Collection Account no later than one Business Day after receipt. Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Green Tree will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Contract to be purchased by it for breach of a representation or warranty.

  For any series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date for the Monthly Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Contract (other than late fees or certain other similar fees or charges) received during a Monthly Period and Purchase Amounts deposited with the Trustee prior to a Distribution Date will be applied first to any outstanding Monthly Advances made by the Servicer with respect to such Contract, and then to interest and principal on the Contract in accordance with the terms of the Contract.

SERVICING PROCEDURES

  The Servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Contracts owned or serviced by it, to collect all payments due with respect to the Contracts held by any Trust and, in a manner consistent with the Trust Documents, will follow its customary collection procedures with respect to secured consumer loans that it services for itself and others.

  Under the Trust Documents, the Servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any Product securing a Contract, or to begin foreclosure proceedings under a Home Equity Contract, with respect to which the Servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on such Contract. The Servicer is authorized to follow such of its normal collection practices and procedures as it deems necessary or advisable to realize upon any Contract. The Servicer may repossess and sell the Product securing such Contract at judicial sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Contracts." The Servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith. The proceeds of such realization (net of such expenses) will be deposited in the Collection Account at the time and in the manner described above under "--Collections."

  The Trust Documents will provide that the Servicer will indemnify and defend the Trustee, the Indenture Trustee, the Trust and the Securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, or in respect of any action taken or failed to be taken by the Servicer with respect to any portion of the Trust Property in violation of the provisions of the Trust Documents. The Servicer's obligations to indemnify the Trustee, the Indenture Trustee, the Trust and the Securityholders for the Servicer's actions or omissions will survive the removal of the Servicer but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION

  Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Servicer will be entitled to receive the Servicing Fee for each Monthly Period in an amount equal to the product of one-twelfth of the Servicing Rate and the Aggregate Principal Balance as of the first day of such Monthly Period. The Servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the Contracts or applicable law. Unless otherwise provided in the related Prospectus Supplement, the "Servicing Rate" will equal .75% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months. As long as Green Tree is the Servicer, the Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Contracts after the required distributions to Noteholders and Certificateholders. If Green Tree is no longer the Servicer, the Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Contracts prior to distributions to Certificateholders and Noteholders. Unless otherwise specified in the related Prospectus Supplement, a "Monthly Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.

  Green Tree, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders), except certain expenses incurred in connection with realizing upon the Contracts.

DISTRIBUTIONS

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, on the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Notes and Certificates for such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, the "Amount Available" for any Distribution Date will be equal to (i) the funds on deposit in the Collection Account at the close of business on the last day of the related Monthly Period, plus (ii) any Advances to be made by the Servicer with respect to delinquent payments, plus (iii) any Repurchase Amounts to be deposited by Green Tree with respect to Contracts to be repurchased due to a breach of a representation or warranty, minus (iv) any amounts paid by Obligors in the related Monthly Period, but to be applied in respect of a regular monthly payment due in a subsequent Monthly Period (an "Advance Payment"), minus (v) any amounts incorrectly deposited in the Collection Account.

  Except as otherwise specified in the related Prospectus Supplement, on each Distribution Date, prior to making distributions in respect of the Notes and Certificates, the Amount Available will be applied, first, if Green Tree is no longer the Servicer, to pay the servicing fee to the successor Servicer, and second, to reimburse the Servicer (including Green Tree) for any Advances made with respect to a prior Monthly Period and subsequently recovered and for any Advances previously made that the Servicer has determined are Uncollectible Advances.

ENHANCEMENT

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, enhancement for a class of Securities of a Series may cover one or more other classes of Securities in such Series, and accordingly may be exhausted for the benefit of a particular class and thereafter be unavailable to such other classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one class of Securities of a Series, Securityholders of any such class will be subject to the risk that such enhancement will be exhausted by the claims of Securityholders of other classes.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances each month of any scheduled payments on the Contracts included in a Trust that were due but not received during the prior Monthly Period. The Servicer will be entitled to reimbursement of an Advance from Available Funds in the Collection Account for the related Trust (i) when the delinquent payment is recovered by the Trust, or (ii) when the Servicer has determined that such Advance has become an Uncollectible Advance. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Collection Account for the related Trust.

EVIDENCE AS TO COMPLIANCE

  On or before March 31 of each year the Servicer will deliver to each Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of Contracts serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in such report. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

CERTAIN MATTERS REGARDING THE SERVICER

  Unless otherwise provided in the related Prospectus Supplement, Green Tree's appointment as Servicer under the related Trust Documents will continue until such time as it resigns or is terminated as Servicer, or until such time, if any, as a Servicer Termination Event shall have occurred under the related Trust Documents. The related Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the Trustee and the Indenture Trustee), that by reason of a change in legal requirements its performance of such duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer. No such resignation will become effective until a successor Servicer has assumed the servicing obligations and duties under the related Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, any corporation or other entity into which the Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or succeeds to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity assumes every obligation of the Servicer under each Trust Document, will be the successor to the Servicer under the related Trust Documents; provided, however, that (i) such entity is an Eligible Servicer, and (ii) immediately after giving effect to such transaction, no Servicer Termination Event and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing.

INDEMNIFICATION AND LIMITS ON LIABILITY

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

  The Servicer may, with the prior consent of the Trustee and the Indenture Trustee, if any, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

SERVICER TERMINATION EVENTS

  Except as otherwise specified in the related Prospectus Supplement, Servicer Termination Events under the Trust Documents will include (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Noteholders or to the Trustee for distribution to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents that materially and adversely affects the interests of Securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; and (v) the Servicer is no longer an Eligible Servicer (as defined in the Trust Documents). Notice as used herein shall mean notice to the Servicer by the Trustee, the Indenture Trustee, if any, or Green Tree, or to Green Tree, the Servicer, the Indenture Trustee, if any, and the Trustee by the holders of Securities representing interests aggregating not less than 25% of the outstanding principal balance of the Securities issued by such Trust.

  Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Trustee, the Indenture Trustee (if any), or the holders of at least 25% in aggregate principal balance of the outstanding Securities issued by such Trust, by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Trustee, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Trustee or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

  On and after the time the Servicer receives a notice of termination, the Trustee or other successor Servicer specified in the related Prospectus Supplement (the "Backup Servicer") will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust Documents. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Trust Documents.

  Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee (if any) will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register and to each Rating Agency.

AMENDMENT

  Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Trustee and the Indenture Trustee, if any, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to Green Tree or the Servicer) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by Green Tree, the Servicer and the Trustee and the Indenture Trustee (if any), and a Certificate Majority and a Note Majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

  The obligations created by the Trust Documents will terminate upon the date calculated as specified in the Trust Documents, generally upon (i) the later of the final payment or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon repossession of any Product and (ii) the payment to the Securityholders of all amounts held by the Servicer or the Trustee and required to be paid to the Securityholders pursuant to the Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Securities, in order to avoid excessive administrative expense, Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Monthly Period as of the last day of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cutoff Date Principal Balance, all remaining Contracts in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

  If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes (if any) and prepayment of the Certificates following the winding-up of the affairs of the related Trust, unless within such 90 days the remaining General Partner, if any, and holders of a majority of the Certificates of such series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the former General Partner, and the Owner Trustee is able to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes (if any), to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

THE TRUSTEE

  The Trustee or Owner Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus Supplement (or, if no such General Partner is specified, the Servicer) may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE TRUSTEE

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Contracts or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Contracts prior to deposit in the related Collection Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

ADMINISTRATOR

  If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS
                      (OTHER THAN HOME EQUITY CONTRACTS)

RIGHTS IN THE CONTRACTS

  The Contracts (other than the Home Improvement Contracts and the Home Equity Contracts) are "chattel paper" as defined in the UCC as in effect in the State of Minnesota. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession or by filing a UCC-1 financing statement in the state where the seller's principal executive office is located. Accordingly, financing statements covering the Contracts will be filed by Green Tree in Minnesota.

  The Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of each Trust's interest in the related Contracts and the proceeds thereof. Green Tree will warrant in the Trust Documents with respect to the Contracts held by the related Trust and the Trustee will pledge the right to enforce such warranty to the Indenture Trustee as collateral for the Notes, if any, that, as of the Closing Date, such Contracts have not been sold, pledged or assigned by Green Tree to any other person, and that it has good and indefeasible title thereto and is the sole owner thereof free of any Liens and that, immediately upon the transfer of the Contracts to such Trust pursuant to the related Trust Document, the Trust will have good and indefeasible title to and will be the sole owner of the Contracts, free of any Liens. In the event of an uncured breach of any of such warranties in the Trust Documents that materially and adversely affects the related Trust's, Certificateholders' or Noteholders' interest in any Contract (a "Repurchase Event"), Green Tree will be obligated to repurchase such Contract.

  Unless otherwise provided in the related Prospectus Supplement, Green Tree will hold the Contract Files on behalf of each Trust. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Green Tree's possession. UCC financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts will be stamped or otherwise marked to indicate that such Contracts have been sold to the related Trust. Despite these precautions, if, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of such Trust's interest. See "Description of the Trust Documents--Custody of Contract Files."

SECURITY INTERESTS IN THE PRODUCTS (OTHER THAN AIRCRAFT)

  Security interests in some Products must be perfected by notation of the secured party's lien on the certificate of title or by actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. Security interests in certain other Products must be perfected by the filing of a UCC financing statement, naming the Obligor as debtor and Green Tree as secured party. Purchase money security interests in Products that are "consumer goods" (as defined in the UCC) are deemed perfected under some states' laws when the contract is executed and Green Tree has advanced the purchase price of the goods. The practice of Green Tree is to take such action as is required to perfect its security interest under the laws of the state in which the Product is located. In the event of clerical errors, administrative delays or otherwise, such actions may not have been taken with respect to a Product and such security interest may be subordinate to the interests of, among others, subsequent purchasers of the Products, holders of perfected security interests in the Product, and the trustee in bankruptcy of the Obligor. Likewise, where Green Tree did not file a UCC financing statement because its security interest was perfected as a purchase money security interest in "consumer goods," (i) such security interest may be deemed not to be perfected if the Product were ultimately determined not to be "consumer goods," and (ii) a subsequent purchaser of the Product may acquire the Product free of Green Tree's security interest. Such events would, however, give rise to a Repurchase Event and obligate Green Tree to repurchase the affected Contract if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

  Pursuant to the related Trust Document, Green Tree will assign the security interests in the Products to the Owner Trustee on behalf of the related Trust. However, because of the administrative burden and expense that would be entailed in doing so, none of Green Tree, the Seller, the Trustee or the Servicer will be required, except to the extent provided below, to amend the certificates of title or UCC financing statements to identify the Trustee as the new secured party and, accordingly, Green Tree will continue to be named as the secured party on the certificates of title or UCC financing statements relating to the Products. The Servicer will be required to note the interest of the related Trust on the certificates of title for the Products or to amend the UCC financing statements only upon a Servicer Termination Event. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title or financing statement, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by state recording officials, the notation of the lien of Green Tree on the certificate of title or the UCC financing statement should be sufficient to protect the related Trust against the rights of subsequent purchasers of a Product or subsequent lenders who take a security interest in the related Product. However, in the absence of such an amendment, the security interest of the related Trust in the related Products might be defeated by, among others, the trustee in bankruptcy of Green Tree or the Obligor. However, such failure would give rise to a Repurchase Event and obligate Green Tree to repurchase the affected Contract if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

  In most states, a perfected security interest in a Product subject to certificate of title or a financing statement continues for four months after the Product is moved to a different state and thereafter until the owner re-registers the Product in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a Product. Accordingly, the secured party must surrender possession if it holds the certificate of title to such Product. In the case of Products registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related Product, the secured party should receive notice of surrender if the security interest in the Product is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the Product in the state of relocation. In states that do not require a certificate of title for registration of a Product, re-registration could defeat perfection.

  In the ordinary course of servicing its secured consumer contract portfolio, it is the practice of Green Tree to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Product subject to a certificate of title, Green Tree must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related Contract before release of the lien.

  Under the laws of most states, liens for repairs performed on a Product and liens for unpaid taxes take priority over even a perfected security interest in a Product. Green Tree in the related Trust Document will represent that, immediately prior to the sale, assignment and transfer thereof to the related Trust, each Contract held by such Trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of Green Tree, as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a Contract. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles and certain other consumer products by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated product. No notice will be given to the Owner Trustee, Indenture Trustee, Certificateholders or Noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Certificates and Notes, neither Green Tree nor the Servicer will be required to repurchase or purchase the related Contract.

SECURITY INTERESTS IN AIRCRAFT

  In order for a valid security interest in a United States-registered aircraft to be perfected against third parties, including a trustee in bankruptcy of the borrower, it must be perfected in accordance with the Federal Aviation Act. The UCC has been preempted by the Federal Aviation Act with respect to the method and location of filing against goods such as aircraft, engines, propellers, appliances and certain spare parts to the extent that it is possible to record against them at the Federal Aviation Administration ("FAA") Aircraft Registry located in Oklahoma City, Oklahoma (the "Registry").

  Security interests perfected by filing with the Registry may nevertheless be subject to (1) purchase money security interests which may be filed up to ten days (21 days in some states) after a debtor receives possession and which will then have, in most states, priority in the aircraft (unless it is property held as inventory) over a conflicting security interest in the same aircraft and (2) the rights of buyers in the ordinary course of business from persons in the business of selling goods of that kind.

  Exceptions also include possessory mechanic's and storage liens, which may or may not need to be filed and which usually have priority over a mortgage, whether or not such liens are incurred before or after the mortgage is recorded. Non-possessory mechanic's liens, which exist under many state laws, probably do not take priority over mortgages previously filed with the Registry. If provided for by state law, a non-possessory mechanic's lien on an aircraft may be filed at the Registry.

  Federal tax liens are filed according to Federal law in the appropriate location in each state and cannot be filed at the Registry. When so filed, Federal tax liens can have priority over subsequent FAA recorded mortgages in aircraft with many exceptions, including the exception of a purchase money security interest. It is an open issue whether unrecorded liens arising out of FAA penalties have priority over filed security interests in a registered aircraft.

  The principal effect of recordation is that each mortgage or other conveyance that is filed with the Registry for recordation affecting the applicable aircraft, engine, propeller, appliance or spare parts (so long as they are maintained at any designated locations) is valid and perfected from the time of filing as to all persons with whatever priority is given by state law. If not filed for recordation, such a mortgage or other conveyance will not be valid against third persons except persons having actual notice thereof. The date of filing for recordation at the Registry is the date of perfection of the mortgage or other conveyance, even though recordation by the Registry may not occur for several weeks or months after delivery to the Registry. The case law is not clear as to the effect of a rejection of the documents when they are examined by the Registry several weeks after filing. The usual practice is to retain expert FAA counsel to ensure, among other things, that the documents are in due form for recording, that the record is free and clear of liens and that the documents are filed correctly. Title companies are also available to check the FAA records and file documents.

  If the aircraft is not registered with the Registry, under the UCC, the perfection and effect of perfection of the mortgage or any security interest in other collateral would be governed by the law (including the conflict of laws rules) of the jurisdiction in which the debtor is located.

REPOSSESSION

  In the event of default by an Obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by Green Tree in most cases and is accomplished simply by taking possession of the Product. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the Product must then be repossessed in accordance with that order. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a Product, including a wrongful repossession conducted by an agent of the secured party. In many states, a Product may be repossessed without notice to the Obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation (less any unaccrued finance charges) plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of Products generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the related Contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. Green Tree generally seeks to recover any deficiency existing after repossession and sale of a Product.

  Occasionally, after resale of a repossessed Products, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien with respect to the Product, if proper notification of demand for proceeds is received prior to distribution, or, if no such lienholder exists, to remit the surplus to the former owner of the Product.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  The Relief Act imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a Product subject to an installment sales contract or a promissory note entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

  Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

  In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of retail installment contracts and promissory notes pursuant to which purchasers finance the acquisition of consumer products. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of a consumer product. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the related Trust, to enforce consumer finance contracts such as the Contracts. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

  The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions (and certain related lenders and their assignees) to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each Trust, as assignee of the related Contracts, will be subject to claims or defenses, if any, that the purchaser of the related Product may assert against the seller of such Product.

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

  Green Tree will warrant in the related Trust Document that as of the date of origination each Contract held by the related Trust complied with all requirements of applicable law in all material respects. Accordingly, if such Trust's interest in a Contract were materially and adversely affected by a violation of any such law, such violation would constitute a Repurchase Event and would obligate Green Tree to repurchase the Contract unless the breach were cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing collateral, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the collateral at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

              CERTAIN LEGAL ASPECTS OF THE HOME EQUITY CONTRACTS

MORTGAGES AND DEEDS OF TRUST

  The Home Equity Contracts will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Home Equity Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust (and therefore the Securityholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Home Equity Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although Green Tree generally does not cure defaults under a senior mortgage or deed of trust, it is Green Tree's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in Green Tree's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Green Tree, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

SUBORDINATE FINANCING

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Home Equity Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Home Equity Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Securityholders.

SECOND OR THIRD MORTGAGES

  The Home Equity Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Trust as the holder of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Home Equity Contract. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

RIGHTS OF REDEMPTION

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Internal Revenue Code and the Bankruptcy Code provide priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Home Equity Contracts included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under the Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Home Equity Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the related Trust Document, late charges (to the extent permitted by law and not waived by Green Tree) will be retained by Green Tree as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

"DUE-ON-SALE" CLAUSES

  All of the Home Equity Contract documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Home Equity Contracts) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Home Equity Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including
(i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number Home Equity Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Home Equity Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Home Equity Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Home Equity Contracts and the number of Home Equity Contracts which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. Green Tree will represent and warrant in each Trust Document that all Home Equity Contracts comply with any applicable usury limitations.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, Green Tree has not made and will not make such evaluations prior to the origination of the Home Equity Contracts. Neither Green Tree nor any replacement Servicer will be required by any Trust Document to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Green Tree does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, Green Tree will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related Trust.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Home Equity Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Home Equity Contracts, would result in a reduction of the amounts distributable to the Securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Home Equity Contract which goes into default, there may be delays in payment on the Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Home Equity Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the Securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Securities.

  Dorsey & Whitney LLP, counsel to the Seller, has delivered an opinion regarding certain federal income tax matters discussed below. Counsel to the Seller identified in the related Prospectus Supplement ("Counsel") will deliver an opinion regarding tax matters applicable to each Series of Securities. Such an opinion, however, is not binding on the Internal Revenue Service (the "Service") or the courts. The opinion of Counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also will state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Service.

  Many aspects of the federal tax treatment of the purchase, ownership and disposition of the Securities of any series will depend upon whether the Trust created with respect to such series is structured as an owner trust (treated as a partnership for federal income tax purposes) or as a grantor trust. The Prospectus Supplement for each series of Securities will indicate whether the Trust created for such series will be treated as a partnership or as a grantor trust. The following discussion deals first with series with respect to which the Trust has been structured as an owner trust (treated as a partnership), and then with series with respect to which the Trust has been structured as a grantor trust.

OWNER TRUST SERIES

TAX STATUS OF THE TRUST

  With respect to each series of Securities which includes both Notes and Certificates, Counsel will deliver its opinion that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Counsel, the Trust itself will not be subject to federal income tax but, instead, each Certificateholder will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or Service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of this discussion.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

TAX CONSEQUENCES TO NOTEHOLDERS

  Treatment of the Notes as Indebtedness. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Counsel will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  Interest Income on the Notes. Interest on the Notes will be taxable as ordinary interest income when received by Noteholders utilizing the cash-basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Under the applicable regulations, the Notes would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

  While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Notes are not deemed to be "qualified stated interest" because the Notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the Trust will treat interest payments on the Notes as qualified stated interest under the OID regulations. If the Notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Notes would be includible in the income of Noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes were not materially different from its coupon, this treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

  A Noteholder must include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

  Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the Notes to the extent that the amount of such payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

  Amortizable Bond Premium. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a Note will be treated as an offset to interest income on such Note, and a Noteholder's deduction for amortizable bond premium with respect to a Note will be limited in each year to the amount of interest income derived with respect to such Note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

  Disposition of Notes. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the Note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

  Backup Withholding. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

  On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards, and will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of Counsel, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS

  Treatment of the Trust as a Partnership. The Seller, the General Partner and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partner, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the General Partner, the Seller and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of the Contracts.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) Prepayment Premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any such excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the General Partner. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the

Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($121,000 in 1997, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Contracts may exceed the remaining principal balance of the Contracts at the time of purchase. If the Trust is deemed to acquire the Contracts at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Contracts or to include any such discount in income currently as it accrues over the life of the Contracts. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Contract-by-Contract basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the

Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders. The General Partner is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. Pursuant to an administration agreement (the "Administration Agreement"), the Trustee will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

  Green Tree or a subsidiary identified in the related Prospectus Supplement will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "Tax Consequences to Noteholders--Backup Withholding."

GRANTOR TRUST SERIES

TAX STATUS OF THE TRUST

  With respect to each series of Securities which includes only Certificates, unless otherwise specified in the related Prospectus Supplement, Counsel will deliver its opinion that the Trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. The Trust will be classified as a trust regardless of whether the Seller is considered to retain an interest in the Contracts, as discussed below. While such a retained interest might be viewed as a second class of beneficial interest in the Trust and Treasury Regulations Section 301.7701-4(c) generally provides that an investment trust with more than one class of ownership interest will be classified as an association taxable as a corporation or a partnership, that regulation would treat the Trust as a grantor trust because there will be no power under the Pooling and Servicing Agreement to vary the investment of the Certificateholders, the purpose of the Trust will be to facilitate direct investment in the Contracts, and the existence of multiple classes of ownership interests in the Trust will be incidental to that purpose.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS

  Because the Trust will be classified as a grantor trust, each Certificateholder (including any holder of a subordinated Certificate) will, in the opinion of Counsel, be treated for federal income tax purposes as the owner of an undivided interest in the Contracts and other Trust Property. Accordingly, subject to the discussion below of certain limitations on deductions and the "stripped bond" rules of the Code, each Certificateholder must report on its federal income tax return its pro rata share of the entire income from the Contracts and other Trust Property, and may deduct its pro rata share of the fees paid by the Trust, at the same time as such items would be reported under the Certificateholder's tax accounting method if it held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. A Certificateholder's share of expenses of the Trust will be miscellaneous itemized deductions subject to certain limits on deductibility. See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Certificateholders--Partnership Taxation."

  A purchaser of a Certificate will be treated as purchasing an interest in each Contract in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Contracts in proportion to their fair market values at the time of purchase of the Certificate. To the extent that the portion of the purchase price of a Certificate allocated to a Contract is greater than or less than the portion of the principal balance of the Contract allocable to the Certificate, that interest in the Contract will be deemed to have been acquired with premium or discount, respectively. See the discussions above under "OWNER TRUST SERIES--Tax Consequences to Noteholders--Market Discount" and "--Amortizable Bond Premium."

  The treatment of any discount will depend on whether the discount represents original issue discount or market discount. It is not anticipated that the Contracts will have original issue discount, unless they are subject to the "stripped bond" rules of the Code described below. If the Contracts are subject to the stripped bond rules of the Code, the market discount rules discussed above may not apply.

  Subordinated Certificates. If the subordinated Certificateholders receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the subordinated Certificates, holders of subordinated Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the senior Certificateholders an amount equal to such Shortfall Amount, and (iii) retained the right to reimbursement of such amounts to the extent available from future collections on the Contracts.

  Under this analysis, (a) subordinated Certificateholders would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the senior Certificateholders, (b) a loss would only be allowed to the subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss), and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to subordinated Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

  Under current Service interpretations of applicable Treasury Regulations, the Seller would be able to sell or otherwise dispose of any subordinated Certificates. Accordingly, the Seller may offer subordinated Certificates for sale to investors.

  Stripped Certificates. Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iii) if Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "OWNER TRUST SERIES--Tax Consequences to Noteholders--Interest Income on the Notes" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by the holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. Under rules similar to those provided in Rev. Proc. 91-49, applicable only to mortgages secured by real property, a Certificateholder may be required to account for any discount on a Stripped Certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Certificate was treated as zero under the original issue discount de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts.

  When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. In addition, if a Trust issues more than one class of Certificates with different Pass-Through Rates, a holder of such a Certificate may be treated as the owner of a stripped bond with a rate equal to the lowest such Pass-Through Rate and a stripped coupon representing the excess, if any, of the Pass-Through Rate on such Certificate over the lowest Pass-Through Rate. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The Servicing Fee to be received by the Servicer and the fee for the enhancement, if any, provided with respect to a series of Certificates may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Disposition of Certificates. If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Noteholders-- Disposition of Notes."

  Foreign Holders. Generally, interest paid to a Certificateholder who is a nonresident alien individual or a foreign corporation and who does not hold the Certificates in connection with a United States trade or business will be treated as "portfolio interest." See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Noteholders--Foreign Holders."

TAX ADMINISTRATION AND REPORTING

  The Trustee will furnish to each Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Servicer and such other factual information as the Seller deems necessary to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Certificates.

BACKUP WITHHOLDING

  Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

OWNER TRUST SERIES

  If the Notes are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Notes.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificateholders). Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

GRANTOR TRUST SERIES

  If the Trust is treated as a grantor trust for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a grantor trust for Minnesota income tax purposes. The Trust therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the Trust. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the Trust.

  Because state tax laws vary, it is not possible to describe the tax consequences to the Noteholders and Certificateholders in all of the states. Noteholders and Certificateholders are therefore urged to consult their own tax advisors with respect to the state tax treatment of the Notes and Certificates and income derived therefrom.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A Benefit Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

  Each Underwriting Agreement will provide that Green Tree will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

  The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

  Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for the Seller by the counsel for the Seller identified in the applicable Prospectus Supplement. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by Brown & Wood LLP, New York, New York.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND ANY INFOR-MATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GREEN TREE OR ANY UNDERWRITER. THIS PROSPEC-TUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THE PROSPECTUS SUPPLEMENT RE-LATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GREEN TREE OR THE TRUST SINCE THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                             Prospectus Supplement

Reports to Certificateholders..............................................  S-2
Summary of the Terms of the Certificates...................................  S-3
Risk Factors............................................................... S-14
The Trust.................................................................. S-14
The Contract Pool.......................................................... S-15
Yield and Prepayment Considerations........................................ S-21
Description of the Certificates............................................ S-23
Certain Federal and State Income Tax Consequences.......................... S-31
ERISA Considerations....................................................... S-31
Underwriting............................................................... S-33
Legal Matters.............................................................. S-34
                                PROSPECTUS
Available Information......................................................    3
Reports to Securityholders.................................................    3
Incorporation of Certain Documents by Reference............................    3
Prospectus Summary.........................................................    4
Risk Factors...............................................................   13
The Trusts.................................................................   15
The Contracts..............................................................   16
Green Tree Financial Corporation...........................................   16
Yield and Prepayment Considerations........................................   19
Pool Factor................................................................   20
Use of Proceeds............................................................   21
The Certificates...........................................................   21
The Notes..................................................................   22
Certain Information Regarding the Securities...............................   26
Description of the Trust Documents.........................................   29
Certain Legal Aspects of the Contracts.....................................   38
Certain Legal Aspects of the Home Equity Contracts.........................   43
Certain Federal Income Tax Consequences....................................   51
Certain State Income Tax Consequences......................................   61
ERISA Considerations.......................................................   62
Plan of Distribution.......................................................   62
Legal Matters..............................................................   63
Experts....................................................................   63

                               -----------------

 FOR 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECT-ING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DIS-TRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          $500,000,000 (APPROXIMATE)


                              SELLER AND SERVICER

                           GREEN TREE RECREATIONAL,
                             EQUIPMENT & CONSUMER
                                 TRUST 1997-C

$422,500,000 (APPROXIMATE) 6.49% CERTIFICATES, CLASS A-1
$ 26,250,000 (APPROXIMATE) 6.58% CERTIFICATES, CLASS A-2
$ 17,500,000 (APPROXIMATE) 6.66% CERTIFICATES, CLASS A-3
$ 16,250,000 (APPROXIMATE) 6.88% CERTIFICATES, CLASS A-4
$ 17,500,000 (APPROXIMATE) 6.75% CERTIFICATES, CLASS B

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                              MERRILL LYNCH & CO.

                                LEHMAN BROTHERS

                                MORGAN STANLEY
                                  DEAN WITTER

                               SEPTEMBER 8, 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------